FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207361-10

November 13, 2018 CSAIL 2018-C14Commercial Mortgage TrustFree Writing Prospectus Structural and Collateral Term SheetCredit Suisse Commercial Mortgage Securities Corp.as DepositorCommercial Mortgage Pass-Through Certificates Series 2018-C14Column Financial, Inc. Natixis Real Estate Capital LLCArgentic Real Estate Finance LLC Rialto Real Estate Fund III Debt, LPLadder Capital Finance LLCas Sponsors and Mortgage Loan SellersCredit SuisseNatixisCo-Lead Manager and Joint BookrunnerCo Lead Manager and Joint Bookrunner -THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-207361) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.

STATEMENT REGARDING ASSUMPTIONS AS TO

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and neither Credit Suisse Securities (USA) LLC nor the other underwriters (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you prior to the time of sale, including as part of the Preliminary Prospectus referred to herein relating to the CSAIL 2018-C14 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Free Writing Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the assumptions used in preparing the Computational Materials, or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this Free Writing Prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings(1) (Fitch/KBRA/Moody’s)	Approximate Initial Certificate Principal Balance or Notional Amount(2)(3)	Approximate Initial Available Certificate Principal Balance or Notional Amount(2)(3)	Approximate Initial Retained Certificate Principal Balance or Notional Amount(2)(3)(4)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(5)	Expected Principal Window(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield(7)
A-1	AAAsf/AAA(sf)/Aaa(sf)	$14,923,000	$14,176,000	$747,000	30.000%(8)	2.79	1 - 54	41.5%	16.8%
A-2	AAAsf/AAA(sf)/Aaa(sf)	$95,533,000	$90,756,000	$4,777,000	30.000%(8)	4.79	54 - 59	41.5%	16.8%
A-3	AAAsf/AAA(sf)/Aaa(sf)	(3)	(3)	(3)	30.000%(8)	(3)	(3)	41.5%	16.8%
A-4	AAAsf/AAA(sf)/Aaa(sf)	(3)	(3)	(3)	30.000%(8)	(3)	(3)	41.5%	16.8%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$23,092,000	$21,937,000	$1,155,000	30.000%(8)	6.78	59 - 102	41.5%	16.8%
X-A(2)	AAAsf/AAA(sf)/Aa1(sf)	$608,480,000	$578,054,000	$30,426,000	N/A	N/A	N/A	N/A	N/A
X-B(2)	A-sf/AAA(sf)/NR	$70,284,000	$66,768,000	$3,516,000	N/A	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/Aa3(sf)	$69,320,000	$65,854,000	$3,466,000	21.000%	9.88	119 - 119	46.9%	14.8%
B	AA-sf/AA(sf)/NR	$35,623,000	$33,841,000	$1,782,000	16.375%	9.88	119 - 119	49.6%	14.0%
C	A-sf/A(sf)/NR	$34,661,000	$32,927,000	$1,734,000	11.875%	9.88	119 - 119	52.3%	13.3%

Privately Offered Certificates(9)

Class	Expected Ratings(1) (Fitch/KBRA/Moody’s)	Approximate Initial Certificate Principal Balance or Notional Amount(2)(3)	Approximate Initial Available Certificate Principal Balance or Notional Amount(2)(3)	Approximate Initial Retained Certificate Principal Balance or Notional Amount(2)(3)(4)	Approximate Initial Credit Support	Expected Weighted Avg. Life (years)(5)	Expected Principal Window(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield(7)
X-F(2)	BB-sf/BB+(sf)/NR	$18,293,000	$17,378,000	$915,000	N/A	N/A	N/A	N/A	N/A
X-G(2)	B-sf/BB-(sf)/NR	$7,702,000	$7,316,000	$386,000	N/A	N/A	N/A	N/A	N/A
X-NR(2)	NR/NR/NR	$27,921,731	$26,525,000	$1,396,731	N/A	N/A	N/A	N/A	N/A
D	BBBsf/BBB+(sf)/NR	$21,181,000	$20,121,000	$1,060,000	9.125%	9.88	119 - 119	53.9%	12.9%
E	BBB-sf/BBB(sf)/NR	$16,367,000	$15,548,000	$819,000	7.000%	9.88	119 - 119	55.2%	12.6%
F	BB-sf/BB+(sf)/NR	$18,293,000	$17,378,000	$915,000	4.625%	9.94	119 - 120	56.6%	12.3%
G	B-sf/BB-(sf)/NR	$7,702,000	$7,316,000	$386,000	3.625%	9.96	120 - 120	57.2%	12.2%
NR	NR/NR/NR	$27,921,731	$26,525,000	$1,396,731	0.000%	9.96	120 - 120	59.3%	11.7%

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate certain of the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-B, X-F, X-G and X-NR Certificates (the “Class X Certificates”), the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated November 13, 2018 (the “Preliminary Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	Approximate, subject to a variance of plus or minus 5% and subject to footnote 3 below. In addition, the notional amount of each class of the Class X Certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass through rate of such class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the Closing Date.

(3)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective approximate initial certificate balances, assumed final distribution dates, weighted average lives and expected principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $405,612,000, subject to a variance of plus or minus 5%.The Approximate Initial Retained Certificate Principal Balance related to the Class A-3 and Class A-4 certificates will be an amount equal to no less than 5.0% of the Initial Certificate Principal Balance of such class.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$75,000,000 - $175,000,000	August 2028 / September 2028	9.40 / 9.60	102 - 117 / 102 - 118
Class A-4	$230,612,000 - $330,612,000	October 2028 / October 2028	9.80 / 9.79	118 - 119 / 117 - 119

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(4)	On the Closing Date, the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table under “Approximate Initial Retained Certificate Principal Balance or Notional Amount” are expected to be sold by the Underwriters and Initial Purchasers to RREF (or a majority-owned affiliate thereof) as described in “Credit Risk Retention” in the Preliminary Prospectus.

(5)	Assumes 0% CPR / 0% CDR and a November 28, 2018 closing date. Based on “Modeling Assumptions” as described in the Preliminary Prospectus. Capitalized terms used but not defined herein have the meanings ascribed to them in the Preliminary Prospectus.

(6)	The “Certificate Principal to Value Ratio” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of such class of certificates and all classes of principal balance certificates senior to such class of certificates and the denominator of which is the total initial certificate principal balance of all of the principal balance certificates. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(7)	The “Underwritten NOI Debt Yield” for any class (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial certificate principal balance of all of the classes of principal balance certificates divided by the total initial certificate principal balance for such class and all classes of principal balance certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates is calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(8)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are represented in the aggregate.

(9)	The Class Z and Class R certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Summary of Transaction Terms

Securities:	$770,228,731 monthly pay, multi-class, commercial mortgage REMIC pass-through certificates.
Managers and Bookrunners:	Credit Suisse Securities (USA) LLC and Natixis Securities Americas LLC, as Co-Lead Managers and Joint Bookrunners.
Mortgage Loan Sellers:	Column Financial, Inc. (“Column”) (31.1%), Natixis Real Estate Capital LLC (“Natixis”) (22.1%), Argentic Real Estate Finance LLC (“AREF”) (20.7%), Rialto Real Estate Fund III – Debt, LP (“RREF”) (14.2%) and Ladder Capital Finance LLC (“LCF”) (11.9%).
Master Servicer:	Wells Fargo Bank, National Association.
Special Servicer:	Rialto Capital Advisors, LLC.
Directing Certificateholder:	RREF III-D CS 2018-C14, LLC.
Trustee:	Wilmington Trust, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by RREF, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.
EU Credit Risk Retention:	None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements.
Closing Date:	On or about November 28, 2018.
Cut-off Date:	With respect to each mortgage loan, the respective due date for the monthly debt service payment that is due in November 2018 (or, in the case of any mortgage loan that has its first due date after November 2018, the date that would have been its due date in November 2018 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).
Distribution Date:	The 4th business day following each Determination Date, commencing in December 2018.
Determination Date:	11th day of each month, or if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in December 2018.
Rated Final Distribution Date:	The Distribution Date in November 2051.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-F, Class X-G, Class X-NR, Class D, Class E, Class F, Class G, Class NR and Class R certificates (the “Privately Offered Certificates”) and the Class Z certificates will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	1% clean-up call.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be available on Bloomberg Financial Markets, L.P., CMBS.com, Inc., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, RealINSIGHT and BlackRock Financial Management, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”)(1):	$770,228,732
Number of Mortgage Loans:	44
Number of Mortgaged Properties:	65
Number of Crossed Mortgage Loans(2):	2
Crossed Mortgage Loans as a % of IPB(2):	1.9%
Average Cut-off Date Balance per Mortgage Loan:	$17,505,198
Weighted Average Current Mortgage Rate:	4.9123%
10 Largest Mortgage Loans as % of IPB:	54.5%
Weighted Average Remaining Term to Maturity/ARD(3):	110
Weighted Average Seasoning:	2
Credit Statistics
Weighted Average UW NCF DSCR(2)(4):	2.01x
Weighted Average UW NOI Debt Yield(2):	11.7%
Weighted Average Cut-off Date LTV(2):	59.3%
Weighted Average Maturity Date LTV(2)(3):	55.1%
Other Statistics
% of Credit Assessment Mortgage Loans(5):	6.9%
% of Mortgage Loans with Additional Debt:	10.1%
% of Mortgaged Properties with Single Tenants:	20.2%
Amortization
Weighted Average Original Amortization Term(6):	351
Weighted Average Remaining Amortization Term(6):	351
% of Mortgage Loans with Interest Only:	50.0%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	37.1%
% of Mortgage Loans with Amortizing Balloon:	12.8%
% of Mortgage Loans with Interest Only, ARD:	0.1%
Cash Management(7)
% of Mortgage Loans with In-Place, Hard Lockboxes:	60.1%
% of Mortgage Loans with Springing Lockbox:	27.6%
% of Mortgage Loans with In-Place, Soft Lockboxes:	12.3%
% of Mortgage Loans with No Lockbox:	0.0%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	82.5%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	69.1%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves(8):	81.6%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves(9):	63.1%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Preliminary Prospectus. In the case of Loan Nos. 17 and 18, such mortgage loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.
(3)	With respect to any mortgage loans with anticipated repayment dates (each an “ARD Loan”), unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.
(4)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the initial principal and interest payment during the term of the mortgage loan once amortization has commenced.
(5)	Includes loans that at least one of Moody’s, Fitch and KBRA have confirmed, in the context of its inclusion in the Initial Pool Balance, have credit characteristics consistent with an investment grade obligation.
(6)	Excludes mortgage loans that are interest-only for the entire term.
(7)	For a detailed description of cash management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Preliminary Prospectus.
(8)	CapEx Reserves include FF&E reserves for hotel properties.
(9)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured by industrial, office, other, mixed use and retail properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
Column(1)	6	13	$239,411,949	31.1%
Natixis	8	17	170,011,092	22.1
AREF(2)	11	13	159,720,493	20.7
RREF(3)	12	15	109,747,754	14.2
LCF	7	7	91,337,444	11.9
Total:	44	65	$770,228,732	100.0%

(1)	Loan Nos. 1 and 11 are part of whole loans that were co-originated by Column and Wells Fargo Bank, National Association. Loan No. 25 was originated by Natixis and portions of the whole loan were subsequently acquired by Column.
(2)	Loan No. 39 was originated by The Bancorp Bank and subsequently acquired by AREF.
(3)	Each of the RREF loans was originated by BSPRT CMBS Finance, LLC or BSPRT Finance, LLC and subsequently acquired by RREF. Such mortgage loans were re-underwritten pursuant to RREF’s underwriting guidelines.

Ten Largest Mortgage Loans

#	Loan Name	Loan Seller	No. of Properties	Cut-off Date Balance	% of IPB	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Prudential - Digital Realty Portfolio	Column	8	$70,000,000	9.1%	Other	2.50x	11.9%	54.7%	54.7%
2	Georgetown Squared & Seattle Design Center	Column	1	65,000,000	8.4	Mixed Use	1.05x	7.5%	69.8%	61.9%
3	Continental Towers	Column	1	59,500,000	7.7	Office	2.34x	13.1%	69.4%	69.4%
4	The Greystone	Natixis	1	42,000,000	5.5	Multifamily	3.07x	13.3%	26.7%	26.7%
5	Lafayette Park	Natixis	4	38,000,000	4.9	Office	2.27x	11.0%	65.2%	65.2%
6	Festival Plaza	Natixis	1	35,770,000	4.6	Retail	1.57x	10.2%	66.4%	57.0%
7	Sheraton Grand Nashville Downtown	AREF	1	30,000,000	3.9	Hotel	2.48x	13.9%	57.9%	57.9%
8	Indian Hills Senior Community	LCF	1	29,350,000	3.8	Multifamily	1.26x	9.0%	64.2%	59.3%
9	Holiday Inn FiDi	LCF	1	25,000,000	3.2	Hotel	2.47x	14.2%	37.3%	37.3%
10	Westin & Element - Huntsville	AREF	2	25,000,000	3.2	Hotel	2.80x	16.3%	42.9%	42.9%
Top 3 Total/Weighted Average:			10	$194,500,000	25.3%		1.97x	10.8%	64.2%	61.6%
Top 5 Total/Weighted Average:			15	$274,500,000	35.6%		2.18x	11.2%	58.6%	56.8%
Top 10 Total/Weighted Average:			21	$419,620,000	54.5%		2.14x	11.6%	57.4%	55.1%

(1)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary below and Annex A-1 to the Preliminary Prospectus.
(2)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Pari Passu Loan Summary

#	Loan Name	Note(s)	Original Balance	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	Prudential - Digital Realty Portfolio	A-1	$70,000,000	BANK 2018-BNK14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2-1	$26,000,000	BANK 2018-BNK15(1)	No
		A-2-2	$10,000,000	Wells Fargo Bank, National Association	No
		A-3	$70,000,000	CSAIL 2018-C14	No
		A-4	$11,000,000	Column	No
		A-5	$25,000,000	BSPRT CMBS Finance, LLC	No
2	Georgetown Squared & Seattle Design Center	A-1, A-2	$65,000,000	CSAIL 2018-C14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-3, A-4	$26,000,000	Column	No
3	Continental Towers	A-1, A-3	$59,500,000	CSAIL 2018-C14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$25,000,000	Column	No
4	The Greystone	A-1	$42,000,000	CSAIL 2018-C14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$10,000,000	Natixis	No
5	Lafayette Park	A-1	$38,000,000	CSAIL 2018-C14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$37,250,000	Natixis	No
7	Sheraton Grand Nashville Downtown	A-1	$30,000,000	CSAIL 2018-C14	No	(2)	(2)
		A-2, A-3, A-4, A-5, A-6, A-7, A-8	$130,000,000	AREF	Yes
8	Indian Hills Senior Community	A-1, A-3	$29,350,000	CSAIL 2018-C14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$22,000,000	WFCM 2018-C47	No
9	Holiday Inn FiDi	A-1-A	$27,025,000	LCF or an affiliate	Yes	Wells Fargo Bank, National Association(3)	Midland Loan Services, a Division of PNC Bank, National Association(3)
		A-2	$35,000,000	WFCM 2018-C47	No
		A-3-A	$25,000,000	CSAIL 2018-C14	No
11	2020 Fifth Avenue	A-1	$24,000,000	CSAIL 2018-C14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$24,000,000	BANK 2018-BNK15(1)	No
25	20 Times Square	A-1-A, A-2-A-2, A-1-B, A-1-C, A-2-C-2-B	$115,000,000	TSQ 2018-20TS	Yes	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
		A-2-A-1, A-2-A-3	$50,000,000	UBS 2018-C11	No
		A-2-A-4, A-2-A-5, A-2-A-6	$25,000,000	UBS 2018-C12	No
		A-2-B-1, A-2-B-2, A-2-B-3, A-2-B-4	$64,000,000	CSAIL 2018-CX12	No
		A-2-C-1, A-2-C-2-A	$11,000,000	CSAIL 2018-C14	No
30	Hilton Clearwater Beach Resort & Spa	A-1	$60,000,000	CSAIL 2018-CX11	Yes	Midland Loan Services	LNR Partners, LLC
		A-2, A-3-1	$63,000,000	CSAIL 2018-CX12	No
		A-3-2	$10,000,000	CSAIL 2018-C14	No

(1)	The BANK 2018-BNK15 transaction is expected to close on November 29, 2018.
(2)	The Sheraton Grand Nashville Downtown Whole Loan is expected to initially be serviced under the CSAIL 2018-C14 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-2, after which the Sheraton Grand Nashville Downtown Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-2.
(3)	The Holiday Inn FiDi Whole Loan is initially being serviced under the WFCM 2018-C47 pooling and servicing agreement until the securitization of the related pari passu Note A-1-A, after which the Holiday Inn FiDi Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related pari passu Note A-1-A.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
Retail
	Anchored	12	$144,457,446	18.8%	95.1%	1.56	x	11.2%	66.0%	57.5%
	Single Tenant	3	7,604,000	1.0	100.0%	1.64	x	9.2%	62.2%	62.2%
	Unanchored	2	2,125,000	0.3	100.0%	2.44	x	13.1%	44.7%	44.7%
	Retail Total	17	$154,186,446	20.0%	95.4%	1.57	x	11.1%	65.5%	57.6%
Hotel
	Full Service	5	$84,527,510	11.0%	80.8%	2.42	x	14.4%	49.3%	47.6%
	Limited Service	8	39,721,222	5.2	68.2%	1.89	x	15.6%	58.6%	46.8%
	Select Service	2	20,237,661	2.6	75.3%	2.23	x	14.4%	62.2%	55.9%
	Extended Stay	1	8,781,000	1.1	84.9%	1.70	x	12.6%	80.2%	68.0%
	Hotel Total	16	$153,267,393	19.9%	77.1%	2.22	x	14.6%	55.2%	49.6%
Multifamily
	High Rise	2	$71,350,000	9.3%	95.7%	2.33	x	11.5%	42.1%	40.1%
	Garden	5	42,350,000	5.5	97.5%	1.34	x	9.1%	68.0%	61.9%
	Age Restricted Housing	1	10,090,154	1.3	94.6%	1.32	x	9.3%	67.3%	56.0%
	Multifamily Total	8	$123,790,154	16.1%	96.2%	1.91	x	10.5%	53.0%	48.9%
Office
	Suburban	2	$69,900,000	9.1%	90.7%	2.41	x	13.1%	68.7%	68.7%
	CBD_	4	38,000,000	4.9	100.0%	2.27	x	11.0%	65.2%	65.2%
	Medical	2	13,800,000	1.8	100.0%	1.76	x	9.2%	61.5%	61.5%
	Office Total	8	$121,700,000	15.8%	94.7%	2.29	x	12.0%	66.8%	66.8%
Other
	Data Center	9	$94,000,000	12.2%	100.0%	2.68	x	12.5%	52.6%	52.6%
	Leased Fee	1	11,000,000	1.4	100.0%	3.65	x	11.5%	16.2%	16.2%
	Other Total	10	$105,000,000	13.6%	100.0%	2.78	x	12.4%	48.8%	48.8%
Mixed Use
	Office / Design Showroom	1	$65,000,000	8.4%	82.2%	1.05	x	7.5%	69.8%	61.9%
	Office / Retail	2	19,991,000	2.6	75.7%	1.91	x	11.5%	63.9%	58.3%
	Multifamily / Retail	1	8,000,000	1.0	100.0%	1.52	x	8.7%	64.0%	64.0%
	Mixed Use Total	4	$92,991,000	12.1%	82.3%	1.28	x	8.5%	68.0%	61.3%
Self Storage
	Self Storage	2	$19,293,738	2.5%	92.2%	2.17	x	11.3%	51.9%	48.0%
	Self Storage Total	2	$19,293,738	2.5%	92.2%	2.17	x	11.3%	51.9%	48.0%
Total / Wtd. Avg.:		65	$770,228,732	100.0%	90.7%	2.01	x	11.7%	59.3%	55.1%

(1)	Information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts in Annex A-1 to the Preliminary Prospectus.
(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus. In the case of Loan Nos. 17 and 18, such mortgage loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.
(3)	For each partial interest only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)		UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
NY	5	$95,225,000	12.4%	92.7%	2.78	x	12.8%	33.4%	33.4%
WA	2	89,000,000	11.6	87.0%	1.63	x	9.3%	63.5%	57.7%
FL	8	84,579,286	11.0	91.4%	1.49	x	10.6%	69.7%	60.3%
IL	1	59,500,000	7.7	89.1%	2.34	x	13.1%	69.4%	69.4%
MN	5	58,737,500	7.6	98.2%	2.06	x	11.3%	67.9%	64.9%
VA	5	46,805,660	6.1	98.2%	2.60	x	12.3%	53.9%	53.9%
NJ	4	46,182,736	6.0	99.3%	1.78	x	10.6%	63.3%	56.0%
CA	5	44,471,676	5.8	95.9%	2.02	x	10.8%	61.4%	57.9%
TX	3	41,577,075	5.4	97.5%	1.99	x	12.1%	59.1%	55.3%
OH	2	39,850,000	5.2	94.3%	1.29	x	9.0%	64.6%	59.6%
TN	1	30,000,000	3.9	79.8%	2.48	x	13.9%	57.9%	57.9%
AL	2	25,000,000	3.2	70.9%	2.80	x	16.3%	42.9%	42.9%
PA	3	20,308,916	2.6	85.2%	1.56	x	11.4%	63.3%	55.2%
NM	2	19,250,000	2.5	82.1%	1.70	x	12.6%	80.2%	68.0%
UT	4	15,000,000	1.9	67.2%	2.17	x	17.9%	42.6%	34.7%
CO	1	12,487,993	1.6	70.1%	1.80	x	13.4%	66.1%	55.1%
NC	2	11,573,614	1.5	97.6%	1.42	x	11.1%	59.5%	54.8%
GA	1	7,750,000	1.0	98.0%	1.49	x	11.1%	62.0%	55.2%
SC	3	7,584,184	1.0	90.5%	1.34	x	12.9%	55.8%	48.0%
MI	2	6,991,092	0.9	69.0%	1.57	x	14.1%	64.7%	50.2%
AZ	2	5,400,000	0.7	100.0%	1.48	x	10.4%	63.2%	56.4%
LA	1	2,100,000	0.3	100.0%	1.90	x	10.7%	53.2%	53.2%
IA	1	854,000	0.1	100.0%	1.48	x	9.0%	70.0%	70.0%
Total/ Wtd. Avg.:	65	$770,228,732	100.0%	90.7%	2.01	x	11.7%	59.3%	55.1%

(1)	This table presents information relating to the mortgaged properties and not mortgage loans. The information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts in Annex A-1 to the Preliminary Prospectus.
(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus. In the case of Loan Nos. 17 and 18, such mortgage loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.
(3)	For each partial interest only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Cut-off Date Principal Balance

				Weighted Average
Range of Cut-off Date Principal Balances	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
$854,000 - $9,999,999	17	$109,134,937	14.2%	5.3533%	108	1.65x	11.8%	62.7%	55.3%
$10,000,000 - $19,999,999	15	196,736,295	25.5	5.0320%	115	1.84x	11.5%	61.8%	55.1%
$20,000,000 - $29,999,999	5	124,087,500	16.1	4.8442%	118	2.26x	13.0%	52.5%	49.9%
$30,000,000 - $49,999,999	4	145,770,000	18.9	4.6492%	117	2.37x	12.1%	52.9%	50.6%
$50,000,000 - $70,000,000	3	194,500,000	25.3	4.7843%	97	1.97x	10.8%	64.2%	61.6%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

Mortgage Interest Rates

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
3.1080% - 4.4999%	3	$77,000,000	10.0%	4.0798%	108	3.19x	13.3%	31.3%	31.3%
4.5000% - 4.7499%	7	201,570,000	26.2	4.6594%	97	2.31x	12.1%	57.9%	55.8%
4.7500% - 4.9999%	6	131,448,500	17.1	4.8365%	118	1.97x	12.0%	67.5%	64.4%
5.0000% - 5.2499%	12	243,459,097	31.6	5.1021%	118	1.61x	10.4%	64.2%	58.3%
5.2500% - 6.0330%	16	116,751,135	15.2	5.5872%	110	1.60x	12.4%	61.0%	52.4%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

Original Term to Maturity/ARD in Months

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
120	40	$674,720,934	87.6%	4.9619%	118	1.95x	11.7%	60.6%	55.9%
60	3	87,923,614	11.4	4.4622%	58	2.55x	11.9%	50.0%	49.4%
56	1	7,584,184	1.0	5.7100%	55	1.34x	12.9%	55.8%	48.0%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

(1)	With respect to any ARD Loan, unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus. In the case of Loan Nos. 17 and 18, such mortgage loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.

(3)	For each partial interest only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Remaining Term to Maturity/ARD in Months

				Weighted Average
Range of Remaining Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
54 - 83	4	$95,507,798	12.4%	4.5613%	58	2.46x	12.0%	50.4%	49.2%
84 - 119	35	622,921,934	80.9	4.9289%	118	1.96x	11.6%	61.1%	56.3%
120	5	51,799,000	6.7	5.3589%	120	1.86x	13.0%	54.2%	50.5%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
Interest Only / IO-ARD	18	$386,154,000	50.1%	4.6642%	106	2.55x	12.7%	51.9%	51.9%
240	2	14,507,798	1.9	5.6814%	55	1.34x	12.9%	55.8%	48.0%
276	1	4,008,916	0.5	5.6400%	114	1.88x	16.4%	54.2%	39.7%
300	2	12,608,536	1.6	5.8907%	119	1.76x	15.7%	66.0%	51.0%
330	1	15,000,000	1.9	6.0330%	120	2.17x	17.9%	42.6%	34.7%
360	20	337,949,482	43.9	5.0678%	117	1.43x	10.0%	68.5%	60.2%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
Interest Only / IO-ARD	18	$386,154,000	50.1%	4.6642%	106	2.55x	12.7%	51.9%	51.9%
235 - 300	5	31,125,249	4.0	5.7608%	89	1.58x	14.5%	59.7%	48.1%
301 - 359	6	67,080,982	8.7	5.4824%	118	1.68x	12.6%	62.4%	51.8%
360	15	285,868,500	37.1	5.0212%	117	1.41x	9.9%	68.6%	60.8%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

(1)	With respect to any ARD Loan, unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus. In the case of Loan Nos. 17 and 18, such mortgage loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.

(3)	For each partial interest only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
Interest Only	17	$385,300,000	50.0%	4.6614%	106	2.56x	12.7%	51.9%	51.9%
IO-Balloon	15	285,868,500	37.1	5.0212%	117	1.41x	9.9%	68.6%	60.8%
Balloon	11	98,206,232	12.8	5.5706%	109	1.65x	13.2%	61.6%	50.7%
Interest Only, ARD	1	854,000	0.1	5.9200%	120	1.48x	9.0%	70.0%	70.0%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

Interest Only Periods

				Weighted Average
Range of Interest Only Periods	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
None	11	$98,206,232	12.8%	5.5706%	109	1.65x	13.2%	61.6%	50.7%
12 - 48	11	211,123,500	27.4	5.0094%	117	1.40x	9.8%	70.7%	61.9%
49 - 60	6	155,745,000	20.2	4.6936%	87	2.06x	10.9%	55.8%	53.5%
120	16	305,154,000	39.6	4.7448%	118	2.53x	13.0%	52.6%	52.6%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten Net Cash Flow DSCRs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
1.05x - 1.24x	2	$81,950,000	10.6%	5.0904%	118	1.09x	7.7%	69.3%	62.0%
1.25x - 1.49x	13	132,592,838	17.2	5.2522%	111	1.36x	10.0%	66.4%	58.5%
1.50x - 1.74x	10	137,976,541	17.9	5.0037%	117	1.63x	11.0%	69.8%	61.4%
1.75x - 1.99x	5	42,159,352	5.5	5.2827%	119	1.87x	14.2%	59.5%	51.0%
2.00x - 2.49x	7	180,650,000	23.5	4.9746%	119	2.35x	13.3%	58.4%	57.8%
2.50x - 3.65x	7	194,900,000	25.3	4.4034%	93	2.84x	13.1%	43.8%	43.8%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

(1)	With respect to any ARD Loan, unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus. In the case of Loan Nos. 17 and 18, such mortgage loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.

(3)	For each partial interest only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

LTV Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
16.2% - 39.9%	3	$78,000,000	10.1%	4.3573%	109	2.96x	13.3%	28.6%	28.6%
40.0% - 49.9%	5	85,850,000	11.1	4.8545%	119	2.73x	15.1%	44.0%	42.7%
50.0% - 59.9%	8	142,361,714	18.5	4.8801%	83	2.26x	12.7%	55.5%	53.8%
60.0% - 64.9%	7	72,141,092	9.4	5.2793%	117	1.43x	9.7%	63.7%	59.1%
65.0% - 69.9%	13	293,521,278	38.1	4.9680%	118	1.72x	10.6%	67.7%	62.2%
70.0% - 80.2%	8	98,354,648	12.8	5.0137%	118	1.58x	11.1%	74.5%	64.6%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

LTV Ratios as of the Maturity/ARD Date

				Weighted Average
Range of Maturity/ARD Date LTVs	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
16.2% - 39.9%	5	$97,008,916	12.6%	4.6694%	111	2.79x	14.2%	31.8%	30.0%
40.0% - 49.9%	6	85,357,798	11.1	4.7879%	108	2.60x	14.2%	46.3%	45.0%
50.0% - 54.9%	5	102,653,536	13.3	4.8074%	78	2.29x	12.6%	56.0%	53.4%
55.0% - 59.9%	11	163,853,834	21.3	5.1201%	117	1.66x	11.0%	64.2%	57.4%
60.0% - 64.9%	10	171,084,648	22.2	5.0486%	118	1.33x	9.0%	69.3%	62.3%
65.0% - 70.0%	7	150,270,000	19.5	4.8295%	118	2.15x	12.1%	70.2%	67.4%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
Defeasance	40	$680,024,732	88.3%	4.9442%	115	1.96x	11.7%	60.0%	55.1%
Defeasance or Yield Maintenance	3	80,204,000	10.4	4.6342%	67	2.48x	12.0%	53.7%	53.7%
Yield Maintenance	1	10,000,000	1.3	4.9700%	120	1.64x	8.6%	62.5%	62.5%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

(1)	With respect to any ARD Loan, unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus. In the case of Loan Nos. 17 and 18, such mortgage loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.

(3)	For each partial interest only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(1)(2)
Refinance	24	$449,203,647	58.3%	4.9424%	107	2.07x	11.8%	54.4%	50.7%
Acquisition	20	321,025,085	41.7	4.8701%	116	1.93x	11.6%	66.3%	61.1%
Total/Wtd. Avg.:	44	$770,228,732	100.0%	4.9123%	110	2.01x	11.7%	59.3%	55.1%

(1)	With respect to any ARD Loan, unless otherwise indicated, references herein to the applicable maturity date refer to the anticipated repayment date with respect to such ARD Loan, and such anticipated repayment date is treated as its maturity date for all purposes.

(2)	With respect to any mortgage loan that is part of a whole loan, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield calculations include the related pari passu companion loan(s) but exclude any related subordinate loan(s) or mezzanine loan(s). See the Pari Passu Loan Summary above and Annex A-1 to the Preliminary Prospectus. In the case of Loan Nos. 17 and 18, such mortgage loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.

(3)	For each partial interest-only mortgage loan, the UW NCF DSCR is calculated using the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.

Previous Securitization History(1)

No.	Loan / Property Name	Location	Property Type	Previous Securitization
5	Lafayette Park	St. Paul, MN	Office	COMM 2018-CCRE20
7	Sheraton Grand Nashville Downtown	Nashville, TN	Hotel	COMM 2012-CR3
13	Albuquerque Hotel Portfolio	Albuquerque, NM	Hotel	MLMT 2007-C1
35	Lake City Commons	Lake City, GA	Retail	WBCMT 2006-C28
43	CVS - Lafayette, LA	Lafayette, LA	Retail	WBCMT 2006-C23

(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan in this securitization paid off a loan in another securitization.

Additional Subordinate and Mezzanine Debt Summary

No.	Loan Name	Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Mezzanine Cut-off Date Balance	Mortgage Loan UW NCF DSCR	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield	Total Debt UW NOI Debt Yield
4	The Greystone	$42,000,000	$43,000,000	$23,000,000	3.07x	1.20x	26.7%	60.5%	13.3%	5.9%
9	Holiday Inn FiDi	$25,000,000	$50,000,000	N/A	2.47x	1.53x	37.3%	58.8%	14.2%	9.0%
25	20 Times Square	$11,000,000	$485,000,000	$150,000,000	3.65x	0.97x	16.2%	55.0%	11.5%	3.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Class A-2(1)

No.	Loan Name	Cut-off Date Balance	% of IPB	Maturity Balance	% of Certificate Class	Original Loan Term	Remaining Loan Term	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)
1	Prudential - Digital Realty Portfolio	$70,000,000	9.1%	$70,000,000	73.3%	60	59	2.50x	11.9%	54.7%	54.7%
17	South Carolina Grocery Portfolio	7,584,184	1.0	6,541,846	6.8	56	55	1.34x	12.9%	55.8%	48.0%
18	New Market Crossing	6,923,614	0.9	5,939,201	6.2	60	55	1.34x	12.9%	55.8%	48.0%
25	20 Times Square	11,000,000	1.4	11,000,000	11.5	60	54	3.65x	11.5%	16.2%	16.2%
Total / Wtd. Avg.:		$95,507,798	12.4%	$93,481,048	97.9%	60	58	2.46x	12.0%	50.4%	49.2%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the majority of the principal balance of the Class A-2 certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity date, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. DSCR, debt yield and LTV information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of the mortgage loan.

(2)	With respect to any mortgage loan that is part of a whole loan, the LTV, DSCR and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) or mezzanine loan(s). See Annex A-1 to the Preliminary Prospectus. In the case of Loan Nos. 17 and 18, the loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, Appraised Values, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural Overview

Order of Distribution:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges, prepayment premiums and excess interest distributable to the Class Z certificates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-F, Class X-G and Class X-NR certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: To the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the scheduled principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, (ii) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (iii) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (iv) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (v) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, and (vi) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, based on their respective certificate balances, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class.

Fourth: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Fifth: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Order of Distribution (continued):	pass-through rate.

Sixth: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

Seventh: After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-F, Class X-G, Class X-NR, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class D, Class E, Class F, Class G and Class NR certificates sequentially in that order in a manner analogous to that described in clause sixth above with respect to the Class C certificates, until the certificate balance of each such class is reduced to zero.

For more detailed information regarding the distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

Realized Losses:

The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class NR certificates; second, to the Class G certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the class B certificates; eighth, to the class A-S certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their then-current respective certificate balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balance of the Class B and Class C certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-F certificates will be reduced to reflect reductions in the certificate balance of the Class F certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-G certificates will be reduced to reflect reductions in the certificate balance of the Class G certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-NR certificates will be reduced to reflect reductions in the certificate balance of the Class NR certificates resulting from allocations of losses realized on the mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders (excluding the holders of the Class X-F, Class X-G, Class X-NR, Class F, Class G, Class NR, Class Z and Class R certificates) as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A and Class A-S certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B, Class B, Class C, Class D and Class E certificates, based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group on such Distribution Date, and (2) as among the respective classes of principal balance certificates in each YM Group in the following manner: (A) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each class of principal balance certificates in such YM Group with a certificate balance in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of principal balance certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates in such YM Group with certificate balances on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such class of principal balance certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group; and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of principal balance certificates in such YM Group, in the case of amounts distributable to YM Group A, to the Class X-A certificates and in the case of amounts distributable to YM Group B, to the Class X-B certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on such class of certificates and (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the greater of zero and the difference between (i) the mortgage loan rate on such mortgage loan (or serviced whole loan) and (ii) the discount rate used in accordance with the related mortgage loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one or less than zero. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium (calculated as a fixed percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Prepayment Premiums and Yield Maintenance Charges (continued):

the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-F, Class X-G, Class X-NR, Class F, Class G, Class NR, Class Z or Class R certificates. Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates, regardless of whether the notional amount of the Class X-B certificates has been reduced to zero. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Distributions” in the Preliminary Prospectus.

Advances:	The master servicer and, if the master servicer fails to do so, the trustee, will be obligated to make (i) P&I advances with respect to each mortgage loan in the issuing entity and (ii) with respect to each mortgage loan (excluding any non-serviced mortgage loan) and serviced whole loan, servicing advances, including paying delinquent real estate taxes, assessments and hazard insurance premiums, but only to the extent that those advances are not deemed nonrecoverable from collections on the related mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. The special servicer will have no obligation to make servicing advances; provided that with respect to a specially serviced loan, the special servicer will be entitled to make a servicing advance in an urgent or emergency situation, and the master servicer will be required to reimburse the special servicer for such advance, with interest; provided that the advance is not determined by the master servicer to be nonrecoverable. Notwithstanding the foregoing, servicing advances for the non-serviced mortgage loans will be made by the parties to, and pursuant to, the applicable lead servicing agreement.
Appraisal Reduction Amounts:	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable)) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, subject to the discussion in the next paragraphs, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of the non-serviced mortgage loans, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related lead servicing agreement. As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraisal Reduction Amounts (continued):

which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class Z and Class R certificates) then outstanding (i.e., first to the Class NR certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-F, Class X-G and Class X-NR certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

Appraisal reduction amounts with respect to each of the 20 Times Square whole loan, Holiday Inn FiDi whole loan and The Greystone whole loan will be allocated to notionally reduce the outstanding principal balance of the related subordinate companion loan(s) prior to pro rata allocation to the related mortgage loan and any related pari passu companion loans.

At any time an appraisal is ordered under the pooling and servicing agreement with respect to a property that would result in an appraisal reduction amount with respect to a mortgage loan that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals:	Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan serviced under the pooling and servicing agreement are required to be no older than 12 months for purposes of determining appraisal reduction amounts, market value, and other calculations as described in the Preliminary Prospectus.
Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.
Cleanup Call:	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. If the aggregate certificate balances of all certificates (excluding the Class X Certificates, the Class Z Certificates and the Class R certificates) senior to the Class F certificates, and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero, and if the master servicer has consented, the issuing entity could also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class Z and Class R certificates), for the mortgage loans, but all of the holders of those classes of outstanding certificates (excluding the Class Z and Class R certificates) would have to voluntarily participate in the exchange.
Directing Certificateholder / Directing Holder:	The “Directing Certificateholder” will generally be the controlling class certificateholder or other representative designated by the holder(s) of at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class G and Class NR certificates (the “Control Eligible Certificates”) that has an aggregate certificate balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Directing Certificateholder / Directing Holder (continued):

that is equal to or greater than 25% of the initial certificate balance of such class of certificates, or if no class of Control Eligible Certificates meets the preceding requirement, the most senior class of Control Eligible Certificates. The controlling class as of the Closing Date will be the Class NR certificates. At any time when Class G is the controlling class, the majority Class G certificateholders may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Directing Certificateholder.

It is anticipated that RREF III-D CS 2018-C14, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP, will purchase the Class G, Class NR and Class Z certificates (and may purchase certain other classes of certificates, including the Class X-F, Class X-G, Class X-NR and Class F certificates) (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) and, on the closing date, is expected to be the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan, any applicable excluded loan, The Greystone whole loan and the Sheraton Grand Nashville Downtown whole loan).

The “Directing Holder” will initially be:

(a) with respect to any mortgage loan (other than any non-serviced mortgage loan, servicing shift mortgage loan or serviced AB whole loan prior to a related control appraisal period) or serviced whole loan (other than a serviced AB whole loan), the Directing Certificateholder;

(b) with respect to any serviced AB whole loan, (i) for so long as no related control appraisal period exists, the AB whole loan controlling holder, and (ii) for so long as a related control appraisal period exists, the Directing Certificateholder; and

(c) with respect to any servicing shift whole loan, (i) prior to the related servicing shift securitization date, the “controlling holder”, the “directing certificateholder”, the “directing holder”, the “directing lender” or any analogous concept under the related intercreditor agreement and (ii) on and after the related servicing shift securitization date, the “directing certificateholder” or equivalent entity under the lead servicing agreement.

The initial Directing Holder with respect to the Greystone whole loan will be the holder of the related subordinate companion loan, which is anticipated to be a separate unaffiliated third party investor. The initial Directing Holder with respect to the Sheraton Grand Nashville Downtown whole loan is the holder of the controlling companion loan.

For a description of the directing holder for the Non-Serviced Whole Loans, see “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Control/Consultation Rights:

The Directing Holder will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan or whole loan serviced under the pooling and servicing agreement and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Control/Consultation Rights (continued):

plan on taking with respect to any such mortgage loan or serviced whole loan subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

During a Control Termination Event and until the occurrence of a Consultation Termination Event, all of the rights of the Directing Holder will terminate other than a right to consult with respect to the major decisions and other matters as to which it previously had approval rights.

A “Control Termination Event” will occur when (i) no class of Control Eligible Certificates exists that has a certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial certificate balance of such class; (ii) such mortgage loan or whole loan is an excluded loan; or (iii) a holder of the Class G certificates becoming the majority controlling class certificateholder and having irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Control Termination Event may occur with respect to the “controlling holder”, the “directing certificateholder”, the “directing holder”, the “directing lender” or any analogous concept under the related intercreditor agreement related to a servicing shift whole loan and the term “Control Termination Event” is not be applicable to the “controlling holder”, the “directing certificateholder”, the “directing holder”, the “directing lender” or any analogous concept under the related intercreditor agreement related to such servicing shift whole Loan; provided that with respect to a serviced AB whole loan, no Control Termination Event will be deemed to be continuing unless a control appraisal period is continuing under the related intercreditor agreement and a Control Termination Event is continuing; and provided, further, that a Control Termination Event shall not be deemed continuing in the event that the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans. The “Cumulative Appraisal Reduction Amount” as of any date of determination for any mortgage loan, is equal to the sum of (i) all appraisal reduction amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the lead servicing agreement governing the servicing of such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an appraisal reduction amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related appraisal reduction amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Control/Consultation Rights (continued):

mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related appraisal reduction amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related appraisal reduction amounts. A “Consultation Termination Event” will occur when no class of Control Eligible Certificates exists where such class’ aggregate certificate balance is at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class G certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to be continuing with respect to a successor holder of the Class G Certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder; provided that with respect to a serviced AB whole loan no Consultation Termination Event will be continuing unless a Control Appraisal Period is continuing under the related intercreditor agreement and a Consultation Termination Event is continuing; and provided, further, that no Consultation Termination Event may occur with respect to the “controlling holder”, the “directing certificateholder”, the “directing holder”, the “directing lender” or any analogous concept under the related intercreditor agreement related to a servicing shift whole loan and the term “Control Termination Event” is not be applicable to the “controlling holder”, the “directing certificateholder”, the “directing holder”, the “directing lender” or any analogous concept under the related intercreditor agreement related to such servicing shift whole loan. With respect to each non-serviced whole loan, so long as a Consultation Termination Event does not exist, the Directing Certificateholder for this transaction will have certain consultation rights with respect to certain major decisions regarding the non-serviced whole loans, and the applicable directing certificateholder (or equivalent entity) pursuant to the related lead servicing agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related lead servicing agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the Directing Holder or any controlling class certificateholder is a Borrower Party (any of the above, as applicable, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder will not have any consultation or approval rights with respect to such mortgage loan and will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement. A “Borrower Party” is a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, a person controlling or controlled by or under common control with the foregoing or any other such person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager of a mortgaged property or mezzanine lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Servicing Standard:

Each of the mortgage loans (other than the non-serviced mortgage loans) and serviced whole loan(s) will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a) for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer:

Except as limited by certain conditions described in the Preliminary Prospectus, the special servicer may generally be replaced, prior to a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder provides a replacement special servicer that meets the requirements of the pooling and servicing agreement.

During a Control Termination Event, the holders of at least 25% of the voting rights of the principal balance certificates may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of a “certificateholder quorum” (holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses) of the certificates (other than the Class X, Class Z and Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than any Class X, Class Z and Class R certificates (but in the case of this clause (b) only such classes of principal balance certificates that, in each case, have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate balance of such class, minus all payments of principal made on such class of certificates), vote affirmatively to so replace such special servicer.

During a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor will have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of certificates evidencing at least a majority of the voting rights (taking into account the application

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Termination of Special Servicer (continued):	of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis. In the event the holders of such principal balance certificates elect to remove and replace the special servicer, the certificate administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.
Excluded Special Servicer:	In the event that, with respect to any mortgage loan (other than any non-serviced mortgage loan), the special servicer has obtained knowledge that it is a Borrower Party with respect to any mortgage loan or serviced whole loan, the special servicer will be required to resign as special servicer of such mortgage loan (an “Excluded Special Servicer Loan”), and, if no Control Termination Event is continuing, the Directing Holder or the majority controlling class certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the pooling and servicing agreement (an “Excluded Special Servicer”) with respect to such Excluded Special Servicer Loan unless such Excluded Special Servicer Loan is also an excluded loan with respect to such Directing Holder or, if the Directing Holder is the Directing Certificateholder, the holder of the majority of the controlling class, in which case the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer.
Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e., a mortgage loan other than a non-serviced mortgage loan) or serviced whole loan, if applicable (i.e., reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Servicing Compensation (continued):

loan (or modified whole loan, if applicable).

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty charges accrued while a non-specially serviced loan), and the special servicer (for penalty charges accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement, and the liquidation fee with respect to each mortgage loan or REO mortgage loan repurchased or substituted for after more than 180 days following the mortgage loan seller’s receipt of notice or discovery of a material breach or material defect will be in an amount equal to the liquidation fee rate described above of the outstanding principal balance of such mortgage loan or REO loan. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. During a Control Termination Event, the operating advisor will be entitled to consult (on a non-binding basis) with the special servicer with respect of the asset status reports and certain major decisions processed by the special servicer on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Operating Advisor (continued):	During a Consultation Termination Event, the operating advisor may be removed without cause if the holders of at least 25% of the voting rights request a vote to replace the operating advisor and such vote is approved by the holders of at least 75% of the voting rights.
Asset Representations Reviewer:	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.
Replacement of the Asset Representations Reviewer:	The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any cumulative appraisal reduction amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any cumulative appraisal reduction amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement, and the proposed successor asset representations reviewer will be appointed.
Dispute Resolution Provisions:

Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the “initial requesting certificateholder” (if any) and to the certificate administrator who will make such notice available to all other certificateholders and certificate owners indicating the enforcing servicer’s intended course of action with respect to the repurchase request. Such notice will notify all certificateholders and certificate owners that in the event any certificateholder disagrees with the enforcing servicer’s intended course of action, the enforcing servicer will be required to follow the course of action agreed to and/or proposed by the majority of the responding certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Dispute Resolution Provisions (continued):

pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has paid a loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement.

Deal Website:

The Certificate Administrator will maintain a deal website including, but not limited to:

■    all special notices delivered

■    summaries of final asset status reports

■    all appraisals in connection with appraisal reduction amounts plus any subsequent appraisal updates

■     an “Investor Q&A Forum” and a voluntary investor registry

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Column	Single Asset / Portfolio:	Portfolio of 8 assets
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance:	$70,000,000	Property Type - Subtype:	Other - Data Center
% of Pool by IPB:	9.1%	Net Rentable Area (SF):	1,042,933
Loan Purpose:	Refinance	Location:	Various
Borrowers:	Various	Year Built / Renovated:	Various
Sponsor:	Digital Realty Trust, L.P.	Occupancy:	100.0%
Interest Rate:	4.5575%	Occupancy Date:	9/6/2018
Note Date:	9/7/2018	Number of Tenants:	4
Maturity Date:	10/6/2023	2015 NOI:	$24,670,744
Interest-only Period:	60 months	2016 NOI:	$24,935,956
Original Term:	60 months	2017 NOI:	$25,488,502
Original Amortization:	None	TTM NOI(4):	$25,861,702
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection(2):	L(25), Def or YM1(28), O(7)	UW Revenues:	$31,435,055
Lockbox(3):	Soft	UW Expenses:	$6,299,432
Additional Debt(1):	Yes	UW NOI:	$25,135,623
Additional Debt Balance(1):	$142,000,000	UW NCF:	$24,509,863
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(5):	$387,600,000 / $372
Additional Future Debt Permitted:	No	Appraisal Date(5):	Various

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$203
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$203
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.7%
Replacement Reserves:	$0	Springing	$417,173	Maturity Date LTV:	54.7%
TI/LC:	$0	Springing	N/A	UW NOI / UW NCF DSCR:	2.57x / 2.50x
				UW NOI / UW NCF Debt Yield:	11.9% / 11.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$212,000,000	100.0%	Payoff Existing Debt:	$208,217,519	98.2%
			Closing Costs:	2,295,145	1.1
			Return of Equity:	1,487,336	0.7
Total Sources:	$212,000,000	100.0%	Total Uses:	$212,000,000	100.0%

(1)	The Prudential - Digital Realty Portfolio loan is part of a larger split whole loan evidenced by six pari passu notes with an aggregate Cut-off Date balance of $212.0 million (collectively, the “Whole Loan”) co-originated by Column and Wells Fargo Bank, National Association. The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	At any time after the earlier to occur of (i) November 6, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Whole Loan to be securitized, the Prudential – Digital Realty Portfolio Borrower (as defined below) has the right to either (a) defease the Whole Loan or (b) prepay the Whole Loan, provided that the Prudential – Digital Realty Portfolio Borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal balance being prepaid.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(4)	Represents trailing twelve months ending June 30, 2018.

(5)	The appraiser’s valuation dates are between July 6, 2018 and July 16, 2018. Additionally, the appraiser concluded an aggregate hypothetical “go dark” value of $336.3 million resulting in a Cut-off Date LTV of 63.0%.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

The Loan. The Prudential - Digital Realty Portfolio Whole Loan is a $212.0 million first mortgage loan secured by the fee interest in a portfolio of eight data center properties located in California (3), Virginia (3), Texas (1) and New Jersey (1). The loan has a 5-year term and is interest-only for the entire term of the loan.

The Whole Loan is evidenced by six pari passu notes. The non-controlling Note A-3 is being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. The Whole Loan is being serviced pursuant to the BANK 2018-BNK14 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the BANK 2018-BNK14 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$70,000,000	$70,000,000	BANK 2018-BNK14	Y	Y
Note A-2-1	26,000,000	26,000,000	BANK 2018-BNK15(1)	N	N
Note A-2-2(2)	10,000,000	10,000,000	Wells Fargo Bank, National Association	N	N
Note A-3	70,000,000	70,000,000	CSAIL 2018-C14	N	N
Note A-4(2)	11,000,000	11,000,000	Column	N	N
Note A-5(2)	25,000,000	25,000,000	BSPRT CMBS Finance, LLC	N	N
Total	$212,000,000	$212,000,000

(1)	The BANK 2018-BNK15 transaction is expected to close on November 29, 2018.

(2)	Notes are expected to be contributed to one or more future securitizations.

The Borrowers. The borrowers are eight single-purpose Delaware limited liability companies structured to be bankruptcy remote, each with two independent directors (collectively, the “Prudential – Digital Realty Portfolio Borrower”).

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Digital Realty Trust, L.P., a subsidiary of Digital Realty Trust, Inc. (“Digital Realty”, NYSE: DLR; BBB/Baa2/BBB by Fitch/Moody’s/S&P).

Digital Realty, an S&P 500 company, owns, acquires, develops and operates data centers globally. Digital Realty is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industries. As of December 31, 2017, Digital Realty’s 205 data centers (including 18 data centers held as investments in unconsolidated joint ventures) contained applications used in the day-to-day operations of the technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 27.7 million SF of data center space located throughout North America, Europe, Asia and Australia.

An affiliate of PGIM Real Estate holds an 80.0% equity interest in the Prudential – Digital Realty Portfolio Borrower. PGIM Real Estate is the real estate investment business of PGIM, Inc., the global investment management businesses of Prudential Financial, Inc. (NYSE: PRU; A/Baa1/A by Fitch/Moody’s/S&P). As of December 31, 2017, PGIM Real Estate managed approximately $69.6 billion in gross real estate assets ($49.9 billion net) on behalf of 543 clients worldwide. Since its inception in 1970, PGIM Real Estate has grown to 18 offices around the world that offer its clients a range of real estate equity, debt, and securities investment strategies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

The Properties. The properties include eight Tier III powered shell data centers, totaling 1,042,933 SF, built between 1977 and 2012. As of September 6, 2018, the properties were 100.0% occupied by four tenants subject to eight, triple-net leases.

According to the appraisal, the two main types of data center space are wholesale and retail. The wholesale data center space involves larger footprints of space in either powered shell condition, fully conditioned (1st generation or turn-key build), or legacy space (2nd generation build). The retail data center space (also referred to as “colocation space” or “carrier hotels”) is leased in smaller footprints of space, such as rack, cabinet and/or cage configurations. The properties securing the Whole Loan represent powered shell spaces in which the landlord delivered the subject buildings in shell condition but had the power and fiber connectivity already integrated in the respective sites. The respective tenants were then required to invest their own capital to build out the internal infrastructure and improvements. Six of the eight properties are currently being utilized by their respective tenants as retail colocation facilities while the remaining two are used as wholesale data center space (see table below).

According to a third party provider of data center certifications, data centers are divided into four tiers, based on the load capacity and redundancy of the facilities. Tier I is the lowest while Tier IV is the highest in terms of redundancy and resiliency, and there is a direct correlation between the tier level and the cost to build a data center. According to the appraisal, the properties are all estimated to be Tier III data centers. Tier III data centers have multiple paths for power distribution to the site and fully redundant components, allowing for maintenance on one path without disruption to any part of the facility. Tier III level capability allows for any planned site infrastructure activity without disrupting the computer hardware operation in any way. Each of the properties is improved with raised floor space (an elevated floor that creates space that can be used for cooling, electrical and mechanical services).

Portfolio Summary

#	Property Name - Location	Allocated Whole Loan Amount	% of ALA	NRA (SF)	Occupancy	Year Built/ Renovated	UW NCF	% of UW NCF	Appraised Value	Cut-off Date LTV
1	14901 FAA Boulevard – Fort Worth, TX	$42,800,000	20.2%	263,700	100.0%	2000 / N/A	$5,402,268	22.0%	$78,300,000	54.7%
2	4650 Old Ironsides Drive – Santa Clara, CA	37,400,000	17.6	124,383	100.0%	1977 / 2012	4,032,392	16.5	68,400,000	54.7%
3	43790 Devin Shafron Drive – Ashburn, VA	30,200,000	14.2	152,138	100.0%	2011 / N/A	3,536,650	14.4	55,300,000	54.6%
4	636 Pierce Street – Somerset, NJ	25,100,000	11.8	108,336	100.0%	2001 / 2003	3,102,134	12.7	45,800,000	54.8%
5	21551 Beaumeade Circle – Ashburn, VA	22,600,000	10.7	152,504	100.0%	2012 / N/A	2,188,528	8.9	41,300,000	54.7%
6	7505 Mason King Court – Manassas, VA	19,600,000	9.2	109,650	100.0%	2003 / N/A	2,073,396	8.5	35,900,000	54.6%
7	4700 Old Ironsides Drive – Santa Clara, CA	19,100,000	9.0	90,139	100.0%	1993 / 1997	2,057,662	8.4	34,900,000	54.7%
8	444 Toyama Drive – Sunnyvale, CA	15,200,000	7.2	42,083	100.0%	1999 / N/A	2,116,834	8.6	27,700,000	54.9%
Total/Wtd Avg.:		$212,000,000	100.0%	1,042,933	100.0%		$24,509,863	100.0%	$387,600,000	54.7%

Facility Type

#	Property Name	Region	Tenant	NRA (SF)	Lease Expiration	Annual UW Rent PSF	Facility Type	Power (Gross)	Power Density(1)
1	14901 FAA Boulevard	Dallas	Cyxtera	263,700	2/2/2022	$22.82	Colocation	24.0 MW	91 W/SF
2	4650 Old Ironsides Drive	Silicon Valley	Cyxtera	124,383	4/30/2027	$38.41	Colocation	10.0 MW	80 W/SF
3	43790 Devin Shafron Drive	Northern Virginia	VADATA	152,138	5/31/2021	$25.34	Colocation	10.0 MW	66 W/SF
4	636 Pierce Street	New York /New Jersey	BNY Mellon	108,336	4/30/2023	$31.94	Wholesale	8.0 MW	74 W/SF
5	21551 Beaumeade Circle	Northern Virginia	Equinix	152,504	12/31/2023	$16.35	Colocation	7.0 MW	46 W/SF
6	7505 Mason King Court	Northern Virginia	VADATA(2)	109,650	12/31/2023	$19.72	Colocation	20.0 MW	182 W/SF
7	4700 Old Ironsides Drive	Silicon Valley	Cyxtera	90,139	4/30/2027	$27.26	Colocation	10.0 MW	110 W/SF
8	444 Toyama Drive	Silicon Valley	Equinix	42,083	7/31/2022	$55.09	Wholesale	6.2 MW	147 W/SF

(1)	Power Density is calculated by dividing Power (Gross) by Size (SF). One MW is equal to one million watts.

(2)	VADATA has a one-time right to terminate its lease at the 7505 Mason King Court property effective December 31, 2020, with 9 months’ notice, subject to a termination fee equal to unamortized tenant improvement costs and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

14901 FAA Boulevard – Fort Worth, TX. The 14901 FAA Boulevard property is a 263,700 SF, single-story powered shell data center with 180,000 SF of raised floor space. The building is situated on an 11.5-acre site, contains 222 parking spaces, resulting in a parking ratio of approximately 0.8 spaces per 1,000 SF of NRA, and is currently supplied with 24.0 megawatts (“MW”) of power (gross), indicating a power density of 91 watts/SF. Built in 2000, the Energy Star certified asset is fully occupied by Cyxtera, which operates a colocation facility at the property. Cyxtera and its predecessors-in-interest have been at the 14901 FAA Boulevard property since 2006.

4650 Old Ironsides Drive – Santa Clara, CA. The 4650 Old Ironsides Drive property is a 124,383 SF, single-story powered shell data center, with 80,000 SF of raised floor space. The building is situated on a 6.5-acre site, contains 78 parking spaces, resulting in a parking ratio of approximately 0.6 spaces per 1,000 SF of NRA, and is currently supplied with 10.0 MW of power (gross), indicating a power density of 80 watts/SF. Built in 1977, the Energy Star certified asset was extensively renovated and expanded by 80,000 SF in 2012 at a cost of approximately $23.5 million (paid for by the tenant). The 4650 Old Ironsides Drive property is fully occupied by Cyxtera, which operates a colocation facility at the property. Cyxtera and its predecessors-in-interest have been at the 4650 Old Ironsides Drive property since 2004.

43790 Devin Shafron Drive – Ashburn, VA. The 43790 Devin Shafron Drive property is a 152,138 SF, single-story powered shell data center, with 106,000 SF of raised floor space. The building is situated on a 4.6-acre site and contains 59 parking spaces, resulting in a parking ratio of approximately 0.4 spaces per 1,000 SF of NRA. The 43790 Devin Shafron Drive property is currently supplied with 10.0 MW of power (gross), indicating a power density of 66 watts/SF. Built in 2011, the 43790 Devin Shafron Drive property is fully occupied by VADATA, Inc. (“VADATA”), a wholly-owned subsidiary of Amazon.com, Inc., which operates a colocation facility at the property. VADATA has been at the 43790 Devin Shafron Drive property since its completion in 2011.

The 43790 Devin Shafron Drive property comprises a freestanding building that is part of a land condominium. The Prudential – Digital Realty Portfolio Borrower has 50.0% of the voting rights in the related owners’ association. The condominium documents provide that each owner is responsible for maintenance of its respective building. The Whole Loan documents provide for recourse to the Prudential – Digital Realty Portfolio Borrower and the guarantor for losses in connection with any termination or material modification of the condominium documents or termination or subdivision of the condominium without the lender’s consent. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests” in the Preliminary Prospectus.

636 Pierce Street – Somerset, NJ. The 636 Pierce Street property is a 108,336 SF, single-story powered shell data center with 61,990 SF of raised floor space. The building is situated on a 19.6-acre site, contains 281 parking spaces, resulting in a parking ratio of approximately 2.6 spaces per 1,000 SF of NRA, and is currently supplied with 8.0 MW of power (gross), indicating a power density of 74 watts/PSF. Built in 2001 and renovated in 2003, the 636 Pierce Street property is fully occupied by The Bank of New York Mellon (“BNY Mellon”), which utilizes the building as data center space for its own use. BNY Mellon has been at the 636 Pierce Street property since 2003.

21551 Beaumeade Circle – Ashburn, VA. The 21551 Beaumeade Circle property is a 152,504 SF, single-story powered shell data center with approximately 107,000 SF of raised floor space. The building is situated on a 10.7-acre site, contains 102 parking spaces, resulting in a parking ratio of approximately 0.7 spaces per 1,000 SF of NRA, and is currently supplied with 7.0 MW of power (gross), indicating a power density of 46 watts/SF. The 21551 Beaumeade Circle property was built-to-suit in 2012 for Equinix, LLC (“Equinix”), which operates a colocation facility at the property.

7505 Mason King Court – Manassas, VA. The 7505 Mason King Court property is a 109,650 SF, single-story powered shell data center with approximately 76,000 SF of raised floor space. The building is situated on a 7.7-acre site, contains 117 parking spaces, resulting in a parking ratio of approximately 1.1 spaces per 1,000 SF of NRA, and is currently supplied with 20.0 MW of power (gross), indicating a power density of 182 watts/SF. Built in 2003, the asset is fully occupied by VADATA, a wholly-owned subsidiary of Amazon.com, Inc., which operates a colocation facility at the property. VADATA has been at the 7505 Mason King Court property since 2009.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

4700 Old Ironsides Drive – Santa Clara, CA. The 4700 Old Ironsides Drive property is a 90,139 SF, single-story powered shell data center with approximately 88,000 SF of raised floor space. The building is situated on a 6.5-acre site, contains 257 parking spaces, resulting in a parking ratio of approximately 2.9 spaces per 1,000 SF of NRA, and is currently supplied with 10.0 MW of power (gross), indicating a power density of 110 watts/SF. Built in 1993 and renovated in 1997, the Energy Star certified asset is fully occupied by Cyxtera, which operates a colocation facility at the property. Cyxtera and its predecessors-in-interest have been at the 4700 Old Ironsides Drive property since 2004.

444 Toyama Drive – Sunnyvale, CA. The 444 Toyama Drive property is a 42,083 SF, two-story powered shell data center with approximately 32,000 SF of raised floor space. The building is situated on a 2.3-acre site, contains 281 parking spaces, resulting in a parking ratio of approximately 6.7 spaces per 1,000 SF of NRA, and is currently supplied with 6.2 MW of power, indicating a power density of 147 watts/SF. Built in 1999, the 444 Toyama Drive property is fully occupied by Equinix, which utilizes the building for its own use as a data center. Equinix has been at the 444 Toyama Drive property since 2007.

Major Tenants. The properties are 100.0% leased to four tenants under eight leases. Each of the properties is leased to a single tenant on a triple-net basis with 3.0% weighted average contractual annual rent increases. On average, the tenants have been in occupancy in their respective spaces since 2007. The properties have been 100.0% occupied since 2013.

Cyxtera. The largest tenant at the properties is Cyxtera (B1/B by Moody’s/S&P; 45.9% of NRA; 47.9% of underwritten base rent), which fully occupies the 14901 FAA Boulevard, 4650 Old Ironsides Drive and 4700 Old Ironsides Drive properties. Cyxtera was created in 2017 by BC Partners and Medina Capital following the acquisition of a data center footprint and associated colocation business from CenturyLink. Cyxtera provides data center colocation, enterprise application cloud computing, hybrid cloud, cybersecurity and analytics solutions to over 3,500 customers worldwide. Cyxtera’s portfolio includes 57 data centers totaling approximately 2.6 million SF.

VADATA. The second largest tenant at the properties is VADATA (A+/Baa1/AA- by Fitch/Moody’s/S&P; 25.1% of NRA; 22.2% of underwritten base rent), which fully occupies the 43790 Devin Shafron Drive and 7505 Mason King Court properties. VADATA is the data center division of Amazon Web Services, the cloud computing segment of Amazon.com, Inc. Both of VADATA’s leases are guaranteed by Amazon.com, Inc.

Equinix. The third largest tenant at the properties is Equinix (NASDAQ: EQIX; BB/Ba3/BB+ by Fitch/Moody’s/S&P; 18.7% of NRA; 17.4% of underwritten base rent), which fully occupies the 21551 Beaumeade Circle and 444 Toyama properties. Equinix connects more than 9,800 companies directly to their customers and partners across its data center and interconnection platform. Headquartered in Redwood, California, Equinix operates over 180 data centers in 44 markets on five continents.

The Markets. The properties are located in four markets, which, according to the appraisal, are the top four data center markets in the United States: (1) Northern Virginia/Washington D.C., (2) Greater New York/Northern New Jersey, (3) Silicon Valley and (4) Dallas/Fort Worth. According to the appraisal, the United States data center market continues to grow due to increasing demand for data processing and storage. This demand is driven by a variety of factors, including increasing network bandwidth growth due to social media, growth in global e-commerce and services, and continued rise of the internet and accelerating intensity of usage.

Market	Number of Properties	NRA (SF)	% of NRA	UW NCF	% of UW NCF
Silicon Valley	3	256,605	24.6%	$8,206,888	33.5%
Northern Virginia/Washington D.C.	3	414,292	39.7%	$7,798,574	31.8%
Dallas/Fort Worth	1	263,700	25.3%	$5,402,268	22.0%
Greater New Jersey/New York	1	108,336	10.4%	$3,102,134	12.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

Silicon Valley. The 4650 Old Ironsides Drive, 4700 Old Ironsides Drive and 444 Toyama Drive properties (collectively 24.6% of the NRA and 33.5% of UW NCF) are located within the Silicon Valley data center market. According to the appraisal, Silicon Valley is the third largest multi-tenant data center market in the United States, with nearly 3.7 million SF of space currently in operation and 240 MW of power. The appraisal concluded market rents for the 4650 Old Ironsides Drive, 4700 Old Ironsides Drive and 444 Toyama Drive properties of $39.00 PSF, $27.00 PSF and $45.00 PSF, respectively, all on a net basis.

Northern Virginia. The 43790 Devin Shafron Drive, 21551 Beaumeade Circle and 7505 Mason King Court properties (collectively 39.7% of the NRA, 31.8% of UW NCF) are located within the Northern Virginia data center market. According to the appraisal, with respect to square footage, Northern Virginia is the largest multi-tenant data center market in the United States with over 4.8 million SF of space currently in operation and 666 MW of power. Furthermore, according to a news publication, an estimated 70% of global internet traffic passes through Northern Virginia daily. The appraisal concluded market rents for the 43790 Devin Shafron Drive, 21551 Beaumeade Circle and 7505 Mason King Court properties of $27.00 PSF, $24.00 PSF and $24.00 PSF, respectively, all on a net basis.

Dallas/Fort Worth. The 14901 FAA Boulevard property (25.3% of NRA, 22.0% of UW NCF) is located within the Dallas/Fort Worth data center market. According to the appraisal, Dallas/Fort Worth is the fourth largest multi-tenant data center market in the Unites States, with approximately 3.4 million SF of space currently in operation and 364 MW of power. According to the appraisal, the cost to build and operate data centers is significantly lower in Dallas than in other top North American markets, due primarily to lower land and materials costs and no state income tax. The appraisal concluded a market rent for the 14901 FAA Boulevard property of $22.20 PSF, on a net basis.

Northern New Jersey/New York. The 636 Pierce Street property (10.4% of NRA, 12.7% of UW NCF) is located within the Northern New Jersey/New York data center market. According to the appraisal, the Northern New Jersey/New York data center market is the second largest multi-tenant data center market in the United States with approximately 4.2 million SF of space currently in operation and 473 MW of power. The market benefits from New York City, as a key point of confluence for North American and European fiber networks. A large number of European carriers and service providers use low-cost transatlantic fiber capacity and wavelength services to establish points of presence in New York. The appraiser concluded a market rent for the 636 Pierce Street property of $30.00 PSF, on a net basis.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
100.0%	100.0%	100.0%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

Tenant Summary

Tenant	Ratings Fitch/Moody’s/S&P (1)	NRA (SF)	% of Total NRA	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Cyxtera – 14901 FAA Boulevard	NR / B1 / B	263,700	25.3%	$6,016,374	21.8%	$22.82	2/2/2022
Cyxtera – 4650 Old Ironsides Drive	NR / B1 / B	124,383	11.9	4,777,054	17.3	$38.41	4/30/2027
Cyxtera – 4700 Old Ironsides Drive	NR / B1 / B	90,139	8.6	2,457,588	8.9	$27.26	4/30/2027
Cyxtera Total		478,222	45.9%	$13,251,017	47.9%	$27.71
VADATA (Amazon) – 43790 Devin Shafron	A+ / Baa1 / AA-	152,138	14.6	3,865,908	14.0	$25.41	5/31/2021
VADATA (Amazon) – 7505 Mason King Court	A+ / Baa1 / AA-	109,650	10.5	2,264,945	8.2	$20.66	12/31/2023(3)
VADATA (Amazon) Total		261,788	25.1%	$6,130,853	22.2%	$23.42
Equinix – 21551 Beaumeade Circle	BB / Ba3 / BB+	152,504	14.6	2,492,794	9.0	$16.35	12/31/2023
Equinix – 444 Toyama Drive	BB / Ba3 / BB+	42,083	4.0	2,318,412	8.4	$55.09	7/31/2022
Equinix Total		194,587	18.7%	$4,811,206	17.4%	$24.73
BNY Mellon	AA- / A1 / A	108,336	10.4%	$3,460,000	12.5%	$31.94	4/30/2023
Subtotal/Wtd. Avg.		1,042,933	100.0%	$27,653,076	100.0%	$26.51
Vacant Space		0	0.0	0	0.0	$0.00
Total:		1,042,933	100.0%	$27,653,076	100.0%	$26.51

(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(2)	Based on the underwritten rent roll, including rent increases occurring through September 2019 totaling $651,441 and straight-line rent averaging over the remaining lease term for VADATA totaling $114,197. VADATA’s current rental rate is $19.23 PSF at the 7505 Mason King Court property and $24.60 PSF at the 43790 Devin Shafron Drive property (weighted average of $22.35 PSF).

(3)	VADATA has a one-time right to terminate its lease at only the 7505 Mason King Court property effective December 31, 2020, with 9 months’ notice, subject to a termination fee equal to unamortized tenant improvement costs and leasing commissions.

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	1	152,138	14.6	3,865,908	14.0	152,138	14.6%	$3,865,908	14.0%
2022	2	305,783	29.3	8,334,786	30.1	457,921	43.9%	$12,200,694	44.1%
2023	3	370,490	35.5	8,217,739	29.7	828,411	79.4%	$20,418,433	73.8%
2024	0	0	0.0	0	0.0	828,411	79.4%	$20,418,433	73.8%
2025 & Beyond	2	214,522	20.6	7,234,643	26.2	1,042,933	100.0%	$27,653,076	100.0%
Vacant	NAP	0	0.0	NAP	NAP	1,042,933	100.0%	NAP	NAP
Total	8	1,042,933	100.0%	$27,653,076	100.0%

(1)	Based on the underwritten rent roll. UW Base Rent includes base rent and rent increases occurring through September 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)	Underwritten(2)	PSF	%(3)
Gross Potential Rent	$24,586,150	$25,180,137	$25,790,795	$26,147,281	$27,653,076	$26.51	88.0%
Total Recoveries	3,747,608	4,973,838	5,218,266	5,470,766	5,436,456	$5.21	17.3%
(Vacancy/Collection Loss)	0	0	0	0	(1,654,477)	($1.59)	(5.3%)
Effective Gross Income	$28,333,758	$30,153,975	$31,009,061	$31,618,046	$31,435,055	$30.14	100.0%
Total Expenses	$3,663,014	$5,218,019	$5,520,559	$5,756,344	$6,299,432	$6.04	20.0%
Net Operating Income	$24,670,744	$24,935,956	$25,488,502	$25,861,702	$25,135,623	$24.10	80.0%
Total TI/LC, Capex/RR	0	0	0	0	625,760	$0.60	2.0%
Net Cash Flow	$24,670,744	$24,935,956	$25,488,502	$25,861,702	$24,509,863	$23.50	78.0%

(1)	TTM represents the trailing twelve month period ending June 30, 2018.

(2)	Gross Potential Rent includes Base Rent and Rent Increases occurring through September 2019 totaling $651,441 and straight-line rent averaging over the remaining lease term for VADATA (Amazon) totaling $114,197.

(3)	% column represents percent of Effective Gross Income.

Property Management. The property is managed by Digital Realty Core Properties 1 Manager, LLC, an affiliate of the sponsor.

Escrows and Reserves.

Tax & Insurance Reserves – The requirement of the Prudential – Digital Realty Portfolio Borrower to make monthly deposits into tax & insurance reserve accounts is waived so long as a Cash Trap Event Period (as defined below) is not continuing. During a Cash Trap Event Period, 1/12th of the estimated annual taxes and insurance premiums are required to be deposited into the tax & insurance reserve accounts on a monthly basis. Notwithstanding anything to the contrary herein, (i) monthly insurance premiums will not be required during a Cash Trap Event Period as long as (a) no event of default has occurred and is continuing; and (b) the Prudential – Digital Realty Portfolio Borrower provides the lender with evidence that the properties are insured under an acceptable blanket policy and such policy is in full force and effect and (ii) monthly tax deposits will not be required during a Cash Trap Event Period to the extent that (a) no event of default has occurred and is continuing, (b) taxes are directly paid by any tenant to the relevant taxing authority pursuant to a duly executed lease and (c) such tenant(s) is not in monetary default or material non-monetary default under its lease.

TI/LC Reserves – The requirement of the Prudential – Digital Realty Portfolio Borrower to make monthly deposits to the TI/LC reserve account is waived so long as a Cash Trap Event Period is not continuing. During a Cash Trap Event Period, $130,367 is required to be deposited into the TI/LC reserve account on a monthly basis.

Replacement Reserve – The requirement of the Prudential – Digital Realty Portfolio Borrower to make monthly deposits to the replacement reserve account is waived so long as a Cash Trap Event Period is not continuing. During a Cash Trap Event Period, $17,382 is required to be deposited into the replacement reserve account on a monthly basis subject to a cap of $417,173.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 1 — Prudential - Digital Realty Portfolio

Lockbox / Cash Management. The Whole Loan documents require a soft lockbox with springing cash management into which the Prudential – Digital Realty Portfolio Borrower and property manager are required to cause all rents to be deposited. Prior to the first occurrence of a Cash Trap Event Period (defined below), all funds in the lockbox account are required to be swept into the Prudential – Digital Realty Portfolio Borrower’s operating account. Upon the first occurrence of a Cash Trap Event Period, the Whole Loan documents require the Prudential – Digital Realty Portfolio Borrower to direct all tenants to pay their rent directly into the lockbox account and that all rents received by the Prudential – Digital Realty Portfolio Borrower or the property manager be deposited into the lockbox account within two business days of receipt. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Whole Loan documents. During a Cash Trap Event Period, all excess cash flow after deposits for taxes, insurance premiums, debt service, reserves, operating expenses and other payments required by the loan documents are required to be deposited into an excess cash flow subaccount controlled by the lender and to be held as additional security for the Whole Loan. If no Cash Trap Event Period is in effect, all excess funds are required to be disbursed to the Prudential – Digital Realty Portfolio Borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the Whole Loan documents; or (ii) the net cash flow debt yield falling below 8.5% at the end of any calendar quarter.

Property Release. Following the prepayment lockout date or the defeasance lockout date (as applicable), the Prudential – Digital Realty Portfolio Borrower may obtain the release of any one or more of the properties, provided that, among other things, and in accordance with the Whole Loan documents, (a) no event of default has occurred and is continuing; (b) the Whole Loan is either partially defeased or partially prepaid (along with any applicable yield maintenance premium) in an amount equal to the greater of (i) 110% of the allocated loan amount of the property being released and (ii) the amount needed to satisfy the Debt Yield Test; (c) the net cash flow debt yield for the remaining properties immediately following the release is equal to or greater than the greater of (i) 11.0% and (ii) the net cash flow debt yield immediately prior to the release (the “Debt Yield Test”); (d) in connection with a partial defeasance, a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and (e) in connection with a partial defeasance, rating agency confirmation is received. The allocated loan amount for each of the remaining properties is subject to pro rata reduction by the release premium to account for previous prepayments and partial defeasances. Allocated loan amounts may also be reduced in connection with mandatory prepayments.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1)(2):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1)(2):	$65,000,000	Property Type - Subtype:	Mixed Use – Office / Design Showroom
% of Pool by IPB:	8.4%	Net Rentable Area (SF):	430,728
Loan Purpose:	Refinance	Location:	Seattle, WA
Borrower:	SDC Creative LLC	Year Built / Renovated:	1973 - 1983 / 2014 - 2018
Sponsors:	Fareed Kanani; Sean Hashem	Occupancy:	82.2%
Interest Rate:	5.0600%	Occupancy Date:	7/1/2018
Note Date:	9/5/2018	Number of Tenants:	42
Maturity Date:	9/6/2028	2015 NOI(5):	$1,280,278
Interest-only Period:	36 months	2016 NOI(5):	$893,239
Original Term:	120 months	2017 NOI(5):	$2,379,051
Original Amortization:	360 months	TTM NOI(5)(6):	$4,336,875
Amortization Type:	IO-Balloon	UW Economic Occupancy:	81.9%
Call Protection(3):	L(26), Def(89), O(5)	UW Revenues:	$10,383,366
Lockbox(4):	Hard	UW Expenses:	$3,602,496
Additional Debt(1):	Yes	UW NOI(7):	$6,780,869
Additional Debt Balance(1):	$26,000,000	UW NCF:	$6,187,073
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$130,300,000 / $303
Additional Future Debt Permitted:	No	Appraisal Date:	6/26/2018

Escrows and Reserves(8)				Financial Information(1)(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$211
Taxes:	$198,286	$33,048	N/A	Maturity Date Loan / SF:	$187
Insurance:	$70,561	$7,056	N/A	Cut-off Date LTV:	69.8%
Replacement Reserves:	$0	$7,179	N/A	Maturity Date LTV:	61.9%
TI/LC:	$2,000,000	$35,894	$1,200,000	UW NOI / UW NCF Amortizing DSCR:	1.15x / 1.05x
Engineering Reserve:	$15,845	N/A	N/A	UW NOI / UW NCF IO DSCR:	1.45x / 1.33x
Unfunded Obligations:	$627,391	N/A	N/A	UW NOI / UW NCF Debt Yield:	7.5% / 6.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)(2):	$91,000,000	99.8%	Payoff Existing Debt:	$70,976,161	77.8%
Sponsor Equity:	220,792	0.2	Earnout Reserve(2):	17,000,000	18.6
			Upfront Reserves:	2,912,083	3.2
			Closing Costs:	332,548	0.4
Total Sources:	$91,220,792	100.0%	Total Uses:	$91,220,792	100.0%

(1)	The Georgetown Squared & Seattle Design Center loan is part of a larger split whole loan evidenced by four pari passu notes with an aggregate Cut-off Date balance of approximately $91.0 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)

The Whole Loan included the funding of a $17.0 million earnout reserve controlled by the lender, which may be released in increments provided that, among other conditions, an 8.0% net cash flow debt yield is achieved. The implied net cash flow DSCR at the release(s) is 1.56x on an interest only basis and 1.23x on an amortizing basis. Any amounts not disbursed at the end of the 9th year of the loan term year will be used to pay down the Whole Loan on May 6, 2028. If the full $17.0 million is applied, the resulting balloon LTV would be 49.8%. The Cut-off Date LTV, UW NCF IO DSCR, UW NCF Amortizing DSCR and UW

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

NOI / UW NCF Debt Yield, based on the net Whole Loan amount of $74.0 million are 56.8%, 1.63x, 1.29x, 9.2% and 8.4%, respectively. For a more detailed description, please refer to “Earnout” below.

(3)	At any time after the earlier to occur of (i) October 6, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Whole Loan to be securitized, the borrower has the right to defease the Whole Loan.

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(5)	Tenants were relocated, and the buildings were renovated and repositioned from 2014 to 2018. As a result, NOI shown above varied and occupancy increased from 40.6% in 2016 to 82.2% in July 2018.

(6)	Represents trailing twelve months ending July 31, 2018.

(7)	UW NOI includes (i) rental income from tenants currently in free rent periods totaling $701,863, (ii) 21,317 SF of space executed in leases which commenced later than July 1, 2018 totaling $429,686 of rental income and (iii) rent increases occurring through August 31, 2019.

(8)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Georgetown Squared & Seattle Design Center Whole Loan is a $91.0 million first mortgage loan (which includes funding of a $17.0 million earnout reserve) secured by the fee interest in a 430,728 SF office and design center complex that consists of two main buildings attached by a second floor sky bridge located in Seattle, Washington. The loan has a 10-year term and will amortize on a 30-year schedule following an initial interest-only period of 3 years.

The Whole Loan is evidenced by four pari passu notes. The controlling Note A-1 and non-controlling Note A-2 are being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. The Whole Loan is expected to be serviced under the CSAIL 2018-C14 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2018-C14 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1, A-2	$65,000,000	$65,000,000	CSAIL 2018-C14	Y	Y
Note A-3, A-4(1)	26,000,000	26,000,000	Column	N	N
Total	$91,000,000	$91,000,000

(1)	Notes are expected to be contributed to one or more future securitizations.

The Borrower. The borrowing entity for the loan is SDC Creative LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is owned and controlled by Sean Hashem and Fareed Kanani.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Sean Hashem and Fareed Kanani; the founders of Greenbridge Investment Partners.

Established in 2012, Greenbridge Investment Partners is a full-service commercial real estate firm that specializes in ownership, property management, leasing, construction and turnaround of value-add and core plus properties. Sean Hashem has over 28 years of experience in commercial real estate, specializing as an owner and developer. Mr. Hashem’s real estate portfolio spans over various commercial properties located in California, Kansas, Nevada, Texas and Washington. Fareed Kanani has over 20 years of experience serving in senior banking positions and management roles and has served Fortune 500 companies in the procurement, asset management and disposition of large commercial portfolios with particular experience as a manager of distressed commercial and homebuilder construction assets.

The Property. The property is a 430,728 SF office and design center complex located 4.4 miles south of the Seattle central business district (“CBD”) in Seattle, WA. The property consists of two buildings attached by a second floor enclosed glass sky bridge on a 5.0 acre site. Settle Design Center (“SDC”) is 153,461 SF design and showroom space and Georgetown Squared (“G2”) is a 277,267 SF Class A creative office space. The property was constructed from 1973 to 1983 and repositioned from 2014 to 2018. Together, the property is 82.2% leased to a diverse mix of 42 tenants, which have a remaining weighted average lease term of 8.8 years. No single tenant occupies more than 10.0% of the overall NRA and 12.1% of UW Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

The sponsors acquired the property in 2014 and invested $21.8 million ($51 PSF) through Q2 2018 to complete major renovations and reposition the property. Capital improvements at G2 include an additional elevator installation in the atrium, modernization of systems and finishes, glazing ($13.0 million), atrium, lobby and bathroom renovations ($1.2 million) and cooling tower installation ($0.8 million). At SDC the two-story atrium was refinished with a glass-dome, tile floors, glass stair case and an elevator ($3.1 million). Additionally, the sponsors have invested approximately $18.8 million in TI/LC (through Q2 2018). In total the sponsors have invested approximately $40.6 million in capital expenditures and tenanting costs resulting in increased occupancy from 40.6% in 2016 to 82.2% in July 2018. Additionally, the sponsors plan to complete the development of an additional parking lot on the adjacent Orcas Street pad, which is expected to add 101 additional parking spaces, and update the camera system. The property has 512 existing parking spaces 264 of which are located in a covered garage.

Georgetown Squared (“G2”) - A five-story 277,267 SF building that includes a multi-story atrium and is comprised of creative office space. Amenities include a full-service fitness center with locker rooms and a common conference room with a full suite of audiovisual tools available to tenants for meetings, teleconferencing and presentations. The property’s floor to ceiling windows offer unobstructed views of the downtown Seattle skyline and Mount Rainier. Major tenants include Darigold Inc., an agricultural cooperative that produces and distributes dairy products (10.0% of NRA / 12.1% of UW Rent), R. R. Donnelley & Sons Company, a Fortune 500 integrated communications company that provides marketing and business communications, commercial printing, and related services (7.8% of NRA / 9.4% of UW Rent), and Archbright, a firm that specializes in HR, staffing, and legal counsel advisory services (6.7% of NRA / 9.0% of UW Rent). As of July 1, 2018, G2 was 77.5% leased. The sponsors have executed 17 new leases since 2015 and 3 leases since July 2018. There are two levels of garage parking below the office floors.

Seattle Design Center (“SDC”) - A two-story, 153,461 SF design and showroom space for fine home furnishings and design services. Amenities include a 10,004 SF glass-domed atrium with capacity for 899 people that is frequently used as event space. Major tenants include Jennifer West LLC, a distributor of ultra-high-end furnishings (2.7% of NRA / 4.0% of UW Rent), Trammell-Gagne LLC, a distributor of high-end furniture, lighting and wallcoverings (2.7% of NRA / 3.9% of UW Rent), and Kelly Forslund, Inc., a distributor of interior furnishings, lighting and textiles (2.3% of NRA / 2.8% of UW Rent). As of July 1, 2018, SDC was 90.7% leased. The repositioned SDC is home to numerous showrooms, which are currently occupied by a diverse roster of tenants representing over 1,500 manufacturers of furnishings, fabrics, wall coverings, floor coverings, millwork, custom cabinetry, home electronics, lighting and accessories. The repositioning included the consolidation of design and showroom uses into SDC from G2.

The property is located at 5701 & 5601 Sixth Avenue South in the Georgetown neighborhood, approximately 4.4 miles from Seattle CBD. The Georgetown neighborhood is located just north of the Boeing airfield and just south of the Sodo District. The property is along 4th Avenue South which connects to the Seattle CBD. Primary highway access to the property is provided by I-5, SR 99, and SR 509.

The Market. The property is located in the Georgetown neighborhood of Seattle, WA, within the Seattle-Bellevue-Everett metropolitan statistical area, approximately 4.4 miles south of the Seattle CBD. The Georgetown area offers many benefits to tenants including proximity to the CBD, direct access to the freeway system, lower rents (27% discount as compared to the CBD rents according to a third party market data provider), and lower parking costs. The neighborhood generally functions as an industrial arts and design district south of downtown Seattle.

The SDC subject property and The Pacific Market Center (f/k/a the Seattle Gift Mart) are integral parts of the arts and culture district in Seattle’s Georgetown neighborhood. Many area tenants and businesses provide services to SDC and Pacific Market Center or offer related goods in a freestanding format surrounding these properties. The Pacific Market Center has traditionally catered to the wholesale gift industry and has two floors that are utilized for convention and trade show space as well has as high tech office space.

Boeing Field (a.k.a. King County International Airport) is located along the southeast fringe of the subject neighborhood. Boeing Field is one of the busiest primary non-hub airports in the nation. Boeing Field serves small commercial passenger airlines and cargo carriers, as well as private, corporate, and military aircraft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

The Georgetown area is mostly built out with industrial users, low-rise commercial uses, residences and retail. The capacity for new development in the Georgetown area is limited by high land prices and zoning that restricts non-industrial development. As a result, new development generally is the redevelopment of an existing, older property. Located 0.6 miles south of the property is Georgetown Crossroads, the first multi-story warehouse distribution center at a major seaport. Prologis broke ground on the 590,000 SF Georgetown Crossroads in April 2017, which is scheduled for completion by the end of 2018. The three-story project includes loading dock warehouse space on the first two floors served by truck ramps and 180,000 SF of 16 foot clear height space on the third floor marketed for light warehouse/manufacturing, creative office, laboratory, and production uses.

According to a third party market data provider, as of the second quarter of 2018 the Seattle Close-In office market contained 5.6 million SF of office space with an overall vacancy rate of 5.9%. The appraisal concluded per square foot market rents of $23.00 PSF NNN for the showroom and design space and $22.00 PSF NNN for the office space. According to the appraisal, the property’s competitive set consists of the seven properties detailed in the table below.

Office Leasing Competitive Set Summary(1)

Property Name	Year Built / Renovated	NRA (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	NNN Rent/SF
G2 & SDC	1973 - 1983 / 2014 - 2018	430,728(2)	Various	N/A	N/A	N/A	N/A
705 Union Station	2001 / N/A	256,454	Sound Transit	78,538	October 2018	5.2	$32.00
1201 Western Building	1910 / 2007	103,379	Confidential	19,241	June 2019	5.0	$25.00
Home Plate Center I&II	2012 / N/A	349,418	Occulus	35,989	December 2017	7.2	$35.00
1411 Fourth Avenue	1928 / N/A	124,339	WeWork	98,483	May 2018	10.5	$28.00
Triton Towers	1980 / N/A	407,107	Genoa	20,138	April 2018	5.4	$18.00
American Life Building	1968 / N/A	48,680	Confidential	3,547	June 2016	7.0	$18.00
Olympic Block	1985 / N/A	70,796	Fierce, Inc.	10,235	April 2018	2.4	$25.00

(1)	Source: Appraisal.

(2)	Based on the July 1, 2018 underwritten rent roll.

Historical and Current Occupancy(1)

2015(2)	2016(3)	2017(3)	Current(4)
N/A	40.6%	61.8%	82.2%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	2015 occupancy is not available as the property’s repositioning was not yet completed.

(3)	In 2017 approximately 130,967 SF of space was leased including Darigold Inc. (36,876 SF), Archbright (28,960 SF); NETFORTRIS Acquisition Co. Inc. (15,835 SF) and Girl Scouts of Western WA (10,412 SF).

(4)	Based on the July 1, 2018 underwritten rent roll. In 2018 approximately 57,983 SF of space was leased, including R.R. Donnelley & Sons Company (33,469 SF expansion) and Trammell-Gagne LLC (11,552 SF).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

Top Ten Tenant Summary(1)

Tenant	Type	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date
Darigold Inc.	Office Space	43,001	10.0%	$19.00	12.1%	10/31/2029(2)
R. R. Donnelley & Sons Company	Office Space	33,469	7.8	$18.87	9.4	10/31/2025(3)
Archbright	Office Space	28,960	6.7	$21.00	9.0	6/30/2027
Andersen Construction NW	Office Space	24,275	5.6	$21.00	7.6	5/31/2027(4)
Open Square	Office Space	23,422	5.4	$18.54	6.4	5/31/2026
NETFORTRIS Acquisition Co. Inc.	Office Space	15,835	3.7	$22.00	5.2	2/28/2023
Jennifer West LLC	Design Center Space	11,662	2.7	$23.00	4.0	11/30/2023
Trammell-Gagne LLC	Design Center Space	11,552	2.7	$23.00	3.9	6/30/2028
Construction Loan Services LLC	Office Space	10,972	2.5	$20.00	3.3	6/30/2028
Girl Scouts of Western WA	Office Space	10,412	2.4	$20.00	3.1	7/31/2029
Total:		213,560	49.6%		63.9%

(1)	Based on the July 1, 2018 underwritten rent roll.

(2)	Darigold Inc. may terminate its lease after May 1, 2025 by giving 12 months’ advance notice.

(3)	R. R. Donnelley & Sons Company may terminate its lease effective October 1, 2023 by giving 12 months’ advance notice.

(4)	Andersen Construction NW may terminate its lease effective July 1, 2024 by giving notice on or after February 1, 2023 through and including June 30, 2023.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring(2)	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	1	7,585	1.8%	$180,000	2.7%	7,585	1.8%	$180,000	2.7%
2018	0	0	0.0	0	0.0	7,585	1.8%	$180,000	2.7%
2019	0	0	0.0	0	0.0	7,585	1.8%	$180,000	2.7%
2020	4	6,617	1.5	127,503	1.9	14,202	3.3%	$307,503	4.6%
2021	4	6,725	1.6	85,969	1.3	20,927	4.9%	$393,472	5.8%
2022	2	11,481	2.7	177,694	2.6	32,408	7.5%	$571,166	8.5%
2023	8	45,746	10.6	975,460	14.5	78,154	18.1%	$1,546,626	22.9%
2024	4	13,384	3.1	251,764	3.7	91,538	21.3%	$1,798,390	26.6%
2025	7	68,832	16.0	1,300,175	19.3	160,370	37.2%	$3,098,564	45.9%
2026	2	27,114	6.3	517,314	7.7	187,484	43.5%	$3,615,878	53.6%
2027	5	73,649	17.1	1,524,560	22.6	261,133	60.6%	$5,140,438	76.2%
2028	3	27,217	6.3	583,689	8.6	288,350	66.9%	$5,724,127	84.8%
2029 & Beyond(3)	4	65,815	15.3	1,025,259	15.2	354,165	82.2%	$6,749,386	100.0%
Vacant	NAP	76,563	17.8	NAP	NAP	430,728	100.0%	NAP	NAP
Total	44	430,728	100.0%	$6,749,386	100.0%

(1)	Based on the underwritten rent roll. UW Rent includes base rent and rent increases occurring through August 31, 2019.

(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	2029 & Beyond includes an event and gym space that does not have any rent associated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

Operating History and Underwritten Net Cash Flow

	2015(1)	2016(1)	2017(2)	TTM(3)	Underwritten(4)	PSF	%(5)
Rents in Place	$2,352,826	$2,402,319	$4,570,210	$5,545,017	$6,749,386	$15.67	57.0%
Rent Steps	0	0	0	0	214,871	$0.50	1.8%
Vacant Income	0	0	0	0	1,517,210	$3.52	12.8%
Gross Potential Rent	$2,352,826	$2,402,319	$4,570,210	$5,545,017	$8,481,467	$19.69	71.7%
Total Reimbursements	937,066	864,905	1,722,232	2,138,280	3,354,133	$7.79	28.3%
Net Rental Income	$3,289,892	$3,267,224	$6,292,442	$7,683,297	$11,835,600	$27.48	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(2,138,909)	($4.97)	(20.6%)
(Concessions)	(130,057)	(306,900)	(1,129,771)	(741,199)	0	$0.00	0.0%
Other Income(6)	112,426	154,880	257,806	455,230	686,674	$1.59	6.6%
Effective Gross Income	$3,272,261	$3,115,204	$5,420,477	$7,397,327	$10,383,366	$24.11	100.0%
Total Expenses	$1,991,983	$2,221,965	$3,041,426	$3,060,453	$3,602,496	$8.36	34.7%
Net Operating Income	$1,280,278	$893,239	$2,379,051	$4,336,875	$6,780,869	$15.74	65.3%
Total TI/LC, Capex/RR	0	0	0	0	593,796	$1.38	5.7%
Net Cash Flow	$1,280,278	$893,239	$2,379,051	$4,336,875	$6,187,073	$14.36	59.6%

(1)	The decrease in NOI from 2015 to 2016 is primarily due to increased rent abatements including the first five months for Workspace Development LLC (dba Open Square); one month for Andersen Construction; three months for West Highland Design LLC; and six months for Leicht NY LLC totaling approximately $273,149.

(2)	2017 includes an additional 130,967 SF of leased space totaling approximately $2.2 million of additional rental income and $857,237 of additional reimbursable income. In 2018 occupancy further increased to 82.2% including $974,807 of additional rental income and $416,048 of additional reimbursable income.

(3)	TTM represents the trailing twelve month period ending July 1, 2018.

(4)	Underwritten Net Cash Flow includes (i) rental income from tenants currently in free rent periods consisting primarily of R.R. Donnelley & Sons Company, Zivelo, Inc., and Conscious Eatery, LLC., totaling $701,863, (ii) 21,317 SF of space executed in leases which commenced later than July 1, 2018 comprising an additional $429,686 of rental income and (iii) rent increases occurring through August 31, 2019.

(5)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(6)	Underwritten Other income includes $423,840 of parking income as well as storage rental income, rooftop antenna income, and event income.

Property Management. The property is managed by Greenbridge Management Inc., an affiliate of the sponsors, and sub-managed and staffed by Jones Lang LaSalle Americas, Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow $2,000,000 for tenant improvements and leasing commissions, $627,391 for unfunded obligations including TI/LCs and free rents, $198,286 for real estate taxes, $70,561 for insurance and $15,845 for immediate repairs.

TI/LC Reserves – On a monthly basis, the borrower is required to deposit $35,894 for ongoing tenant improvements and leasing commissions subject to a cap of $1,200,000.

Replacement Reserves – On a monthly basis, the borrower is required to deposit $7,179 ($0.20 PSF per annum).

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently amounts to $33,048.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently amounts to $7,056.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Mortgage Loan No. 2 — Georgetown Squared & Seattle Design Center

Earnout. The borrower deposited $17.0 million at origination in a lender controlled earnout reserve, which will be disbursed to the borrower upon request subject to (i) the property achieving an 8.0% net cash flow debt yield (based on the Whole Loan amount of $91.0 million less the remaining balance of the earnout reserve after giving effect to the requested earnout reserve draw), (ii) no event of default has occurred and is continuing and (iii) no cash sweep period is continuing. The borrower may request disbursements during the first nine years of the loan term but not more than twice in any calendar month and in amounts not less than $2.0 million. Any undisbursed amounts remaining in the earnout reserve on May 6, 2028 must be applied to pay down the debt on such date (which such date is the beginning of the open prepayment period).

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. During the continuance of a Cash Sweep Event (as defined below), all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

“Cash Sweep Event” means: (i) an event of default, (ii) any bankruptcy action of the borrower or either property manager or (iii) the debt yield is less than 7.0% for the immediately preceding calendar quarter based on the trailing twelve month period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Mortgage Loan No. 3 — Continental Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Mortgage Loan No. 3 — Continental Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Mortgage Loan No. 3 — Continental Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Mortgage Loan No. 3 — Continental Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Mortgage Loan No. 3 — Continental Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Mortgage Loan No. 3 — Continental Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Mortgage Loan No. 3 — Continental Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Mortgage Loan No. 3 — Continental Towers

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$59,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$59,500,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	7.7%	Net Rentable Area (SF):	910,717
Loan Purpose:	Acquisition	Location:	Rolling Meadows, IL
Borrower:	CT Acquisitions, LLC	Year Built / Renovated:	1978-1982 / 2013-2018
Sponsor:	Rubenstein Properties Fund III, L.P.	Occupancy:	89.1%
Interest Rate:	4.7500%	Occupancy Date:	7/10/2018
Note Date:	8/9/2018	Number of Tenants:	39
Maturity Date:	9/6/2028	2015 NOI(4):	$1,750,549
Interest-only Period:	120 months	2016 NOI(4):	$5,042,713
Original Term:	120 months	2017 NOI(4):	$10,705,172
Original Amortization:	None	TTM NOI(4)(5):	$9,954,385
Amortization Type:	Interest Only	UW Economic Occupancy:	87.0%
Call Protection(2):	L(26), Def(87), O(7)	UW Revenues(4):	$22,170,532
Lockbox(3):	Hard	UW Expenses:	$11,116,359
Additional Debt(1):	Yes	UW NOI(4):	$11,054,174
Additional Debt Balance(1):	$25,000,000	UW NCF:	$9,505,955
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$121,700,000 / $134
Additional Future Debt Permitted:	Yes	Appraisal Date:	7/15/2018

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$93
Taxes:	$914,318	$304,773	N/A	Maturity Date Loan / SF:	$93
Insurance:	$111,862	Springing	N/A	Cut-off Date LTV:	69.4%
Replacement Reserves:	$0	$15,179	N/A	Maturity Date LTV:	69.4%
TI/LC:	$0	$113,840	N/A	UW NOI / UW NCF DSCR:	2.72x / 2.34x
Tenant Allowance:	$1,070,187	$0	N/A	UW NOI / UW NCF Debt Yield:	13.1% / 11.2%
Rent Concession:	$938,407	$0	N/A
Capital Expenditure(7):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$84,500,000	61.2%	Purchase Price:	$121,500,000	88.0%
Sponsor Equity:	53,619,184	38.8	Capital Expenditure Guarantee(7):	12,000,000	8.7
			Upfront Reserves:	3,034,774	2.2
			Closing Costs:	1,584,410	1.1
Total Sources:	$138,119,184	100.0%	Total Uses:	$138,119,184	100.0%

(1)	The Continental Towers loan is part of a larger split whole loan evidenced by three pari passu notes with an aggregate Cut-off Date balance of $84.5 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	At any time after the earlier to occur of (i) August 9, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Whole Loan to be securitized, the borrower has the right to defease the Whole Loan.

(3)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Mortgage Loan No. 3 — Continental Towers

(4)	The increase in NOI from 2015 to Underwritten is the result of new leasing activity that increased occupancy from approximately 60% in 2013 to the current occupancy of 89.1%. The new leasing activity was, in part, driven by an approximately $65.0 million investment for major renovations, capital improvements, a new multi-story parking structure, and tenanting costs by the seller following their acquisition of the property in 2013.

(5)	Represents trailing twelve months ending May 31, 2018.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	The sponsor has guaranteed to spend $12.0 million of capital expenditures by April 6, 2022. If not spent by April 6, 2022, any unexpended portion of the $12.0 million must be either (i) deposited in a lender controlled capital expenditure reserve account or (ii) funded through an excess cash flow sweep until such time as the obligations are satisfied. Funding of the reserve and completion of the capital improvements is guaranteed by Rubenstein Properties Fund III, L.P.

The Loan. The Continental Towers Whole Loan is an $84.5 million first mortgage loan secured by the fee interest in a 910,717 SF, 3-tower, Class A office complex located in Rolling Meadows, Illinois. The loan has a 10-year term and is interest-only for the entire term of the loan.

The Whole Loan is evidenced by three pari passu notes. The controlling Note A-1 and non-controlling Note A-3 are being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. The Whole Loan is expected to be serviced under the CSAIL 2018-C14 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2018-C14 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1, A-3	$59,500,000	$59,500,000	CSAIL 2018-C14	Y	Y
Note A-2 (1)	25,000,000	25,000,000	Column	N	N
Total	$84,500,000	$84,500,000

(1)	Note is expected to be contributed to one or more future securitizations.

The Borrower. The borrowing entity for the loan is CT Acquisitions, LLC, a Delaware limited liability company structured to be bankruptcy remote with two independent directors. The borrowing entity is owned 99% by Rubenstein Properties Fund III, L.P. and 1% by GlenStar Partners II, LLC.

The Sponsor. The sponsor and nonrecourse carve-out guarantor of the Whole Loan is Rubenstein Properties Fund III, L.P (“Rubenstein”). The sponsor is a subsidiary of Rubenstein Partners, L.P. which is a real estate investment firm specializing in value-added office properties that are experiencing significant vacancies. Rubenstein invests in assets located in central business districts and their proximate suburban markets. Rubenstein Partners, L.P. was founded in September 2005 and is based in Philadelphia, Pennsylvania. Rubenstein has ownership interest in a portfolio of eight office buildings valued over $884.7 million.

The Property. The property is a Class A, 3-tower, 12-story, 910,717 SF, LEED Silver certified office complex located in Rolling Meadows, Illinois. The property was constructed from 1978 to 1982 and most recently renovated in 2018. The property consists of 895,178 SF of office space and 15,539 SF of retail space.

The sponsor acquired the property for $121.5 million ($133.41 PSF) from a venture between Walton Street Capital and GlenStar Properties, which invested $65.0 million from 2013 to 2018 for renovations and upgrades. The previous owner’s $65.0 million investment included a full redesign of the property’s exterior and traffic flow ($17.4 million), the addition of a 734-stall parking garage ($8.0 million), renovation of the 22,535 SF fitness center ($3.5 million), renovation of the common corridors, restrooms and lobbies ($0.8 million) and approximately $35.0 million of leasing costs. The previous owner’s repositioning increased occupancy to 89.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Mortgage Loan No. 3 — Continental Towers

Additionally, the sponsor plans to invest an additional $20.9 million through 3Q 2023 to complete building interior and structure improvements ($7.8 million), mechanical, electrical, plumbing, life safety and security provisions ($6.1 million), parking and site updates ($5.2 million), in addition to other miscellaneous and soft costs ($1.8 million), which will bring the total investment (sponsor and previous owner) to more than $85.9 million ($94.27 PSF) in the property since 2013. Rubenstein guaranteed to spend $12.0 million on capital expenditures by April 6, 2022. If such capital expenditures are not expended by April 6, 2022, any unexpended portion of the $12.0 million must be either (i) deposited in a lender controlled capital expenditure reserve account or (ii) funded through an excess cash flow sweep until such time as the obligations are satisfied. Funding of the reserve and completion of the capital improvements is guaranteed by Rubenstein.

The property has an extensive amenity package, which includes a fully updated 22,535 SF fitness facility with basketball and squash courts. In addition to food and retail service amenities, the property has an overall 4.0 per 1,000 SF parking ratio (including 99 below-grade executive stalls and a newly constructed 734-stall parking garage). There is an 11,222 SF divisible conference facility, as well as a dry cleaner, sundry shop, florist and 6,610 SF Foodbarz Deli. The property also includes enclosed walkways connecting to the garage and common area.

As of July 10, 2018, the property was 89.1% leased by 39 tenants with a 5.2 year weighted average remaining lease term. Five tenants representing 40.3% of NRA and 46.0% of base rent are investment grade rated. The largest tenant at the property, Verizon Wireless, leases 159,824 SF (17.5% of NRA) through April 2028 with two, five- or seven-year extension options remaining. Verizon Wireless is an integrated telecommunications company that provides wire line voice and data services, wireless services, Internet services, and published directory information. Verizon Wireless, rated Baa1/BBB+/A- by Moody’s, S&P and Fitch, respectively, has been at the property since May 2015 with prominent signage on the center building. Verizon Wireless relocated approximately 900 employees to the property from its Elgin, Illinois location and expanded its space by 34,824 SF in October 2015. The second largest tenant at the property, Komatsu America Corp., leases 105,437 SF (11.6% of NRA). In April 2018 Komatsu America Corp. provided three years advance notice that it will not renew its lease beyond the July 2021 expiration. Komatsu America Corp. is in occupancy and is scheduled to move in 2020. The sponsor has begun marketing the space for lease. The third largest tenant at the property, Ceannate Corp., leases 74,340 SF (8.2% of NRA) through September 2024 with one, five-year extension option remaining. Ceannate Corp. provides business process outsourcing services including student debt collection for colleges and universities as well as public and private lenders. The property has served as Ceannate Corp.’s headquarters since 2014. The fourth largest tenant at the property, Advocate Health Partners, leases 70,972 SF (7.8% of NRA) through December 2025 with one, five-year extension option remaining. Advocate Health Partners does business as Advocate Physician Partners. It is comprised of approximately 5,000 physicians providing primary physician care in collaboration with Advocate Aurora Health, the tenth largest not-for-profit integrated health system in the United States. Advocate Physician Partners has been a tenant at the property since 2012.

The property has frontage and visibility along I-90, with excellent signage for primary tenants, in Rolling Meadows, Illinois, approximately 25.8 miles northwest of the Chicago central business district. Primary access to the location is provided by Northwest Tollway, I-90, and Route 53 (I-355), all of which are major arterial exchanges in the Chicago northwest suburbs. Additionally the property is situated 9.8 miles west from O’Hare International Airport.

The Market. The property is located in along I-90 in Rolling Meadows, Illinois, 25.8 miles northwest of the Chicago central business district. Within the Chicago metropolitan statistical area, the property is located in the Northwest Suburbs office submarket. The Northwest Suburbs submarket consists of approximately 27 million SF of office space (25% of the entire suburban market) spread across 20 square miles and is home to a wide variety of world-renowned corporations and retailers such as Zurich North America, Verizon Wireless, Motorola, IBM, AT&T, Comcast, A. C. Nielsen, and Arthur J. Gallagher are all located in the area.

The median household and average incomes within a five-mile radius of the property are estimated at $74,534 and $97,917, respectively. The population grew 0.2% annually from 2010-2017, and is forecast to increase 0.2% per year through 2022. The household growth rate through 2022 is projected to be 0.2% annually. Approximately 44.4% of the population represents 25+ age group college graduates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 3 — Continental Towers

In addition to the investment in and renovation of the property, the city has seen a surge in office market activity including Arthur J. Gallagher & Co., the nation’s fourth largest commercial insurance broker, which has commenced a purchase, full renovation, and move-in of 2850 Golf Road (1.3 miles from the property) that brought 1,770 new employees to the market. Additionally, Weichai America moved its North American headquarters to a 166,722 SF building at 3100 Golf Road.

The property also benefits from the nearby Woodfield Mall, the largest mall in Illinois (2.6 miles from the property) and Schaumburg Convention Center (3.2 miles from the property). Simon Property Group purchased a 50% interest in the Mall in 2013 and reportedly spent $14 million on renovations. The Schaumburg Convention Center has a 97,200 SF exhibit hall, a 27,502 SF foot ballroom, 148,624 SF of meeting space, a new 474-room Marriott Renaissance Hotel, and a new 2,400-seat performing arts theater.

Additionally, the Illinois Tollway recently finished a $2.5 billion rebuilding and widening of the Jane Addams Memorial Tollway (I-90) as part of the 15-year, $14 billion capital program, Move Illinois: The Illinois Tollway Driving the Future. Completed in 2017, I-90 is now a 21st century, state-of-the-art corridor. The property is located on the portion of the Illinois Tollway linking Rockford to O’Hare International Airport. The work also included the launch of the new I-90 SmartRoad, incorporating active traffic management on a portion of the roadway in order to make I-90 safer and more efficient for the benefit of Tollway customers.

According to a third party market data provider for 2Q 2018, the broad Northwest office submarket has approximately 26.8 million SF in 234 buildings, which is 11.5% of the total Chicago metro market. Class A space totals just over 12.0 million SF or 44.8% of the submarket. Direct vacancy was 20.7% for Class A space. The average asking rent was $26.92 PSF for Class A space. A third party market data provider noted in their Chicago Suburban office 2Q 2018 report that tenants are continuing to prefer high-quality space with Class A properties accounting for nearly half of all leasing activity in 2018.

The appraisal concluded per square foot market rents of $15.75 PSF gross for the office space. According to the appraisal, the property’s competitive set consists of the eight properties detailed in the table below with an average occupancy of 87.3%, and to which, the property was judged to be more comparable than to properties in the overall Northwest Suburban Class A office market.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Est. Rent PSF	Basis	Est. Occ.	Proximity (miles)
Continental Towers	1978-1982 / 2013-2018	910,717(2)	$15.24	Gross	89.1%(2)	N/A
Centennial Center	1980 / N/A	266,884	$11.50	NNN	96%	1.9
One Century Centre	1985 / N/A	212,212	$20.00	Gross	94%	2.1
1600 Corporate Center	1986 / N/A	255,440	$24.00	Modified Gross	90%	0.4
Atrium Corporate Center	1980 / N/A	483,000	$25.00	Modified Gross	100%	1.5
Schaumburg Corporate Center I-III	1980 / N/A	965,986	$14.50	NNN	88%	2.8
Woodfield Corporate Center	1986 / 1993	671,356	$14.50	NNN	81%	3.0
Woodfield Preserve	2001 / N/A	610,462	$16.50	NNN	82%	3.5
One Pierce Place	1984 / N/A	525,422	$14.00	NNN	80%	6.0

(1)	Source: Appraisal.

(2)	Based on the July 10, 2018 underwritten rent roll.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
91.4%	92.9%	91.7%	89.1%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the July 10, 2018 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 3 — Continental Towers

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Lease Expiration Date
Verizon Wireless	Baa1 / BBB+ / A-	159,824	17.5%	$16.25	21.0%	4/30/2028(3)
Komatsu America Corp.	A2 / A / NR	105,437	11.6	$15.93	13.6	7/31/2021(4)
Ceannate Corp.	NR / NR / NR	74,340	8.2	$24.00	14.4	9/30/2024(5)
Advocate Health Partners(6)	NR / NR / NR	70,972	7.8	$14.42	8.3	12/31/2025
Panasonic Corporation of North America	A3 / A- / BBB	53,231	5.8	$14.50	6.2	5/31/2020 & 12/13/2022
Rational Cooking Systems, Inc.	NR / NR / NR	26,492	2.9	$14.80	3.2	7/31/2021(7)
Lincoln National Life Insurance Company	Baa1 / A- / BBB+	24,141	2.7	$13.00	2.5	3/25/2020
Fifth Third Holdings, LLC	Baa1 / BBB+ / A-	23,936	2.6	$13.50	2.6	3/31/2022
Associated Agencies, Inc.	NR / NR / NR	23,682	2.6	$16.50	3.2	9/30/2027
Icon Identity Solutions, Inc.	NR / NR / NR	23,608	2.6	$15.50	3.0	11/30/2028
Total:		585,663	64.3%		78.0%

(1)	Based on the underwritten rent roll, including rent increases occurring through August 31, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Verizon Wireless can terminate its lease effective April 30, 2026 with 15 months prior written notice and payment of a termination fee of $2.4 million or $15.02 PSF.

(4)	In April 2018 Komatsu America Corp. provided three years advance notice that it will not renew its space beyond the July 2021 expiration. Komatsu America Corp. is in occupancy and is scheduled to move in 2020.

(5)	Ceannate Corp. can terminate its lease effective September 30, 2020 with 12 months’ prior written notice and payment of a termination fee of $2.4 million or $32.28 PSF.

(6)	Advocate Health Partners d.b.a. Advocate Physician Partners (“APP”) is comprised of approximately 5,000 physicians providing clinical care through Advocate Aurora Health (“AAH”). The financial results of APP are included in the consolidated financial statements of AAH. In 2018 AAH issued $1.2 billion bonds that were rated (Aa3 / AA / AA) respectively by Moody’s, S&P, and Fitch.

(7)	Rational Cooking Systems, Inc. can terminate its lease upon the tenant electing to expand its premises (up to 18,384 SF) and the borrower failing to deliver the space in the agreed time or upon the borrower constructing a new building at the complex that would block the view of the retention pond and the borrower failing to deliver alternate space to the tenant upon tenant’s request. In 2016 the four-level parking garage was partially constructed over the retention pond. In October 2018 Rational Cooking Systems, Inc. leased an additional 5,384 SF through July 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Mortgage Loan No. 3 — Continental Towers

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	1	2,779	0.3	39,601	0.3	2,779	0.3%	$39,601	0.3%
2019	5	14,595	1.6	221,716	1.8	17,374	1.9%	$261,317	2.1%
2020	10	66,429	7.3	915,369	7.4	83,803	9.2%	$1,176,686	9.5%
2021	5	138,578	15.2	2,172,731	17.6	222,381	24.4%	$3,349,417	27.1%
2022	3	74,831	8.2	1,064,757	8.6	297,212	32.6%	$4,414,174	35.7%
2023	4	27,269	3.0	417,402	3.4	324,481	35.6%	$4,831,576	39.1%
2024	3	107,546	11.8	2,285,555	18.5	432,027	47.4%	$7,117,131	57.6%
2025	6	124,698	13.7	1,847,419	14.9	556,725	61.1%	$8,964,549	72.5%
2026	0	0	0.0	0	0.0	556,725	61.1%	$8,964,549	72.5%
2027	1	23,682	2.6	390,753	3.2	580,407	63.7%	$9,355,302	75.7%
2028	3	186,904	20.5	3,009,936	24.3	767,311	84.3%	$12,365,238	100.0%
2029 & Beyond	0	0	0.0	0	0.0	767,311	84.3%	$12,365,238	100.0%
Management	NAP	43,811	4.8	NAP	NAP	811,122	89.1%	NAP	NAP
Vacant	NAP	99,595	10.9	NAP	NAP	910,717	100.0%	NAP	NAP
Total	41	910,717	100.0%	$12,365,238	100.0%

(1)	Based on the underwritten rent roll. Rent includes base rent and rent increases occurring through August 31, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow

	2015(1)	2016(1)	2017(1)	TTM(1)(2)	Underwritten(1)(3)	PSF	%(4)
Rents in Place	$8,401,656	$11,323,241	$12,575,017	$12,771,878	$12,365,238	$13.58	49.8%
Rent Steps / Straight Line	0	0	0	0	804,136	$0.88	3.2%
Vacant Income	0	0	0	0	1,533,770	$1.68	6.2%
Telecom / Overage Income	0	0	0	0	162,122	$0.18	0.7%
Gross Potential Rent	$8,401,656	$11,323,241	$12,575,017	$12,771,878	$14,865,266	$16.32	59.8%
Total Reimbursements	4,407,884	6,660,247	8,972,905	8,434,784	9,978,161	$10.96	40.2%
Net Rental Income	$12,809,540	$17,983,488	$21,547,922	$21,206,661	$24,843,427	$27.28	100.0%
(Vacancy/Collection Loss)	(2,112,263)	(2,562,256)	(229,168)	(315,039)	(3,229,646)	($3.55)	(14.6%)
Other Income	511,446	421,077	554,255	519,572	556,751	$0.61	2.5%
Effective Gross Income	$11,208,724	$15,842,309	$21,873,009	$21,411,194	$22,170,531	$24.34	100.0%
Total Expenses	$9,458,175	$10,799,596	$11,167,837	$11,456,809	$11,116,359	$12.21	50.1%
Net Operating Income	$1,750,549	$5,042,713	$10,705,172	$9,954,385	$11,054,174	$12.14	49.9%
Total TI/LC, Capex/RR	0	0	0	0	1,548,219	$1.70	7.0%
Net Cash Flow	$1,750,549	$5,042,713	$10,705,172	$9,954,385	$9,505,955	$10.44	42.9%

(1)	The increase in NOI from 2015 to Underwritten is the result of new leasing activity that resulted in an increase in the occupancy rate from approximately 55% in 2013 to the current occupancy of 89.1%. The new leasing activity was, in part, driven by an approximately $65.0 million investment for major renovations, capital improvements, a new multi-story parking structure, and tenanting costs by the seller following their acquisition of the subject in 2013.

(2)	TTM represents the trailing twelve month period ending May 31, 2018.

(3)	Includes Base Rent and Rent Increases occurring through August 31, 2019.

(4)	% represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 3 — Continental Towers

Property Management. The property is managed by RPO Property Management, LLC, an affiliate of the sponsors. GlenStar Asset Management, LLC (“GlenStar”), will be documented as a sub-manager. GlenStar will be handling most of the day to day on site property management and RPO Property Management, LLC will be handling the accounting and back office management functions. GlenStar acquired the property (along with WSC-GSP CT Holdings VII, L.L.C.) in 2013 and subsequently increased occupancy from approximately 60% to the current 89.1% over a 5-year period. GlenStar will stay on as part of the property management operations.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,070,187 for outstanding tenant improvements and leasing commissions, $938,407 for rent concessions associated with six tenants, $914,318 for real estate taxes and $111,862 for insurance.

TI/LC Reserves – On a monthly basis, the borrower is required to deposit $113,840 ($1.50 PSF per annum) for ongoing tenant improvements and leasing commissions.

Replacement Reserves – On a monthly basis, the borrower is required to deposit an amount equal to $15,179 ($0.20 PSF per annum).

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals to $304,773.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The requirement to escrow for insurance premiums is waived so long as (i) no event of default is continuing and (ii) the borrower provided evidence that the property is insured pursuant to a blanket insurance policy and that all premiums have been paid thereunder.

Capital Expenditure – During the continuance of a Capital Expenditure Trigger Event (as defined below), any unexpended portion of the $12.0 million must be either (i) deposited in a capital expenditure reserve account or (ii) funded into the account through excess cash flow as a Cash Sweep Event (as defined below) until such time as the obligations are satisfied.

Capital Guaranty. The borrower is obligated to fund not less than $12.0 million in capital improvements by April 6, 2022. To the extent that borrower fails to satisfy such obligation by April 6, 2022 (“Capital Expenditure Trigger Event”), any unexpended amount must be either (i) deposited in the capital expenditure reserve fund or (ii) funded through excess cash as a Cash Sweep Event until such time as the obligations are satisfied. The funding of the reserve upon the occurrence of a Capital Expenditure Trigger Event and completion of the required capital improvements is guaranteed by Rubenstein.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and in-place cash management. At origination, the borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. During the continuance of a Cash Sweep Event, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

“Cash Sweep Event” means: (i) an event of default, (ii) any bankruptcy action of the borrower, Rubenstein or property manager, (iii) the debt yield is less than 9.0% for the immediately preceding calendar quarter based on the trailing twelve month period, (iv) (a) the Verizon Wireless lease is terminated or notice is received of intent to terminate, (b) Verizon Wireless has not exercised its option or waived its right to extend the term its lease by April 30, 2027, and/or (c) Verizon Wireless vacates or ceases operation in more than 50% of their premises (unless Verizon Wireless continues paying full rent and maintains an S&P credit rating of BBB+ or better); provided that no Cash Sweep Event shall be deemed to have occurred so long as the debt yield (excluding rent paid or payable under the Verizon Wireless lease) is greater than 11.5%; (v) and any period during which a Capital Expenditure Trigger Event has occurred and is continuing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Mortgage Loan No. 4 — The Greystone

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Mortgage Loan No. 4 — The Greystone

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Mortgage Loan No. 4 — The Greystone

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Mortgage Loan No. 4 — The Greystone

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$42,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$42,000,000	Property Type - Subtype:	Multifamily - High Rise
% of Pool by IPB:	5.5%	Net Rentable Area (Units):	363
Credit Assessment (Moody’s/Fitch/KBRA)(2):	Baa1 / BBB / AA	Location:	New York, NY
Loan Purpose:	Refinance	Year Built / Renovated:	1923 / 2007, 2013
Borrower:	Broadway Greystone LLC	Occupancy:	97.5%
Sponsor:	Mendel Mendlowits	Occupancy Date:	7/31/2018
Interest Rate:	4.23023077%	Number of Tenants:	NAP
Note Date:	7/30/2018	2015 NOI:	$5,764,487
Maturity Date:	8/5/2028	2016 NOI:	$6,504,860
Interest-only Period:	120 months	2017 NOI:	$6,838,092
Original Term:	120 months	TTM NOI(5):	$6,950,019
Original Amortization:	None	UW Economic Occupancy:	96.0%
Amortization Type:	Interest Only	UW Revenues:	$12,032,425
Call Protection(3):	L(27), Def(89), O(4)	UW Expenses:	$5,109,401
Lockbox(4):	Hard	UW NOI:	$6,923,023
Additional Debt(1):	Yes	UW NCF:	$6,850,423
Additional Debt Balance(1):	$76,000,000	Appraised Value / Per Unit:	$195,000,000 / $537,190
Additional Debt Type(1):	Pari Passu; Subordinate; Mezzanine	Appraisal Date:	7/6/2018
Additional Future Debt Permitted:	No

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$143,251
Taxes:	$505,487	$252,421	N/A	Maturity Date Loan / Unit:	$143,251
Insurance:	$35,839	$13,041	N/A	Cut-off Date LTV:	26.7%
Replacement Reserves:	$0	$6,050	N/A	Maturity Date LTV:	26.7%
Engineering Reserve:	$1,375	$0	N/A	UW NOI / UW NCF DSCR:	3.10x / 3.07x
				UW NOI / UW NCF Debt Yield:	13.3% / 13.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan A Notes:	$52,000,000	44.1%	Payoff Existing Debt:	$114,721,448	97.2%
Mortgage Loan B Note:	43,000,000	36.4	Return of Equity:	1,410,302	1.2
Mezzanine Loan:	23,000,000	19.5	Closing Costs:	1,325,549	1.1
			Upfront Reserves:	542,701	0.5
Total Sources:	$118,000,000	100.0%	Total Uses:	$118,000,000	100.0%

(1)	The Greystone loan is part of a larger split whole loan evidenced by two senior pari passu notes (collectively, the “A Notes”), with an aggregate outstanding principal balance as of the Cut-Off Date of $52.0 million and one subordinate note (the “B Note”, together with the A Notes, the “Whole Loan”), with a Cut-Off Date balance of $43.0 million. The Whole Loan is accompanied by one mezzanine loan, with a Cut-off Date balance of $23.0 million (the “Mezzanine Loan”). The financial information presented in the chart above and herein reflects the balance of the A Notes, but not the B Note, or the Mezzanine Loan.

(2)	Moody’s, Fitch and KBRA have each indicated that the A Notes are expected to have, in the context of its inclusion in the Initial Pool Balance, credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Mortgage Loan No. 4 — The Greystone

(3)	Following the lockout period, the Whole Loan can be defeased at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 30, 2021.

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(5)	Represents the trailing twelve months ending July 31, 2018.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Greystone Whole Loan is a first mortgage loan secured by the borrower’s fee simple interest in a 14-story, 363-unit multifamily rental tower located at 212 West 91st Street in New York, New York. The Whole Loan has a 10-year term and is interest-only for the entire term of the loan. The Whole Loan is comprised of two pari passu senior promissory notes with an aggregate Cut-off Date balance of $52.0 million and one subordinate note with a Cut-off Date balance of $43.0 million.

Note A-1 is being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. Under The Greystone co-lender agreement and the CSAIL 2018-C14 pooling and servicing agreement, the directing holder will be (i) until the outstanding principal balance of the B Note (taking into account any appraisal reduction amounts or realized losses allocated to the B Note) is less than 25% of (a) the initial principal balance of the B Note less (b) any principal payment allocated to and received by the holder of such companion loan (the “The Greystone B Note Control Termination Event”), the holder of the B Note and (ii) during the continuance of a The Greystone B Note Control Termination Event, the trustee of the CSAIL 2018-C14 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2018-C14 pooling and servicing agreement, the CSAIL 2018-C14 directing certificateholder on its behalf) as holder of the Note. For more information see “Description of the Mortgage Pool — The Whole Loans — The Serviced AB Whole Loan — The Greystone Whole Loan” in the Preliminary Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$42,000,000	$42,000,000	CSAIL 2018-C14	Y	N
Note A-2(1)	10,000,000	10,000,000	Natixis	N	N
Note B	43,000,000	43,000,000	Unaffiliated Third Party Investor	N	Y
Total	$95,000,000	$95,000,000

(1)	Note is expected to be contributed to one or more future securitizations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Mortgage Loan No. 4 — The Greystone

Total Debt Capital Structure

(1)	Based on an as-is appraised value of $195.0 million as of July 6, 2018.

(2)	Based on the UW NOI of $6,923,023.

(3)	Based on the UW NCF of $6,850,423 and coupon of 4.23023077% on the A Notes, 4.7360% on the B Note and 6.1360% on the Mezzanine Loan.

(4)	Implied Equity is based on the as-is appraised value of $195.0 million, less total debt of $118.0 million.

The Borrower. The borrowing entity for the loan is Broadway Greystone LLC, a Delaware limited liability company structured to be a bankruptcy remote special purpose entity with two independent directors.

The Sponsor. The nonrecourse carve-out guarantor of the Whole Loan is Mendel Mendlowits. Mendel Mendlowits is a principal of Acuity Capital Partners (“Acuity Capital”). Acuity Capital is a real estate investment and asset management platform, branded in 2012. Acuity Capital is the umbrella organization for the Mendlowits Family Office, owner of Adorama Camera, the second largest retailer of photography equipment in the United States. The Mendlowits Family Office has been investing in real estate for more than 30 years with a focus on New York City. The Mendlowits Family Office’s portfolio consists of approximately 2,000 rental apartments, 65 retail units and property held for future development or repositioning. See also “Description of the Mortgage Pool — Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The property is a 14-story, 363-unit high-rise multifamily rental building situated on the southeast corner of West 91st Street and Broadway in the Upper West Side of Manhattan, New York, New York. The property was built in 1923 and renovated in 2007 and 2013. The property features 363 units, including 255 studio units, 92 one-bedroom units, 11 two-bedroom units, three three-bedroom units and two four-bedroom units, comprising 157,365 SF of net rental area (“NRA”). The units range in size from 284 SF to 2,091 SF with an average size of 434 SF. Overall, the property’s residential units include 308 market rent units (84.8% of residential units, 85.0% of residential NRA) totaling 133,790 SF, or 434 SF per unit, and 55 rent stabilized units (15.2% of residential units, 15.0% of residential NRA) totaling 23,575 SF, or 429 SF per unit. There are two units totaling 951 SF (which are included under the market rent units described above) designated for the leasing office and for the on-site superintendent.

The property operated as a hotel from 1923 to 2009 when it was converted into a luxury residential property. The property underwent extensive renovations in 2007 and 2013. Beginning in 2007, the lobby, building hallways and common areas, elevators and mechanicals, and 220 recaptured rent regulated units were renovated for approximately $30.0 million to bring the property to a luxury rental apartment building standard. The sponsor purchased the property in December 2013 for $139.05 million and has invested approximately $4.7 million to renovate 40 units, the fitness center and the resident lounge.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 4 — The Greystone

Property amenities include a 24/7 doorman, an outdoor rooftop with grills, seating and roof-scaping, a bike room, a personal tenant garden area, a fitness center, a lounge with pool table, yoga classes, valet dry cleaning services, dog walking services, Wi-Fi access throughout the building, and weekly continental breakfast in the clubroom. The renovated market-rate apartment units contain hardwood oak flooring, glass pendant lighting in foyers, custom finishes, and individual heating and air conditioning units.

The property is equidistant from Riverside Park and Central Park, 25 blocks south of Columbia University and is 11 blocks northwest of the Museum of Natural History. It is in proximity to local schools and other city attractions and has access to public transportation. It is located five blocks north of the 86th Street station, five blocks south of the 96th Street station of the No. 1 subway line and is in walking distance to transit bus lines.

In addition to the residential units, the building contains a 16,935 SF commercial component that is master leased to a third party until 3006 with no current or future base rent. The retail tenant is solely responsible for its pro rata share of real estate taxes and water and sewer expenses and has the right to purchase the commercial component for $1.00 in the event the borrower converts the property to a condominium. The retail subtenants include Carmine’s Italian Restaurant and Big Daddy’s restaurant.

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupancy	Average Unit Size (SF)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Monthly Rental Rate Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Monthly Rental Rate Per Free Market Unit(2)	Appraisal Monthly Market Rental Rate Per Unit
Studio	255	70.2%	96.9%	328	34	100.0%	$704	221	96.4%	$2,615	$3,125
1 Bedroom	92	25.3%	98.9%	617	21	100.0%	$934	71	98.6%	$3,676	$4,199
2 Bedroom	11	3.0%	100.0%	944	0	NAP	NAP	11	100.0%	$5,289	$6,446
3 Bedroom	3	0.8%	100.0%	914	0	NAP	NAP	3	100.0%	$6,793	$9,492
4 Bedroom	2	0.6%	100.0%	1,949	0	NAP	NAP	2	100.0%	$13,042	$16,334
Total/Wtd. Avg.	363	100.0%	97.5%	434	55	100.0%	$792	308	97.1%	$3,073	$3,623

(1)	Based on the underwritten rent roll dated July 31, 2018.

(2)	Monthly Rental Rate Per Free Market Unit is calculated based on occupied free market units only and excluding leasing office and superintendent unit.

The Market. The property is located in the Upper West Side of Manhattan, New York. Bordered by Central Park and the Hudson River and stretching from 59th to 110th Streets, the Upper West Side neighborhood offers pre-war cooperative and condominium buildings, brownstones and recently constructed luxury high-rise condominium and rental apartment buildings. The Upper West Side is home to numerous cultural attractions including the American Museum of Natural History and Rose Center for Earth and Space, the New York Historical Society, the Children’s Museum of Manhattan and Lincoln Center for the Performing Arts. Columbus and Broadway Avenues within the neighborhood are the primary retail corridors offering upscale stores, restaurants and bars.

The location of the property provides access throughout Manhattan and beyond, with residents traveling by way of subway, bus, car and bike. In the property’s vicinity, subway service is available for the 1, 2, 3, A, B and C trains. Crosstown buses run along 66th, 79th-81st, 86th, 96th and 110th Streets. Uptown bus service is available along Central Park West, Amsterdam Avenue, Broadway and Riverside Drive, and downtown buses run along Central Park West, Columbus Avenue, Broadway and Riverside Drive.

According to a third party market research report, the estimated 2018 population and average household income within a one-, three-, and five-mile radius of the property is 169,126, 1,191,325, and 2,600,244, respectively, and $165,604, $136,173, and $120,808, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 4 — The Greystone

According to a third party market research report, the property is located within the Upper West Side submarket that comprises 17,090 units with a reported 1Q 2018 vacancy rate of 4.9%, which was unchanged from the prior quarter. The 5-year average vacancy is reported at 3.8%. With new construction planned the Upper West Side submarket vacancy rate is expected to increase slightly to 5.4% over the next five years, which is lower than the overall New York metropolitan vacancy of 6.2%. The average asking rent is $5,006 per unit per month, while the effective rent was reported at $4,784 per unit per month for the 1Q 2018 period.

Competitive Set Summary(1)

Unit Type	Minimum Monthly Rent	Average Monthly Rent	Maximum Monthly Rent
Studio	$2,693	$3,125	$3,325
One-bedroom	$3,410	$4,199	$5,192
Two-bedroom	$4,730	$6,446	$8,587
Three-bedroom	$5,400	$9,492	$12,613
Four-bedroom	$6,500	$16,334	$28,500

(1)	Source: Appraisal.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
97.2%	96.4%	97.1%	97.5%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the July 31, 2018 underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2015	2016	2017	TTM(1)	Underwritten	Per Unit(2)	%(3)
Rents in Place	$9,716,440	$10,354,020	$10,717,290	$11,058,915	$11,475,581	$31,613	97.4%
Vacant Income	0	0	0	0	311,315	$858	2.6%
Gross Potential Rent	$9,716,440	$10,354,020	$10,717,290	$11,058,915	$11,786,896	$32,471	100.0%
Total Reimbursements	0	0	0	0	0	$0	0.0%
Net Rental Income	$9,716,440	$10,354,020	$10,717,290	$11,058,915	$11,786,896	$32,471	100.0%
(Vacancy/Concessions)	(44,310)	(86,571)	(64,550)	(102,100)	(501,351)	($1,381)	(4.2%)
Other Income	550,188	665,846	801,460	744,281	746,879	$2,058	6.2%
Effective Gross Income	$10,222,318	$10,933,295	$11,454,200	$11,701,096	$12,032,425	$33,147	100.0%
Total Expenses	$4,457,831	$4,428,435	$4,616,108	$4,751,077	$5,109,401	$14,075	42.5%
Net Operating Income	$5,764,487	$6,504,860	$6,838,092	$6,950,019	$6,923,023	$19,072	57.5%
Total TI/LC, Capex/RR	0	0	0	0	72,600	$200	0.6%
Net Cash Flow	$5,764,487	$6,504,860	$6,838,092	$6,950,019	$6,850,423	$18,872	56.9%

(1)	TTM represents the trailing twelve-month period ending July 31, 2018.

(2)	Per Unit values are based on 363 units.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for remainder of the fields.

Property Management. The property is managed by Bridgeline Property Management LLC, an affiliate of the borrower and a New York limited liability company.

Escrows and Reserves. At origination, the borrower deposited into escrow $505,487 for real estate taxes, $35,839 for annual insurance premiums and $1,375 for engineering reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Mortgage Loan No. 4 — The Greystone

Tax Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $252,421.

Insurance Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $13,041.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $6,050 for replacement reserves.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and in-place cash management. The borrower is required to deliver a tenant direction letter to each and every tenant under a commercial lease. Without in any way limiting the foregoing, all rents received by borrower or manager are required to be deposited into the clearing account within two business days of receipt. Funds deposited into the clearing account will be swept by the clearing bank on a weekly basis into the deposit account and applied and disbursed in accordance with the Whole Loan agreement. Following the commencement of a Cash Trap Period, as defined below, all amounts remaining are required to be held in a cash collateral reserve subaccount as additional security for the debt and the borrower will have no right to receive any disbursements therefrom. Notwithstanding the foregoing, upon the termination of any Cash Trap Period, no further deposits are required to be made into the cash collateral reserve subaccount and, provided that no event of default has occurred and is continuing, all amounts then on deposit in the cash collateral reserve subaccount will be paid to the borrower.

A “Cash Trap Period” will commence upon: (i) an event of default under the Whole Loan or the Mezzanine Loan or (ii) the failure by the borrower, as of the end of a calendar quarter, to maintain the DSCR (in the aggregate taking into account both the Whole Loan and the Mezzanine Loan) based on the trailing twelve-month period of at least 1.05x; and will end provided that (1) The Whole Loan and all other obligations under the Whole Loan documents have been repaid in full or defeased; (3) in the case of subclause (ii) above only, for six consecutive months since the commencement of the existing Cash Trap Period (A) no event of default under the Whole Loan has occurred, (B) no event that would trigger another Cash Trap Period has occurred, and (C) the DSCR (in the aggregate taking into account both the Whole Loan and the Mezzanine Loan) is at least equal to 1.10x, or (4) in the case of a Cash Trap Period triggered by an event of default under the Mezzanine Loan, receipt by lender of the Mezzanine Loan default revocation notice.

Additional Debt. In addition to the A Notes, the property is also security for the B Note, with a Cut-off Date balance of $43,000,000. The B Note accrues interest at a rate of 4.7360% and is entitled to payments of interest on a subordinate basis to the A Notes. There is also a Mezzanine Loan, which is secured by the equity in the borrower, has a Cut-off Date principal balance of $23,000,000 and accrues interest at a rate of 6.1360% per annum. The Mezzanine Loan is coterminous with the Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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75

Mortgage Loan No. 5 — Lafayette Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Mortgage Loan No. 5 — Lafayette Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Mortgage Loan No. 5 — Lafayette Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Mortgage Loan No. 5 — Lafayette Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Portfolio of 4 assets
Original Principal Balance(1):	$38,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$38,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	4.9%	Net Rentable Area (SF):	677,514
Loan Purpose:	Acquisition	Location:	St. Paul, MN
Borrowers(2):	Various	Year Built / Renovated(5):	Various / Various
Sponsors(2):	NAP	Occupancy:	100.0%
Interest Rate:	4.7223%	Occupancy Date:	10/1/2018
Note Date:	9/27/2018	Number of Tenants:	4
Maturity Date:	10/5/2028	2015 NOI:	$6,822,891
Interest-only Period:	120 months	2016 NOI:	$7,476,128
Original Term:	120 months	2017 NOI:	$8,146,961
Original Amortization:	None	TTM NOI(6):	$8,009,546
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection(3):	L(25), Def (92), O(3)	UW Revenues:	$14,023,430
Lockbox(4):	Hard	UW Expenses:	$5,711,066
Additional Debt(1):	Yes	UW NOI(7):	$8,312,364
Additional Debt Balance(1):	$37,250,000	UW NCF:	$8,183,636
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$115,500,000 / $170
Additional Future Debt Permitted:	No	Appraisal Date:	7/9/2018

Escrows and Reserves(8)				Financial Information(1):
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$111
Taxes:	$0	$119,211	N/A	Maturity Date Loan / SF:	$111
Insurance:	$14,617	$7,309	N/A	Cut-off Date LTV:	65.2%
Engineering Reserve:	$47,500	$0	N/A	Maturity Date LTV:	65.2%
Replacement Reserves:	$1,813,270	$10,727	N/A	UW NOI / UW NCF DSCR:	2.31x / 2.27x
				UW NOI / UW NCF Debt Yield:	11.0% / 10.9%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$75,250,000	64.0%	Purchase Price:	$113,500,001	96.6%
Sponsor Equity:	42,305,035	36.0	Closing Costs:	2,179,647	1.9
			Total Reserves:	1,875,387	1.6
Total Sources:	$117,555,035	100.0%	Total Uses:	$117,555,035	100.0%

(1)	The Lafayette Park loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate Cut-off Date balance of $75.25 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	For a more detailed description, please refer to “The Borrowers” and “The Sponsors” below.

(3)	Following the lockout period, the Whole Loan can be defeased at any date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 27, 2022.

(4)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(5)	For a more detailed description of properties, please refer to “The Properties” below.

(6)	Represents trailing twelve months ending July 31, 2018.

(7)	UW NOI includes base rent and rent increases occurring through October 1, 2019.

(8)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Mortgage Loan No. 5 — Lafayette Park

The Loan. The Lafayette Park Whole Loan is a $75.25 million first mortgage loan secured by the borrowers’ fee simple interest in a portfolio of four CBD office properties located in St. Paul, Minnesota, totaling 677,514 SF. The Whole Loan has a 10-year term and is interest-only for the term of the loan.

The Whole Loan is evidenced by two pari passu notes. The controlling Note A-1 is being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. The Whole Loan is expected to be serviced pursuant to the CSAIL 2018-C14 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2018-C14 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2018-C14 pooling and servicing agreement, the CSAIL 2018-C14 directing certificateholder) is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holder of Note A-2 is entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$38,000,000	$38,000,000	CSAIL 2018-C14	Y	Y
Note A-2(1)	37,250,000	37,250,000	Natixis	N	N
Total	$75,250,000	$75,250,000

(1)       Note is expected to be contributed to one or more future securitizations.

The Borrowers. The borrowing entities for the Whole Loan are LPOC (443) Property Company LLC, LPOC (520) Property Company LLC, LPOC (500) Property Company LLC and LPOC (444) Property Company LLC. Each borrower is a Delaware limited liability company and special purpose entity. The Whole Loan is compliant with Shari’ah law and the borrowers master lease the portfolio of properties to four operating companies which are the master lessees. The four master lessees of the Whole Loan are LPOC (443) Operating Company LLC, LPOC (520) Operating Company LLC, LPOC (500) Operating Company LLC, and LPOC (444) Operating Company LLC, all Delaware limited liability companies and special purpose entities (collectively, the “Master Lessees”). See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Shari’ah Compliant Loans” and “Description of the Mortgage Pool— Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans” in the Preliminary Prospectus.

The Sponsors. The borrowers are the sole parties liable for any breach or violation of the non-recourse carveouts. The Master Lessees are owned 100.0% by LPOC Investor Company LLC, which is owned 100% by LPOC Investor Corp. LPOC Investor Corp. is owned 2.0% by LPOC Investment Company Ltd. and 98.0% by LPOC Property Company Ltd. LPOC Investment Company Ltd. is owned 100.0% by Gatehouse Capital – Economic and Financial Consultancy K.S.C. which is ultimately owned and controlled by Gatehouse Financial Group Limited.

The Gatehouse Capital – Economic and Financial Consultancy K.S.C., is a Shari’ah-compliant investment entity and is part of Kuwait-based investment advisory firm Gatehouse Capital K.S.C.C. (“Gatehouse Capital”). Founded in 1998, Gatehouse Capital focuses on global real estate investments as well as wealth management services. Gatehouse Capital advises on transactions with assets based in the United States and United Kingdom. The firm made its first U.S. real estate investment in 2003 and to date has completed over $3.0 billion in U.S. real estate transactions. Gatehouse Capital is jointly owned by Gatehouse Bank PLC, a Shari’ah-compliant bank based in London, and Gatehouse Financial Group Limited (“GFG”). GFG is the parent company of Gatehouse Bank and was established in 2015 following a restructure of Gatehouse Bank. GFG currently has in excess of $1.2 billion in assets under management, most of which are in the United States, United Kingdom and Europe.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Mortgage Loan No. 5 — Lafayette Park

The Properties. The Lafayette Park portfolio is comprised of four single tenant CBD office properties, totaling 677,514 SF, located in St. Paul, Minnesota. Since prior ownership acquired the portfolio in 2014, approximately $11.4 million in capital improvements have been invested. Capital improvements include renovations to the lobbies, bathrooms/locker rooms, parking lots, new paint, building exteriors and windows. The portfolio also includes 2,349 car parking stalls providing the properties with a ratio of 3.5 parking spaces per 1,000 SF net rental area, above the average of 0.75 parking spaces per 1,000 SF net rental area for the balance of the St. Paul central business district.

The following table represents each property comprising the Lafayette Park portfolio.

Property	Year Built / Renovated	NRA (SF)	Property Type	Occupancy(1)	UW NCF(1)	% of UW NCF	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value
444 Lafayette Road	1919 / 2006, 2012-2018	280,172	Office	100.0%	$3,550,553	43.4%	$16,930,563	44.6%	$51,460,000
520 Lafayette Road	1923 / 1986, 2009-2018	152,944	Office	100.0%	1,793,371	21.9	7,965,195	21.0	24,210,000
500 Lafayette Road	1900 / 1984, 2010-2018	140,440	Office	100.0%	1,783,274	21.8	8,790,996	23.1	26,720,000
443 Lafayette Road	1919 / 1988, 2013-2018	103,958	Office	100.0%	1,056,438	12.9	4,313,247	11.4	13,110,000
Total/Wtd Avg.		677,514		100.0%	$8,183,636	100.0%	$38,000,000	100.0%	$115,500,000

(1)       Based on the October 1, 2018 underwritten rent roll.

(2)       Based on the Cut-off Date balance of the loan.

The Tenants. As of October 1, 2018, each property was 100.0% leased to four agencies of the State of Minnesota and collectively feature a weighted average remaining lease term of 8.8 years.

Tenant	Ratings Moody’s/S&P/Fitch(1)	NRA (SF)(2)	% of Total NRA	UW Base Rent PSF(2)	% of Total UW Base Rents	Lease Expiration Date(2)
Minnesota Dept. of Human Services	Aa1 / AAA / AAA	280,172	41.4%	$20.31	41.7%	6/30/2026
Minnesota Pollution Control Agency	Aa1 / AAA / AAA	152,944	22.6	$20.55	23.0	12/31/2028
Minnesota Dept. of Natural Resources	Aa1 / AAA / AAA	140,440	20.7	$20.93	21.5	6/30/2026
Minnesota Dept. of Labor and Industry	Aa1 / AAA / AAA	103,958	15.3	$18.00	13.7	9/30/2028
Total/Wtd. Avg.		677,514	100.0%	$20.14	100.0%

(1)	Ratings provided are for the State of Minnesota whether or not it guarantees the lease.

(2)	Based on the October 1, 2018 underwritten rent roll. UW Base Rent PSF includes base rent and rent increase occurring through October 1, 2019.

444 Lafayette Road – The State of Minnesota, Dept. of Administration, Dept. of Human Services (“Minnesota Dept. of Human Services”), leases 280,172 SF (41.4% of the portfolio NRA) through June 2026. The Minnesota Dept. of Human Services is the state’s largest agency, helping Minnesota residents meet their basic needs by providing or administering health care coverage, economic assistance and other services for children, seniors, people with disabilities and low-income Minnesotans. The Minnesota Dept. of Human Services employs approximately 6,500 workers and approximately 950 are located at the 444 Lafayette Road property. The Minnesota Dept. of Human Services has been a tenant at the property since 1984.

520 Lafayette Road – The State of Minnesota, Dept. of Administration, Minnesota Pollution Control Agency (“Minnesota Pollution Control Agency”), leases 152,944 SF (22.6% of the portfolio NRA) through December 2028. The Minnesota Pollution Control Agency is a state agency that monitors environmental quality, offers technical and financial assistance, and enforces environmental regulations. The Minnesota Pollution Control Agency employs approximately 950 workers and approximately 700 are located at the 520 Lafayette Road property. The Minnesota Pollution Control Agency has been a tenant at the property since 1986.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Mortgage Loan No. 5 — Lafayette Park

500 Lafayette Road – The State of Minnesota, Dept. of Administration, Dept. of Natural Resources (“Minnesota Dept. of Natural Resources”), leases 140,440 SF (20.7% of the portfolio NRA) through June 2026. The Minnesota Dept. of Natural Resources is a state agency that works with citizens to conserve and manage the state’s natural resources, to provide outdoor recreation opportunities, and to provide for commercial uses of natural resources in a way that creates a sustainable quality of life. The Minnesota Dept. of Natural Resources employs approximately 3,000 workers and approximately 575 are located at the 500 Lafayette Road property. The Minnesota Dept. of Natural Resources has been a tenant at the property since 1994.

443 Lafayette Road – The State of Minnesota, Dept. of Administration, Dept. of Labor and Industry (“Minnesota Dept. of Labor and Industry”), leases 103,958 SF (15.3% of the portfolio NRA) through September 2028. The Minnesota Dept. of Labor and Industry is a state agency that oversees the state’s apprenticeship, construction codes and licensing, occupational safety and health, wage and hour standards, and workers’ compensation programs. The Minnesota Dept. of Labor and Industry employs approximately 430 workers and approximately 380 are located at the 443 Lafayette Road property. The Minnesota Dept. of Labor and Industry has been a tenant at the property since 1988 and is expected to invest approximately $2.0 million in renovations by first quarter 2019.

Each of these four tenants has the option to terminate its lease with 30 days’ prior written notice in the event that: (i) the Minnesota State legislature does not appropriate the funds necessary for the continuation of the lease or (ii) federal funds necessary for the continuation of the lease are withheld for any reason. In addition, pursuant to Minnesota Statute §16B.24, subd. 6, each lease is subject to cancellation with 30 days’ written notice for any reason except lease of other non-state-owned land or premises for the same use.

The Market. The properties are located in St. Paul, Minnesota, which is part of the Minneapolis-St. Paul-Bloomington metropolitan statistical area. The properties sit in between U.S. Route 10 and Interstate 35 and are less than a half mile from both roadways. U.S. Route 10 extends from Bay City, Michigan to its western terminus of Fargo, North Dakota. Interstate 35 is a major highway in central United States that extends from Laredo, Texas to Duluth, Minnesota. The properties are eight blocks east of the State Capitol building and offer shuttle service for the employees to travel to and from the State Capitol.

The City of St. Paul features corporate headquarters, parks, retail outlets and arts and entertainment. The properties are adjacent to the historic Lowertown neighborhood, an in-demand urban area, home to a growing residential and commercial base including a mix of restaurants, retailers, and housing and entertainment options.

According to a third party research report, the properties are located in the St. Paul central business district office submarket. The second quarter 2018 rental rate was $21.08 PSF on a gross basis. The vacancy rate as of second quarter 2018 was 8.8%, which is a 0.7% increase since second quarter 2017. Net absorption was 35,533 SF for second quarter 2018.

According to a third party market research report, the estimated 2018 population and average household income within a one-, three-, and five-mile radius of the portfolio is 17,686, 173,217, and 359,160, respectively, and $59,093, $64,720, and $76,283, respectively.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
100.0%	100.0%	100.0%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the October 1, 2018 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Mortgage Loan No. 5 — Lafayette Park

Office Competitive Set Summary(1)

Property Name	Year Built	NRA (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF	Lease Type
444 Lafayette Road	1919	280,172	Minnesota Dept. of Human Services	280,172	January 2012	14.5	$20.31(2)	Gross
500 Lafayette Road	1900	140,440	Minnesota Dept. of Natural Resources	140,440	September 2011	14.8	$20.93(2)	Gross
520 Lafayette Road	1923	152,944	Minnesota Pollution Control Agency	152,944	October 2012	16.3	$20.55(2)	Gross
443 Lafayette Road	1919	103,958	Minnesota Dept. of Labor and Industry	103,958	October 2012	16.0	$18.00(2)	Gross
Wells Fargo Place	1987	634,895	Confidential Office	16,589	May 2018	5.0	$17.50	Net
180 E 5th Street	1914	659,230	Ditech Financial	141,109	March 2017	11.0	$9.25	Net
Bloomington I	1986	38,107	US Dept. of Citizenship & Immigration Services	38,107	April 2015	15.0	$25.74	Gross
Marquette Plaza	1981	522,656	Confidential Office	3,604	May 2017	5.0	$16.00	Net
Wilder Center	2007	99,953	Confidential Office	16,382	September 2015	2.0	$24.03	Gross
First National Bank Building	1914	646,297	Confidential Office	7,249	August 2015	8.0	$19.50	Gross
UBS Plaza	1980	224,447	Confidential Office	5,900	January 2017	3.1	$10.75	Net
Cray Plaza	1983	219,313	Confidential Office	2,514	December 2017	5.0	$17.50	Gross

(1)	Source: Appraisal.

(2)	Based on the October 1, 2018 underwritten rent roll.

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	2	420,612	62.1	8,628,738	63.2	420,612	62.1%	$8,628,738	63.2%
2027	0	0	0.0	0	0.0	420,612	62.1%	$8,628,738	63.2%
2028 & Beyond	2	256,902	37.9	5,014,659	36.8	677,514	100.0%	$13,643,398	100.0%
Vacant	NAP	0	0.0	NAP	NAP	677,514	100.0%	NAP	NAP
Total/Wtd. Avg.	4	677,514	100.0%	$13,643,398	100.0%

(1)	Based on the October 1, 2018 underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Mortgage Loan No. 5 — Lafayette Park

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place	$12,385,715	$12,667,758	$13,017,445	$13,218,329	$13,643,398	$20.14	92.5%
Vacant Income	0	0	0	0	0	$0.00	0.0%
Gross Potential Rent	$12,385,715	$12,667,758	$13,017,445	$13,218,329	$13,643,398	$20.14	92.5%
Total Reimbursements	913,334	945,600	989,806	1,002,319	1,101,071	$1.63	7.5%
Net Rental Income	$13,299,049	$13,613,358	$14,007,251	$14,220,648	$14,744,469	$21.76	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(738,075)	($1.09)	(5.0%)
Other Income	16,264	17,139	14,725	17,094	17,037	$0.03	0.1%
Effective Gross Income	$13,315,312	$13,630,497	$14,021,976	$14,237,742	$14,023,430	$20.70	100.0%
Total Expenses	$6,492,422	$6,154,369	$5,875,015	$6,228,196	$5,711,066	$8.43	40.7%
Net Operating Income	$6,822,891	$7,476,128	$8,146,961	$8,009,546	$8,312,364	$12.27	59.3%
Total TI/LC, Capex/RR	0	0	0	0	128,728	$0.19	0.9%
Net Cash Flow	$6,822,891	$7,476,128	$8,146,961	$8,009,546	$8,183,636	$12.08	58.4%

(1)	TTM represents the trailing twelve-month period ending July 31, 2018

(2)	Underwritten Rents in Place includes base rent and rent increases occurring through October 1, 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The properties are managed by Colliers International MN, LLC, a Minnesota limited liability company.

Escrows and Reserves. At origination, the borrowers deposited into escrow $1,813,270 for replacement reserves, $47,500 for engineering reserve, and $14,617 for insurance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equals $119,211.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equals $7,309.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $10,727 for replacement reserves.

Lockbox / Cash Management. The Whole Loan is structured with a hard lockbox and springing cash management. Pursuant to the Whole Loan documents, all excess funds on deposit will be applied as follows: (a) during the continuation of a Primary Tenant Sweep Period (as defined below), to the Primary Tenant (as defined below) reserve account, (b) during the continuation of a Cash Management Period (as defined below), to a cash collateral reserve subaccount as additional collateral, and (c) if neither a Primary Tenant Sweep Period nor a Cash Management Period is continuing, to the borrowers. Provided no Cash Management Period exists, all excess cash flow in the lockbox account after payment of all sums due and payable under the Whole Loan documents will be remitted to the borrowers.

A “Cash Management Period” will occur upon (i) an event of default under the Whole Loan; (ii) the failure by the borrowers, after the end of a calendar quarter, to maintain a DSCR of at least 1.20x; or (iii) a Primary Tenant Sweep Period. A Cash Management Period will end provided that (1) the loan and all other obligations under the Whole Loan documents have been repaid in full; (2) with respect to subclause (i) the event of default has been cured and such cure is accepted by the lender and no event that would trigger another Cash Management Period exists; (3) with respect to subclause (ii) for six consecutive months since the commencement of the existing Cash Management Period (A) no default or event of default has occurred, (B) no event that would trigger another Cash Management Period exists, and (C) the DSCR is at least equal to 1.25x, or (4) to the extent that the Cash Management Period commenced as a result of the occurrence of a Primary Tenant Sweep Period, a Primary Tenant Sweep Period cure has occurred and no event that would trigger another Cash Management Period exists.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Mortgage Loan No. 5 — Lafayette Park

A “Primary Tenant Sweep Period” will (A) commence upon the earliest to occur of: (i) the earlier of (x) the date that is eighteen months prior to the then scheduled expiration or termination date of any Primary Tenant lease, whether such lease is in its initial term or any renewal term and (y) the date by which any Primary Tenant is required to exercise its renewal option under any Primary Tenant lease; (ii) the termination, cancellation or surrender of a Primary Tenant lease or any borrower’s receipt of notice by a Primary Tenant of its intent to effect a termination, cancellation or surrender of its Primary Tenant lease; (iii) the date upon which any Primary Tenant “goes dark” in all or substantially all of the Primary Tenant premises; (iv) the date that any Primary Tenant commits a monetary or material nonmonetary default under the applicable Primary Tenant lease and (v) the date upon which any Primary Tenant or the State of Minnesota becomes a debtor in any bankruptcy action and (B) end at such time, if ever, upon the occurrence of a Primary Tenant Sweep Period cure.

A “Primary Tenant” means the State of Minnesota and thereafter any acceptable replacement tenant thereof under a Primary Tenant lease.

Property Release. The borrowers have option to release any property upon a bona fide sale of such property to a third party, provided that each of the conditions set forth in the Whole Loan documents, including the following conditions are satisfied: (i) the sale of such property is pursuant to an arm’s length agreement with a third party which is not an affiliate of any borrower or master lessee; (ii) the borrowers pay 125% of the allocated loan amount for each property being released together with all accrued and unpaid interest on the principal being prepaid; (iii) no event of default is continuing; (iv) the debt yield is not less than the greater of (a) the debt yield immediately prior to such release and (b) 11.0%; (v) the LTV is not more than the lesser of (a) the LTV immediately prior to such release and (b) 65.2%; (vi) the DSCR is not less than the greater of (a) the DSCR immediately prior to such release and (b) 2.31x; and (vii) the borrowers give the lender not less than 30 days’ prior written notice of such sale. No release will be permitted if such release would result in a “prohibited transaction” or the disqualification of the Whole Loan as a “qualified mortgage” for REMIC tax purposes. All prepayments in connection with the release of any property or properties will be applied pro rata among the pari passu notes of the Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Mortgage Loan No. 6 — Festival Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Mortgage Loan No. 6 — Festival Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Mortgage Loan No. 6 — Festival Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Mortgage Loan No. 6 — Festival Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Mortgage Loan No. 6 — Festival Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,770,000	Title:	Fee
Cut-off Date Principal Balance:	$35,770,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	4.6%	Net Rentable Area (SF):	151,403
Loan Purpose:	Acquisition	Location:	Edison, NJ
Borrower:	Edison 8, LLC	Year Built / Renovated:	1962 / 2009
Sponsors:	Manjit Batra; Manisha Batra	Occupancy:	99.1%
Interest Rate:	4.7400%	Occupancy Date:	10/25/2018
Note Date:	5/2/2018	Number of Tenants:	22
Maturity Date:	5/5/2028	2015 NOI:	$2,710,339
Interest-only Period:	24 months	2016 NOI(2):	$3,142,336
Original Term:	120 months	2017 NOI(2):	$4,105,869
Original Amortization:	360 months	TTM NOI(3):	$3,960,276
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(30), Def(87), O(3)	UW Revenues:	$5,040,170
Lockbox(1):	Hard	UW Expenses:	$1,405,289
Additional Debt:	No	UW NOI:	$3,634,881
Additional Debt Balance:	N/A	UW NCF:	$3,503,160
Additional Debt Type:	N/A	Appraised Value / Per SF:	$53,900,000 / $356
Additional Future Debt Permitted:	No	Appraisal Date:	2/12/2018

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$236
Taxes:	$69,890	$66,228	N/A	Maturity Date Loan / SF:	$203
Insurance:	$6,197	$6,197	N/A	Cut-off Date LTV:	66.4%
Replacement Reserves:	$0	$4,668	N/A	Maturity Date LTV:	57.0%
TI/LC:	$0	$6,309	$227,105	UW NOI / UW NCF Amortizing DSCR:	1.63x / 1.57x
Free Rent:	$4,825	$0	N/A	UW NOI / UW NCF IO DSCR:	2.11x / 2.04x
Environmental Reserves(5):	$336,408	$0	N/A	UW NOI / UW NCF Debt Yield:	10.2% / 9.8%
Outstanding TI/LC Reserves:	$146,827	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$35,770,000	65.3%	Purchase Price:	$53,000,000	96.8%
Sponsor Equity:	18,977,721	34.7	Closing Costs:	1,183,575	2.2
			Upfront Reserves:	564,146	1.0
Total Sources:	$54,747,721	100.0%	Total Uses:	$54,747,721	100.0%

(1)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(2)	The increase from 2016 NOI to 2017 NOI was due to (i) rent from new leases and rent bumps totaling $279,139, (ii) rent and reimbursements totaling $430,551 from a former tenant, Edison Healthcare (the former tenant left the property due to a dispute with the former property owner but was still paying rent and reimbursements under its lease. Dollar Dynasty occupied Edison Healthcare space thereafter. The former owner was collecting rents and reimbursements from two tenants for the same space from January to August 2017) and (iii) reimbursement reconciliation of the previous year’s payments by tenants versus the actual expenses incurred during previous year totaling $129,586.

(3)	Represents trailing twelve months ending March 31, 2018. There is no more recent trailing twelve months financial report provided that the property was purchased on May 2018 and the seller did not provide the sponsor the April 2018 operating statement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Mortgage Loan No. 6 — Festival Plaza

(4)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	The borrower delivered a $336,408 letter of credit in lieu of an upfront deposit, please refer to “Escrows and Reserves” below.

The Loan. The Festival Plaza loan is a $35.8 million first mortgage loan secured by the fee interest in a 151,403 SF grocery-anchored retail center located in Edison, NJ. The loan has a 10-year term and will amortize on a 30-year schedule following 24-months of interest only payments.

The Borrower. The borrowing entity for the loan is Edison 8, LLC, a single purpose Delaware limited liability company. The borrower is 100% owned by Manjit Batra and Manisha Batra, both of whom serve as guarantors for the loan.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Manjit Batra and Manisha Batra. Mr. Batra founded, MB Fragrances was formed in 2001 and has since grown by 2017 to an enterprise with over $95 million in sales. Manisha Batra co-founded MB Fragrances following a four-year career with Ernst & Young and thereafter CIBC World Markets. According to a personal financial statement dated December 31, 2017, the sponsors have a combined net worth and liquidity of $40.7 million and $6.9 million, respectively.

The Property. The property is a 151,403 SF grocery anchored retail center located in Edison, NJ, along US-27. Constructed in 1962 and renovated in 2009, the property is anchored by H Mart Edison (“H Mart”) (37.4% of NRA), which currently operates 63 stores in the United States. Other large tenants include Edison Spa & Fitness (18.4% of NRA), Dollar Dynasty (7.4% of NRA) and Chung Lee Picnic Garden (6.1% of NRA). The property is 99.1% occupied as of October 25, 2018 with an average remaining lease term of 12.6 years.

According to the sponsors, prior ownership invested approximately $16.2 million to completely redevelop the center in 2009, including a gut-renovation and construction of additional buildings. Tenants have also invested an additional $8.75 million on improvements above the seller’s contributions.

The largest tenant at the property, H Mart, leases 56,572 SF (37.4% of NRA) through March 2030 with two, ten-year renewal options. H Mart has been in occupancy since 2009. H Mart is an American supermarket chain headquartered in Lyndhurst, New Jersey and operated by the Hanahreum Group. Founded in 1982, H Mart specializes in Asian foods and has locations all throughout the United States, Canada, and London. H Mart has expanded from 36 locations in 2011 to operating 63 locations across 12 states with most of its stores based in California, New York, New Jersey, and Virginia. H Mart reported sales of $37.6 million in 2017 ($665 PSF), an increase of 36.8% (5.4% per year) since 2011.

The second largest tenant at the property, Edison Spa & Fitness, leases 27,872 SF (18.4% of NRA) through April 2042 with two, ten-year renewal options. Edison Spa & Fitness is a day space that provides many services. Customers pay an admission fee that provides them access to five dry saunas, an ice sauna, four soaking tubs, a steam room, a shower area, a comfort lounge, and a sleeping room. It also offers VIP spa treatments by appointment. The services include body & foot massages, as well as traditional Korean body scrubs and facials. Edison Spa & Fitness also offers a food court that serves traditional Korean cuisine along with a juice bar that offers fresh juices, smoothies and light refreshments.

The Market. The property is situated along Lincoln Highway in Edison, Middlesex County, New Jersey, a 30-square mile township of more than 103,000 residents. Edison is in central New Jersey, approximately 32.7 miles southwest of New York City and approximately 59.1 miles northeast of Philadelphia, PA. According to the New Jersey Department of Labor and Workforce Development, the Edison municipality has the 2nd highest number of residents that identify as being of Asian ethnicity in the state of New Jersey in 2010.

The immediate area contains several retail properties that further enhance demand for the property. These properties include Menlo Park Mall (5.1 miles northeast of the property), Wick Shopping Plaza (1.0 mile southeast of the property), and Edison Plaza (1.6 miles east of the property).

According to a third party market research report, the estimated 2018 population and average household income within a one-, three-, and five-mile radius of the property is 18,956, 133,542, and 290,414, respectively, and $106,740, $97,943, and $105,240, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Mortgage Loan No. 6 — Festival Plaza

According to a third party report, the property is located in the South Edison submarket within the Brunswick/Piscataway/I-287 retail submarket cluster. As of May 2018, the Brunswick/Piscataway/I-287 submarket had an average rental rate of $20.02 PSF and an average vacancy rate of 3.8%.

Retail Competitive Set Summary(1)
Property	Year Built / Renovated	NRA (SF)	Est. Occ.	Proximity (miles)	Anchor Tenants
Festival Plaza	1962 / 2009	151,403(2)	99.1%(2)	N/A	H Mart, Edison Spa & Fitness, Dollar Dynasty(2)
Wick Shopping Plaza	1950 / 1985	230,467	98.0%	0.9	99 Ranch Market, TJ Maxx, Planet Fitness
Oak Tree Shopping Center	1975 / 2005	198,000	100.0%	6.4	India Grocers
St. George Crossing	1972 / 2007	279,570	100.0%	8.6	Shoprite
Piscataway Towne Center	1989 / NAV	97,710	100.0%	3.9	Shoprite
Edison Plaza	1986 / NAV	105,050	100.0%	1.6	Shoprite
Tano Mall	1973 / 1990	110,000	83.0%	4.2	Confidential anchor, Rite Aid
Edison Woods	1992 / NAV	196,527	100.0%	3.0	BJ’s Wholesale Club, Dollar Tree

(1)	Source: Appraisal.

(2)	Based on the October 25, 2018 underwritten rent roll.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
93.5%	97.9%	99.8%	99.1%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the October 25, 2018 underwritten rent roll.

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Sales PSF(2)	Occupancy Costs(2)	Lease Expiration Date
H Mart Edison	NR / NR / NR	56,572	37.4%	$22.99	32.5%	$719	3.9%	3/31/2030
Edison Spa & Fitness	NR / NR / NR	27,872	18.4	$23.63	16.5	$171	19.5%	4/30/2042
Dollar Dynasty	NR / NR / NR	11,149	7.4	$10.92	3.0	NAV	NAV	5/31/2029(3)
Chung Lee Picnic Garden	NR / NR / NR	9,170	6.1	$28.13	6.4	$198	19.1%	1/31/2030
Little Sheep Edison	NR / NR / NR	6,389	4.2	$30.73	4.9	$572	6.5%	2/28/2029
United Dental (UDG Holdings)	NR / NR / NR	5,738	3.8	$25.20	3.6	NAV	NAV	9/30/2030
Cathay Bank	NR / NR / NR	4,014	2.7	$38.94	3.9	NAV	NAV	10/31/2023
BBCN Bank of Hope	NR / NR / NR	2,996	2.0	$62.72	4.7	NAV	NAV	8/31/2019
Asian Delicious dba Papparich	NR / NR / NR	2,960	2.0	$33.82	2.5	NAV	NAV	2/28/2029
Jeong R. Kim and Mi W. Kim Tofu Grill	NR / NR / NR	2,879	1.9	$41.80	3.0	NAV	NAV	1/31/2022
Total:		129,739	85.7%		81.1%

(1)	Based on the October 25, 2018 underwritten rent roll. UW Base Rent PSF includes base rent and rent increases occurring through October 31, 2019 and does not include percentage rent.

(2)	Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the twelve-month period ending on December 31, 2016 as provided by the sponsor.

(3)	Dollar Dynasty has a co-tenancy clause which states that at least 40,000 SF of the property must be occupied by either H Mart or other occupant secured by the landlord, engaged in business operations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Mortgage Loan No. 6 — Festival Plaza

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	1	2,996	2.0	187,909	4.7	2,996	2.0%	$187,909	4.7%
2020	0	0	0.0	0	0.0	2,996	2.0%	$187,909	4.7%
2021	2	3,287	2.2	120,288	3.0	6,283	4.1%	$308,197	7.7%
2022	2	5,479	3.6	220,777	5.5	11,762	7.8%	$528,974	13.2%
2023	3	7,663	5.1	302,163	7.6	19,425	12.8%	$831,137	20.8%
2024	2	3,069	2.0	116,846	2.9	22,494	14.9%	$947,983	23.7%
2025	2	4,127	2.7	130,065	3.3	26,621	17.6%	$1,078,048	27.0%
2026	0	0	0.0	0	0.0	26,621	17.6%	$1,078,048	27.0%
2027	1	1,930	1.3	61,426	1.5	28,551	18.9%	$1,139,474	28.5%
2028 & Beyond	9	121,538	80.3	2,860,630	71.5	150,089	99.1%	$4,000,104	100.0%
Vacant	NAP	1,314	0.9	NAP	NAP	151,403	100.0%	NAP	NAP
Total	22	151,403	100.0%	$4,000,104	100.0%

(1)	Based on the October 25, 2018 underwritten rent roll. Rent includes base rent and rent increases occurring through October 31, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow

	2015	2016(1)	2017(1)	TTM(2)	Underwritten(3)	PSF(2)	%(4)
Rents in Place	$2,911,279	$3,323,639	$4,008,446	$3,954,619	$4,000,104	$26.42	76.1%
Vacant Income	0	0	0	0	0	$0.00	0.0%
Gross Potential Rent	$2,911,279	$3,323,639	$4,008,446	$3,954,619	$4,000,104	$26.42	76.1%
Total Reimbursements	1,123,408	1,291,390	1,620,414	1,580,885	1,259,118	$8.32	23.9%
Net Rental Income	$4,034,687	$4,615,029	$5,628,860	$5,535,503	$5,259,222	$34.74	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(265,272)	($1.75)	(5.0%)
Other Income	57,155	46,200	46,200	46,200	46,220	$0.31	0.9%
Effective Gross Income	$4,091,841	$4,661,229	$5,675,060	$5,581,703	$5,040,170	$33.29	100.0%
Total Expenses	$1,381,502	$1,518,893	$1,569,191	$1,621,427	$1,405,289	$9.28	27.9%
Net Operating Income	$2,710,339	$3,142,336	$4,105,869	$3,960,276	$3,634,881	$24.01	72.1%
Total TI/LC, Capex/RR	0	0	0	0	131,721	$0.87	2.6%
Net Cash Flow	$2,710,339	$3,142,336	$4,105,869	$3,960,276	$3,503,160	$23.14	69.5%

(1)	The increase from 2016 NOI to 2017 NOI was due to (i) rent from new leases and rent bumps of approximately $279,139, (ii) rent and reimbursements of approximately $430,551 from a former tenant, Edison Healthcare (the former tenant left the property due to a dispute with the former property owner but was still paying rent and reimbursements under its lease. Dollar Dynasty occupied Edison Healthcare space thereafter. The former owner was collecting rents and reimbursements from two tenants for the same space from January to August 2017) and (iii) reimbursement true-ups, approximately of $129,586.

(2)	TTM represents the trailing twelve-month period ending March 31, 2018. There is no more recent trailing twelve months financial report provided that the property was purchased on May 2018 and the seller did not provide the sponsor the April 2018 operating statement.

(3)	Underwritten Rents in Place includes Base Rent and rent increases occurring through October 31, 2019.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Mortgage Loan No. 6 — Festival Plaza

Property Management. The property is managed by Levin Management Corporation, a New Jersey corporation and a third party management company.

Escrows and Reserves. At origination, the borrower deposited into escrow $146,827 for outstanding tenant improvements and leasing commissions, $69,890 for real estate taxes, $6,197 for insurance and $4,825 for free rent reserves.

Environmental Reserve – With respect to the Environmental Reserve, the borrower delivered a $336,408 letter of credit. The letter of credit will be additional security for the payment and collateral for the debt. At any time upon the lender’s confirmation that the face amount of the letter of credit is greater than the amount that is required by the lender to complete the required remediation, which is defined in loan documents, the borrower is permitted to replace the existing letter of credit with a replacement letter of credit in such lesser face amount.

Tax Reserves – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $66,228.

Insurance Reserves – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $6,197.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $4,668 for replacement reserves.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $6,309 for TI/LC reserves subject to a cap at $227,105.

Lockbox / Cash Management. The Festival Plaza loan is structured with a hard lockbox and springing cash management. The Festival Plaza loan requires all rents to be transmitted directly into a lockbox account controlled by the lender (including, without limitation, by sending tenant direction letters to all tenants at origination and new lease execution). All funds received by the borrower or manager are required to be deposited in the lockbox account within one business day following receipt. During the occurrence and continuance of a Cash Management Period (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

A “Cash Management Period” will commence upon: (i) an event of default; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a DSCR of at least 1.20x; or (iii) a Primary Tenant Sweep Period (as defined below). A Cash Management Period will end provided that (1) the loan and all other obligations under loan documents have been repaid in full; (2) there has been a full defeasance of the loan; (3) with respect to subclause (ii) for six consecutive months since the commencement of the existing Cash Management Period (A) no default or event of default has occurred, (B) no event that would trigger another Cash Management Period has occurred, and (C) the DSCR is at least equal to 1.25x, or (4) to the extent that the Cash Management Period commenced as a result of the occurrence of a Primary Tenant Sweep Period, a Primary Tenant Sweep Period cure has occurred and no event that would trigger another Cash Management Period has occurred.

A “Primary Tenant Sweep Period” will commence upon: (i) any termination of, or receipt by borrower of a notice to terminate, the Primary Tenant lease; (ii) Primary Tenant becoming the subject of a bankruptcy action; (iii) Primary Tenant “going dark” in a majority of the Primary Tenant premises, or (iv) the occurrence of any monetary or material non-monetary default (beyond any applicable notice and/or cure period) under the Primary Tenant lease.

A “Primary Tenant” means each of and collectively, H Mart Edison as tenant under the H Mart Edison Lease or Edison Spa & Fitness as tenant under the Edison Spa Fitness lease, and thereafter any acceptable replacement tenant thereof occupying all or substantially all of the Primary Tenant premises.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

95

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.9%	Net Rentable Area (Rooms):	482
Loan Purpose:	Refinance	Location:	Nashville, TN
Borrower:	Nashville Hospitality, LLC	Year Built / Renovated:	1975 / 2014 & 2017
Sponsor:	James M. Lippman	Occupancy / ADR / RevPAR:	79.8% / $236.45 / $188.58
Interest Rate:	5.0350%	Occupancy / ADR / RevPAR Date:	8/31/2018
Note Date:	10/4/2018	Number of Tenants:	NAP
Maturity Date:	10/6/2028	2015 NOI(3):	$17,997,162
Interest-only Period:	120 months	2016 NOI(3):	$19,940,428
Original Term:	120 months	2017 NOI(3):	$21,577,133
Original Amortization:	None	TTM NOI(3)(4):	$22,384,613
Amortization Type:	Interest Only	UW Occupancy / ADR / RevPAR:	79.8% / $236.45 / $188.58
Call Protection:	L(25), Def(89), O(6)	UW Revenues:	$49,212,571
Lockbox(2):	Hard	UW Expenses:	$27,006,315
Additional Debt(1):	Yes	UW NOI(3):	$22,206,255
Additional Debt Balance(1):	$130,000,000	UW NCF:	$20,237,752
Additional Debt Type(1):	Pari Passu	Appraised Value / Per Room(5):	$276,500,000 / $573,651
Additional Future Debt Permitted:	No	Appraisal Date:	9/13/2018

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$331,950
Taxes:	$1,166,485	$129,609	N/A	Maturity Date Loan / Room:	$331,950
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.9%
FF&E Reserve:	$1,000,000	$164,042	N/A	Maturity Date LTV:	57.9%
				UW NOI / UW NCF DSCR:	2.72x / 2.48x
				UW NOI / UW NCF Debt Yield:	13.9% / 12.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$160,000,000	100.0%	Payoff Existing Debt:	$58,467,202	36.5%
			Return of Equity(3):	98,529,336	61.6
			Upfront Reserves:	2,166,485	1.4
			Closing Costs:	836,977	0.5
Total Sources:	$160,000,000	100.0%	Total Uses:	$160,000,000	100.0%

(1)	Sheraton Grand Nashville Downtown loan is part of a larger split whole loan evidenced by eight pari passu notes with an aggregate Cut-off Date balance of $160.0 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	The sponsor has owned the property since 2012 and invested approximately $36.2 million since acquisition in upgrades to the property. Since acquisition, the net cash flow at the property increased from approximately $7.2 million to $20.2 million as of TTM August 2018.

(4)	Represents trailing twelve months ending August 31, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

(5)	The appraised value represents the aggregate value of the hotel and parking garage which individually are $253.5 million and $23.1 million respectively.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Sheraton Grand Nashville Downtown Whole Loan is a $160.0 million first mortgage loan secured by the borrower’s fee interest in a 482-room, full-service hotel property and adjacent parking garage located in Nashville, Tennessee. The loan has a 10-year term and is interest-only for the entire term.

The Whole Loan is comprised of eight pari passu notes. The non-controlling Note A-1 is being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. The Whole Loan is expected to be serviced under the CSAIL 2018-C14 pooling and servicing agreement until the securitization of the related controlling Note A-2, at which point it will be serviced under the related servicing shift PSA. After such subsequent securitization, the directing certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to certain major servicing decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$30,000,000	$30,000,000	CSAIL 2018-C14	N	N
Note A-2, A-3, A-4, A-5, A-6, A-7, A-8(1)	130,000,000	130,000,000	AREF	Y	Y
Total	$160,000,000	$160,000,000

(1)	Notes are expected to be contributed to one or more future securitizations.

The Borrower. The borrowing entity for the loan is Nashville Hospitality, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is 99.99%-owned by individual investor members and no single individual investor member directly or indirectly owns 20% or more of the interests. The remaining 0.01% interest is primarily owned by James M. Lippman.

The Sponsor. The loan’s sponsor is James M. Lippman, the Chairman and Chief Executive Officer at JRK Property Holdings (“JRK”) which he founded in 1991. JRK currently owns and operates over $6.0 billion in real estate and has been recognized by both the National Multi-Housing Council and Multifamily Executive Magazine as one of the largest multifamily owners and managers in the United States. In addition to JRK’s presence in the multifamily sector, JRK Hotel Group is involved in the hospitality market as well, with a portfolio of luxury boutiques and flag hotels in Manhattan, Santa Monica, San Francisco, Portland and Nashville. In addition to the Sheraton Grand Nashville Downtown property, the sponsor also owns the 287-room Holiday Inn Express Nashville which is located in downtown Nashville. See also “Description of the Mortgage Pool— Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The property is a 482-key, Sheraton Grand, full-service hotel property and adjacent parking garage located in downtown Nashville, Tennessee on a 1.1-acre site. The property was originally constructed in 1975 as a Hyatt hotel and reportedly operated as a Crowne Plaza hotel prior to its conversion to a Sheraton flagged hotel in 1999/2000. The property was subsequently renovated between 2014 and 2017. In 2014, all guestrooms and most public areas were completely renovated. The Skye meeting room and ballroom, located on the top floor and offering a 360-degree view of Nashville, were added in early 2017. The total cost of the renovations was $36.2 million or $75,149 per room. Following such renovations in 2017 the property received the Sheraton Grand designation, an elite classification for full service hotels in the Sheraton brand, and is one of six Sheraton Grand hotels in the United States. The hotel offers 482 guestrooms, a restaurant, lounge, indoor pool, fitness center, business center, sundry shop, and approximately 23,554 SF of dedicated meeting space. The 482 guestrooms are located on floors 3 through 25 and include 475 standard king or double-double rooms, six executive or one-bedroom suites, and a presidential suite. All rooms feature Sheraton’s Sweet Sleeper Bed, wired and wireless high speed Internet access, oversized work desks, LCD televisions, and in-room movies. The 24th floor contains a two-bay Sheraton Club lounge.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

The top floor of the hotel was formerly a revolving restaurant that has been converted to a bar and meeting room called Skye which conversion was completed in 2017. Skye is open nightly for cocktails. The 23,554 SF meeting space is spread amongst 10 rooms, the largest of which is 10,680 SF. A 455-space, eight-level parking garage is located adjacent to and attached to the hotel. Parking is operated under a short term parking agreement with a local parking/valet company. Currently, parking rates for guests are $39.00 for overnight valet or self-parking. As of trailing twelve months ending August 31, 2018, parking revenue totaled $2.3 million.

The property’s main entrance is along Union Street, with primary entrance to the parking structure along 7th Avenue North across a large park (Legislative Plaza) from the state capitol. The neighborhood is dominated by government buildings, most notably the state capitol. The surrounding buildings include the Military Branch Museum, Tennessee Performing Arts Center, Nashville Public Library, and a number of office buildings.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Sheraton Grand Nashville Downtown(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	82.5%	$224.16	$185.03	77.8%	$211.27	$164.36	94.3%	94.2%	88.8%
2016	84.3%	$239.33	$201.82	77.9%	$241.40	$188.15	92.4%	100.9%	93.2%
2017	85.5%	$245.05	$209.44	79.5%	$240.40	$191.12	93.0%	98.1%	91.2%
TTM(3)	86.1%	$243.89	$209.89	79.8%	$236.45	$188.58	92.7%	96.9%	89.8%

(1)	Source: Third party report. Competitive set includes Renaissance Nashville Hotel, Holiday Inn Express Nashville Downtown Conference Center, Hilton Nashville Downtown, Hotel Indigo Nashville and Hyatt Place Nashville Downtown.

(2)	Source: Borrower Financials.

(3)	Represents the trailing twelve month period ending July 31, 2018 for the competitive set and the trailing twelve month period ending August 31, 2018 for Sheraton Grand Nashville Downtown.

The Market. The property is located in Nashville, Tennessee in the downtown Nashville area. Nashville is home to a variety of industries and companies, making for a relatively diverse economy. According to the appraisal, leading employment sectors in the Nashville metropolitan statistical area include professional and business services (16.3% of total employment), education and health services (15.3%), government (11.9%), leisure and hospitality services (11.3%), and retail trade (10.1%). Furthermore, according to the Nashville Convention & Visitors Corp, Nashville welcomed an estimated 14.5 million visitors in 2017, a 4.6% increase over 2016’s record of 13.9 million visitors. This represented the ninth consecutive year of positive year-over-year growth in visitor volume since 2008, at a compound growth rate of 5.8%.

Furthermore, according to a third party report, the population in the Nashville-Davidson-Murfreesboro-Franklin MSA increased by a compound annual rate of 2.0% from 2012 through 2017. As of February 2018, Nashville had an unemployment rate of 2.7%, the U.S.’s lowest unemployment rate for cities greater than 1 million people according to the Bureau of Labor Statistics.

The Sheraton Grand Nashville Downtown property offers a convenient location in downtown Nashville, proximate to the State Capitol and numerous government office buildings as well as a short walk to the Nashville Music City Center (city convention center), Country Music Hall of Fame and Museum, Bridgestone Arena and Broadway, the main thoroughfare through downtown Nashville. The property is across the street from the Tennessee State Capitol including Legislative Plaza and the Tennessee Performing Arts Center. Additionally, a new $195 million federal courthouse is currently under construction one block south of the property (south of Church Street). The hotel is also proximate to Capitol View which is a 32-acre mixed-use development located in the North Gulch area of downtown just west of the Tennessee State Capitol downtown and will include 1.1 million SF of office space, 130,000 SF of specialty retail and restaurants, a 169-room Hampton Inn & Suites, 378 upscale multi-family apartment units, a 2.5-acre urban activity park and community space and jogging and bike trails connected to the Nashville Greenway system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

According to a third party report, the downtown submarket (where the property is located) has over 9.4 million SF of office space as of Q2 2018 with a total vacancy rate of 8.9% and approximately 1.0 million SF under construction. Recent major employment announcements for Nashville include AllianceBernstein Holding LP, which announced in May 2018 that it will be relocating its headquarters to the central business district in Nashville with a total expected headcount of 1,050 in total by 2022. Additionally, Cherry Bekaert, which in 2017 bought Frazier Dean & Howard to enter the Nashville market, signed a long-term lease to take a section of the 12th floor at 222 2nd Avenue South. The firm plans to relocate all employees from the current West End Avenue location in October 2018. In early 2018, global technology company, Asurion announced it would create 400 information technology jobs as it consolidates operations into a new corporate headquarters in downtown Nashville, with construction of the new office to begin in the first quarter of 2019 and open in the third quarter of 2021.

The hotel’s demand segmentation is 47.0% meeting & group, 25.0% commercial, and 28.0% leisure versus market demand segmentation of 41.6% meeting & group, 31.1% commercial, and 27.3% leisure. Meeting and group demand is primarily generated by corporate groups that visit the area business and meetings. Additional demand is generated by youth sports teams that travel to the area for various tournaments and sports fields. Commercial demand is generated by headquarters and large regional offices especially in the professional & business services and health care industries in the area. Additionally, the property currently accommodates airline crew business from United Airlines and British Airlines. Other top accounts include Deloitte, PricewaterhouseCoopers, KPMG, Accenture, Ernst & Young, Google, and Bank of America. Leisure demand is generated by leisure attractions in the immediate downtown area including the Country Music Hall of Fame & Museum, Bridgestone Arena, Ryman Auditorium and The Johnny Cash Museum & Café, among others.

The hotel competes predominantly with other hotels in the immediate downtown Nashville market to varying degrees and for various market segments. Below are the profiles of the hotels in a third party research provider’s competitive set. The competitive hotels range in size from 161 to 673 rooms, and collectively contain an aggregate of 1,706 rooms.

Competitive Hotels Profile(1)

				Estimated Market Mix			2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Sheraton Grand Nashville Downtown	482	1975	23,554	25%	47%	28%	79.5%(2)	$240.40(2)	$191.12(2)
Hotel Indigo Nashville	161	2010	6,500	40%	20%	40%	85% - 90%	$215 - $220	$185 - $190
Renaissance Nashville Hotel	673	1987	69,408	20%	65%	15%	85% - 90%	$235 - $240	$205 - $210
Holiday Inn Express Nashville Downtown	287	1989	9,980	45%	25%	30%	75% - 80%	$225 - $230	$170 - $175
Hilton Nashville Downtown	330	2000	13,487	30%	50%	20%	85% - 90%	$280 - $285	$245 - $250
Hyatt Place Nashville Downtown	255	2013	3,386	35%	20%	45%	80% - 85%	$260 - $265	$205 - $210
Total(3)	1,706

(1)	Source: Appraisal.

(2)	Source: Borrower Financials.

(3)	Excludes subject property.

According to the appraisal, supply in the subject market has fluctuated since 2013 with the additions of the 800-room Omni in September 2013, the 255-room Hyatt Place in November 2013, and the 214-room Hilton Garden Inn in June 2015. Further, the Hampton Inn & Suites Nashville Downtown added 53 guestrooms beginning in March 2018. Occupancy growth has occurred in the subject market since 2013 with demand outpacing supply in every year except 2013. According to the appraisal, approximately 3,847 rooms were under construction and expected to open between October 2018 and February 2021. The appraiser identified seven hotels which recently opened or expected to be opened in the next three years which have some degree of competitiveness to the Sheraton Grand Nashville Downtown property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

Competitive New Supply(1)

Property	Address	Number of Rooms	Percent Competitive	Opening Date
Hyatt Regency	1010 Broadway, Nashville, TN	591	75%	October 2020
Hampton Inn & Suites Capitol View	530 11th Avenue North, Nashville, TN	169	40%	January 2020
Holiday Inn & Suites	415 4th Avenue South, Nashville, TN	230	35%	February 2019
AC Hotel by Marriott	410 5th Avenue South, Nashville, TN	209	30%	December 2018
JW Marriott Nashville	201 8th Avenue South, Nashville, TN	533	25%	July 2018
Drury Plaza	315 3rd Avenue South, Nashville, TN	390	25%	January 2020
Hyatt Centric	222 2nd Avenue South, Nashville, TN	252	25%	February 2021

(1)	Source: Appraisal.

Operating History and Underwritten Net Cash Flow

	2015(1)	2016(1)	2017(1)	TTM(1)(2)	Underwritten	Per Room	%(3)
Occupancy	77.8%	77.9%	79.5%	79.8%	79.8%
ADR	$211.27	$241.40	$240.40	$236.45	$236.45
RevPAR	$164.36	$188.15	$191.12	$188.58	$188.58
Room Revenue	$28,916,672	$33,191,112	$33,622,909	$33,176,739	$33,176,739	$68,831	67.4%
Food and Beverage	7,433,620	8,487,011	10,505,293	11,426,423	11,426,423	$23,706	23.2%
Parking Revenues	2,263,076	2,275,618	2,267,665	2,285,149	2,285,149	$4,741	4.6%
Other Departmental Revenues	1,651,253	1,395,596	1,994,595	2,324,260	2,324,260	$4,822	4.7%
Total Revenue	$40,264,621	$45,349,337	$48,390,462	$49,212,571	$49,212,571	$102,101	100.0%
Room Expense	5,239,682	6,617,650	6,514,242	6,384,237	6,384,237	$13,245	19.2%
Food and Beverage Expense	4,199,211	4,631,835	5,345,352	5,587,191	5,587,191	$11,592	48.9%
Parking Expense	798,097	779,063	799,254	762,512	762,512	$1,582	33.4%
Other Departmental Expenses	165,628	186,387	321,464	280,737	280,737	$582	12.1%
Departmental Expenses	$10,402,618	$12,214,935	$12,980,312	$13,014,677	$13,014,677	$27,001	26.4%
Departmental Profit	$29,862,003	$33,134,402	$35,410,150	$36,197,894	$36,197,894	$75,099	73.6%
Operating Expenses	10,782,355	12,057,580	12,139,625	11,977,935	12,082,854	$25,068	24.6%
Gross Operating Profit	$19,079,648	$21,076,822	$23,270,525	$24,219,959	$24,115,040	$50,031	49.0%
Fixed Expenses	1,082,486	1,136,394	1,693,392	1,835,346	1,908,785	$3,960	3.9%
Net Operating Income	$17,997,162	$19,940,428	$21,577,133	$22,384,613	$22,206,255	$46,071	45.1%
FF&E	1,610,585	1,813,973	1,935,618	1,968,503	1,968,503	$4,084	4.0%
Net Cash Flow	$16,386,577	$18,126,455	$19,641,515	$20,416,110	$20,237,752	$41,987	41.1%

(1)	The sponsor has owned the property since 2012 and invested approximately $36.2 million since acquisition in upgrades to the property. Since acquisition, the net cash flow at the property increased from approximately $7.2 million to $20.2 million as of TTM August 2018.

(2)	Represent the trailing twelve-month period ending August 31, 2018.

(3)	% column represents percentage of Total Revenue except for Room Expense, Food and Beverage, Parking and Other Department Expenses, which is based on their corresponding revenue line items.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Mortgage Loan No. 7 — Sheraton Grand Nashville Downtown

Property Management. The property is managed by JRK Residential Group, Inc., an affiliate of the sponsors.

Franchise Agreement. The property operates as a Sheraton Grand hotel under a franchise agreement with the owner that expires in August 2032. The Sheraton brand operates 441 hotels worldwide, totaling 155,750 rooms.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,166,485 for real estate taxes and $1,000,000 for FF&E.

Tax Escrow – On a monthly basis, the borrower is required to escrow one-twelfth of the annual estimated tax payments, which currently equals $129,609.

Insurance Escrow – The requirement of the borrowers to make monthly deposits to the insurance reserve account is waived so long as an acceptable blanket policy is in place. If an acceptable blanket policy is no longer in effect, on a monthly basis, the borrower is required to escrow one-twelfth of the annual estimated insurance payments, which currently equals $28,989.

FF&E Escrow – On a monthly basis, the borrower is required to escrow the greater of (i) 4.0% of operating income, which currently equals $164,042 or (ii) the amount required to be reserved pursuant to the franchise agreement.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents including, without limitation, all credit card company payments to be transmitted directly into the applicable lockbox account. During the continuance of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents.

A “Cash Management Period” will commence upon: (i) an event of default under the loan documents; or (ii) the failure by the borrower, as of the end of two consecutive calendar quarters, to maintain a DSCR of at least 1.50x; and will end provided that with respect to clause (i) once the event of default has been cured and with respect to clause (ii) once the DSCR is at least 1.50x for at least two consecutive calendar quarters. The borrower has the right at any time to deliver to the lender either cash or an acceptable letter of credit in an amount that, when applied to reduce the then-outstanding principal, would cause the DSCR to be at least equal to 1.50x (“Minimum DSCR Maintenance Amount”) in order to avoid or end a Cash Management Period.

The borrower has the right, three times during the loan term, to request that the lender apply funds in the cash collateral account (other than any Minimum DSCR Maintenance Amount then on deposit) to any debt service shortfall.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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105

Mortgage Loan No. 8 — Indian Hills Senior Community

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Mortgage Loan No. 8 — Indian Hills Senior Community

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Mortgage Loan No. 8 — Indian Hills Senior Community

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Mortgage Loan No. 8 — Indian Hills Senior Community

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$29,350,000	Title:	Fee
Cut-off Date Principal Balance(1):	$29,350,000	Property Type - Subtype:	Multifamily – High Rise
% of Pool by IPB:	3.8%	Net Rentable Area (Units):	1,572
Loan Purpose:	Refinance	Location:	Euclid, OH
Borrower:	Euclid Indian Hills, LLC	Year Built / Renovated:	1964 / 2006
Sponsor:	Michael E. Gibbons	Occupancy:	93.1%
Interest Rate:	5.1300%	Occupancy Date:	8/2/2018
Note Date:	8/16/2018	Number of Tenants:	NAP
Maturity Date:	9/6/2028	2015 NOI(3):	$2,397,880
Interest-only Period:	60 months	2016 NOI(3):	$3,288,284
Original Term:	120 months	2017 NOI(3):	$4,148,691
Original Amortization:	360 months	TTM NOI(3)(4)(5):	$4,288,180
Amortization Type:	IO-Balloon	UW Economic Occupancy:	93.2%
Call Protection:	L(26), Def (89), O(5)	UW Revenues:	$10,566,417
Lockbox(2):	Springing	UW Expenses:	$5,944,870
Additional Debt(1):	Yes	UW NOI(5):	$4,621,547
Additional Debt Balance(1):	$22,000,000	UW NCF:	$4,228,547
Additional Debt Type(1):	Pari Passu	Appraised Value / Per Unit:	$80,000,000 / $50,891
Additional Future Debt Permitted:	No	Appraisal Date:	6/1/2018

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$32,665
Taxes:	$497,268	$124,317	N/A	Maturity Date Loan / Unit:	$30,188
Insurance:	$234,079	$18,006	N/A	Cut-off Date LTV:	64.2%
Replacement Reserves:	$0	$32,750	N/A	Maturity Date LTV:	59.3%
Immediate Repairs:	$449,381	$0	N/A	UW NOI / UW NCF Amortizing DSCR:	1.38x / 1.26x
				UW NOI / UW NCF IO DSCR:	1.73x / 1.58x
				UW NOI / UW NCF Debt Yield:	9.0% / 8.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$51,350,000	100.0%	Payoff Existing Debt:	$42,027,674	81.8%
			Return of Equity:	7,376,710	14.4
			Upfront Reserves:	1,180,728	2.3
			Closing Costs:	764,888	1.5
Total Sources:	$51,350,000	100.0%	Total Uses:	$51,350,000	100.0%

(1)	The Indian Hills Senior Community loan is part of a larger split whole loan evidenced by three pari passu notes with an aggregate Cut-off Date balance of $51.35 million (collectively, the “Whole Loan”). The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	For a more detailed description of lockbox, please refer to “Lockbox / Cash Management” below.

(3)	For more detailed information refer to the table entitled “Operating History and Underwritten Net Cash Flow” below. The property was acquired by the sponsor in 2015. The property was 83.3% occupied at the time of purchase with over 100 units not rentable. Since acquisition, the property has increased occupancy from 85.5% in 2016 to 88.8% in 2017. Rents per unit have also improved from $495 in 2016 to $532 in 2017.

(4)	Represents the trailing twelve months ending June 30, 2018.

(5)	The increase in UW NOI from TTM NOI is primarily due to an increase in occupancy and decrease in leasing expenses.

(6)	For a more detailed description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Mortgage Loan No. 8 — Indian Hills Senior Community

The Loan. The Indian Hills Senior Community Whole Loan is a $51.35 million first mortgage loan secured by the fee interest in a 1,572 unit age-restricted high rise multifamily property located in Euclid, Ohio. The loan has a 10-year term and will amortize on a 360-month schedule after a 60 month initial interest-only period.

The Whole Loan is evidenced by three pari passu notes. Notes A-1 and A-3 are being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. Note A-1 is the controlling note for the Whole Loan, and the Whole Loan is expected to be serviced under the CSAIL 2018-C14 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2018-C14 Commercial Mortgage Trust (or, prior to the occurrence and continuance of a control termination event under the CSAIL 2018-C14 pooling and servicing agreement, the CSAIL 2018-C14 directing certificateholder) is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holder of Note A-2 is entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Notes A-1, A-3	$29,350,000	$29,350,000	CSAIL 2018-C14	Y	Y
Note A-2	22,000,000	22,000,000	WFCM 2018-C47	N	N
Total	$51,350,000	$51,350,000

The Borrower. The borrowing entity for the loan is Euclid Indian Hills, LLC, an Ohio limited liability company and special purpose entity. The borrowing entity is 30.0% owned by Michael E. Gibbons, and otherwise owned by four other members.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Michael E. Gibbons. Mr. Gibbons has over 30 years of real estate experience and is the founder of Brown Gibbons Lang & Company. Mr. Gibbons currently owns a portfolio of over 30 properties totaling over 7,000 apartment units that range from approximately 500 to 1,000 SF. See also “Description of the Mortgage Pool— Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The property is a 1,572-unit age-restricted high rise multifamily property located in Euclid, Ohio. Built in 1964 and renovated in 2006, the property is located approximately 8.8 miles northeast of downtown Cleveland and provides housing for adults that are 55 years old or older. The property consists of 10 six-story, residential buildings and six single-story non-residential buildings located on approximately 29.0 acres. The property provides 774 garage parking spaces and has a total of 1,574 parking spaces, or 1.0 parking space per unit. As of August 2, 2018, the property was 93.1% leased.

The property contains 86 studio units (5.5%), 1,036 one-bedroom, one bath units (65.9%), 279 two-bedroom, one bath units (17.7%), and 171 two-bedroom, one and a half bath units (10.9%). Studio units are approximately 380 SF, one-Bedroom, one bath units are approximately 585 SF, two-bedroom, one bath units are approximately 796 SF, and two-bedroom, one and a half bath units are approximately 868 SF, with an overall average unit size of 643 SF. Property amenities include a party room in each building, an indoor pool, a clubhouse, a movie theater and a fitness center. Since acquiring the property in 2015, the sponsor has invested a total of $3,681,697 ($2,342 per unit) in capital improvements. Renovations include common area upgrades, unit upgrades and renovations, and HVAC and boiler repairs.

The property is located adjacent to the Euclid Adult Activities Center, which hosts daily exercise classes and creative events and activities, and adjacent to the Willows Health and Rehab Center, which offers extensive rehabilitation and recovery services along with long-term care and skilled nursing. The property is approximately 4.5 miles from the Euclid Senior Center, which offers health and fitness classes, crafts, recreational activities, planned trips and many other activities. Regional access to the neighborhood is provided by U.S. Route 6 and Interstate 90, which are approximately one mile southwest and two miles south of the property, respectively. The property offers shuttle service to the Euclid Senior Center as well as the grocery store or other destinations in high demand by the residents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Mortgage Loan No. 8 — Indian Hills Senior Community

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
Studio – A	77	4.9%	65	84.4%	380	$452	$1.19	$500	$1.32
Studio – B	9	0.6	4	44.4%	380	$466	$1.23	$550	$1.45
One Bedroom, One Bath - A	885	56.3	854	96.5%	585	$539	$0.92	$585	$1.00
One Bedroom, One Bath - B	151	9.6	111	73.5%	585	$595	$1.02	$635	$1.09
Two Bedroom, One Bath - A	100	6.4	95	95.0%	799	$622	$0.78	$650	$0.81
Two Bedroom, One Bath - B	179	11.4	173	96.6%	793	$631	$0.80	$685	$0.86
Two Bedroom, One and a Half Bath – A	170	10.8	161	94.7%	868	$648	$0.75	$750	$0.86
Two Bedroom, One and a Half Bath – B	1	0.1	1	100.0%	868	$644	$0.74	$750	$0.86
Total/Wtd. Avg.	1,572	100.0%	1,464	93.1%	643	$568	$0.88	$619	$0.97

(1)	Based on the underwritten rent roll dated August 2, 2018 unless otherwise indicated. There are an additional two commercial units at the property.

(2)	Source: Appraisal.

The Market. The property is located in Euclid, Ohio in the Euclid, Ohio submarket. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the property is 12,410, 102,732 and 249,821, respectively, and the 2017 estimated average household income within the same radii is $38,022, $48,887 and $59,286, respectively. More specifically, according to the appraisal the estimated population within a one-, three- and five-mile radius for ages 65 and older has grown 6.1%, 4.4% and 4.4%, respectively, from 2010 to 2017 and is projected to grow 11.8%, 9.6% and 9.9%, respectively, from 2017 to 2022, respectively. As of fourth quarter 2017, the submarket reported an average vacancy of 3.4%.

The appraiser identified four comparable rental properties, ranging from 474 units to 738 units, which were constructed between 1965 and 1968. The competitive set reported a weighted average occupancy of approximately 97.2%, with average rents ranging from $672 to $768 per unit. Average rents at the property are below the competitive set. The properties in the appraisal’s competitive set are all located within approximately 4.2 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $/ Unit	Occupancy	Distance from Property
Indian Hills Senior Community	1964	1,572(2)	643(2)	$568(2)	93.1%(2)	N/A
Dorchester Village	1965	474	706	$672	98.3%	3.3 miles
Bishop Park Apartments	1965	615	772	$768	98.7%	3.8 miles
Water’s Edge	1966	426	748	$682	94.0%	4.1 miles
Harbor Crest	1968	738	759	$714	97.1%	4.2 miles
Total/Wtd. Avg.(3)		2,253	2,985	$714	97.2%

(1)	Source: Appraisal unless otherwise indicated.

(2)	Based on underwritten rent roll dated August 2018.

(3)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Mortgage Loan No. 8 — Indian Hills Senior Community

Historical and Current Occupancy(1)

2015(2)	2016(3)	2017(3)	Current(4)
83.3%	85.5%	88.8%	93.1%

(1)	Source: Historical Occupancy is provided by the sponsor.

(2)	As of December 31, 2015.

(3)	Average occupancy for the indicated year.

(4)	Based on the August 2018 underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2015(1)	2016(1)	2017(1)	TTM(1)(2)(3)	Underwritten(3)	Per Unit	%(4)
Rents in Place	$10,440,196	$10,361,317	$10,452,550	$10,520,447	$9,984,162	$6,351	94.3%
Vacant Income	0	0	0	0	598,920	$381	5.7%
Gross Potential Rent	$10,440,196	$10,361,317	$10,452,550	$10,520,447	$10,583,082	$6,732	100.0%
Total Reimbursements	0	0	0	0	0	$0	0.00%
Net Rental Income	$10,440,196	$10,361,317	$10,452,550	$10,520,447	$10,583,082	$6,732	100.0%
(Vacancy/Collection Loss)	(1,692,112)	(1,654,925)	(1,086,997)	(921,588)	(720,643)	($458)	(6.8%)
Other Income(5)	700,634	602,098	661,383	691,172	703,979	$448	6.7%
Effective Gross Income	$9,448,718	$9,308,490	$10,026,936	$10,290,031	$10,566,417	$6,722	100.0%
Total Expenses	$7,050,838	$6,020,206	$5,878,245	$6,001,851	$5,944,870	$3,782	56.3%
Net Operating Income	$2,397,880	$3,288,284	$4,148,691	$4,288,180	$4,621,547	$2,940	43.7%
Total TI/LC, Capex/RR	0	0	0	0	393,000	$250	3.7%
Net Cash Flow	$2,397,880	$3,288,284	$4,148,691	$4,288,180	$4,228,547	$2,690	40.0%

(1)	The property was acquired by the sponsor in 2015. The property was 83.3% occupied at the time of purchase with over 100 units not rentable. Since acquiring the property, the sponsor has invested a total of $3,681,697 in capital improvements. All 100 unrentable units were brought back online to rent and a total of 340 units were gut renovated and rented at a premium to other units. Since acquisition, the property has shown increasing occupancy from 85.5% in 2016 to 88.8% in 2017. Rents per unit have also improved from $495 in 2016 to $532 in 2017.

(2)	TTM represents the trailing twelve month period ending June 30, 2018.

(3)	The increase in Net Operating Income from TTM to Underwritten is primarily due to an increase in occupancy and decrease in leasing expenses.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

(5)	Other Income consists of cable income, pet fees, laundry income and additional fees.

Property Management. The property is managed by AIY Properties, Inc. (“AIY”), an affiliate of the sponsor. In 2008, AIY formed an exclusive partnership with the sponsor agreeing to operate his current holdings and identify new acquisition opportunities in the Cleveland area. The sponsor and AIY have acquired nearly 6,000 units across Northeast Ohio.

Escrows and Reserves. At origination, the borrower deposited into escrow $497,268 for real estate taxes, $234,079 for insurance, and $449,381 for immediate repairs.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the annual tax payments, which currently equates to $124,317.

Insurance Reserve – On a monthly basis, the borrower is required to deposit 1/12th of annual insurance premiums, which currently equates to $18,006.

Replacement Reserve – On a monthly basis, the borrower is required to deposit an amount equal to $32,750 ($250 per unit annually).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Mortgage Loan No. 8 — Indian Hills Senior Community

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. No later than ten business days following the first occurrence of an event of default under the loan and/or a DSCR less than 1.10x, the borrower is required to promptly establish and maintain a lockbox account with the lockbox bank in trust for the benefit of the lender into which all rents and other income from the property will be deposited. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) all funds in the lockbox account will be swept daily to a cash management account under the control of the lender and all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, and any excess cash flow, will be held as additional collateral for the loan.

A “Cash Management Trigger Event” will occur upon (i) the occurrence and continuation of an event of default under the loan; (ii) an event of default under the property management agreement; or (iii) a DSCR less than 1.10x, unless the borrower satisfies the Cash Management Trigger Event Prevention Condition (as defined below). A Cash Management Trigger Event will end with respect to clause (i) when such event of default has been cured and accepted by the lender in its sole and absolute discretion; with respect to clause (ii) when the default under the property management agreement has been cured, or when the borrower has entered into a replacement management agreement with a qualified manager in accordance with the related loan documents; with respect to clause (iii) the date the trailing 12-month amortizing net operating income DSCR is greater than 1.15x for two consecutive calendar quarters (not taking into account any amount deposited with the lender as part of the borrower’s satisfaction of the Cash Management Trigger Event Prevention Condition, if applicable), and certain other conditions have been satisfied.

A “Cash Management Trigger Event Prevention Condition” means (a) the borrower deposits with the lender the sum of $550,000 (in the form of cash or a letter of credit) and (b) such amount remains on deposit with the lender until such time as a Cash Management Trigger Event cure has occurred.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Mortgage Loan No. 9 — Holiday Inn FiDi

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Mortgage Loan No. 9 — Holiday Inn FiDi

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Mortgage Loan No. 9 — Holiday Inn FiDi

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Mortgage Loan No. 9 — Holiday Inn FiDi

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.2%	Net Rentable Area (Rooms):	492
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Golden Seahorse LLC	Year Built / Renovated:	2014 / NAP
Sponsor:	Jubao Xie	Occupancy / ADR / RevPAR:	92.5% / $177.63 / $164.36
Interest Rate:	5.1205%	Occupancy / ADR / RevPAR Date:	6/30/2018
Note Date:	9/18/2018	Number of Tenants:	NAP
Maturity Date:	10/6/2028	2015 NOI:	$10,932,254
Interest-only Period:	120 months	2016 NOI(4):	$10,597,216
Original Term:	120 months	2017 NOI(4):	$11,471,090
Original Amortization:	None	TTM NOI(4)(5):	$12,683,790
Amortization Type:	Interest Only	UW Occupancy / ADR / RevPAR:	92.5% / $177.63 / $164.36
Call Protection(2):	L(25), Def(90), O(5)	UW Revenues:	$30,047,207
Lockbox(3):	Hard	UW Expenses:	$17,696,201
Additional Debt(1):	Yes	UW NOI:	$12,351,006
Additional Debt Balance(1):	$112,025,000	UW NCF:	$11,149,117
Additional Debt Type(1):	Pari Passu, Subordinate	Appraised Value / Per Room:	$233,000,000 / $473,577
Additional Future Debt Permitted:	No	Appraisal Date:	7/26/2018

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$176,880
Taxes:	$1,617,071	$323,414	N/A	Maturity Date Loan / Room:	$176,880
Insurance:	$189,683	$31,614	N/A	Cut-off Date LTV:	37.3%
FF&E Reserves:	$0	(6)	N/A	Maturity Date LTV:	37.3%
Seasonality Reserve:	$1,300,000	Springing	$1,300,000	UW NOI / UW NCF DSCR:	2.73x / 2.47x
				UW NOI / UW NCF Debt Yield:	14.2% / 12.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan A Notes:	$87,025,000	63.5%	Payoff Existing Debt:	$125,829,280	91.8%
Mortgage Loan B Note:	50,000,000	36.5	Return of Equity:	4,286,252	3.1
			Closing Costs:	3,802,714	2.8
			Upfront Reserves:	3,106,754	2.3
Total Sources:	$137,025,000	100.0%	Total Uses:	$137,025,000	100.0%

(1)	The Holiday Inn FiDi loan is part of a larger split whole loan (the “Whole Loan”) that is evidenced by (i) three pari passu notes with an aggregate Cut-off Date balance of $87.03 million (collectively, the “A Notes”) and (ii) a subordinate note with a Cut-off Date balance of $50.0 million (the “B Note”). The financial information in the chart above and herein reflects the balance of the A Notes and excludes the B Note. The Cut-off Date Loan / Room, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire Whole Loan are $278,506, 58.8%, 1.69x, 1.53x, 9.0%, and 8.1% respectively.

(2)	Defeasance of the Whole Loan is permitted at any time after the earlier of (i) September 18, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Whole Loan to be securitized.

(3)	For a more detailed description of the lockbox, please refer to “Lockbox / Cash Management” section below.

(4)	Net Operating Income has increased from 2016 to TTM June 2018 due to an increase in occupancy from 82.2% to 92.5%.

(5)	Represents trailing twelve months ending June 30, 2018.

(6)	For a more detailed description of escrows and reserves, please refer to “Escrows and Reserves” section below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Mortgage Loan No. 9 — Holiday Inn FiDi

The Loan. The Holiday Inn FiDi Whole Loan is a $137.025 million first mortgage loan secured by the fee interest in a 492-room, full-service hotel property located in New York, New York. The loan has a 10-year term and is interest-only for the entire term of the loan. The Whole Loan is comprised of three pari passu senior promissory notes with an aggregate Cut-Off Date balance of $87.025 million and a subordinate promissory note with a Cut-Off Date balance of $50.0 million.

The Whole Loan is currently being serviced pursuant to the WFCM 2018-C47 pooling and servicing agreement. Note A-3-A is being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. From and after the securitization of Note A-1-A, the Whole Loan will be serviced pursuant to the pooling and servicing agreement for the securitization that includes Note A-1-A. The holder of the B Note (the “Controlling Noteholder”) is entitled to exercise all of the rights of the controlling noteholder with respect to the Whole Loan, including certain consent rights regarding certain major servicing decisions and the right to replace the special servicer with respect to the Whole Loan; provided that after the occurrence of certain control shift events, the holder of Note A-1-A or its representative will be entitled to exercise such rights and the holders of Notes A-2 and A-3-A or their respective representatives will be entitled, under certain circumstances, to consult with respect to certain major servicing decisions. For more information see “Description of the Mortgage Pool – The Whole Loans – The Non-Serviced AB Whole Loans – The Holiday Inn FiDi Whole Loan” in the Preliminary Prospectus.

Whole Loan Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1-A(1)	$27,025,000	$27,025,000	LCF or an affiliate	Y	N
Note A-2	35,000,000	35,000,000	WFCM 2018-C47	N	N
Note A-3-A	25,000,000	25,000,000	CSAIL 2018-C14	N	N
Note B	50,000,000	50,000,000	Unaffiliated Third Party Purchaser	N	Y
Total	$137,025,000	$137,025,000

(1)       Note is expected to be contributed to one or more future securitizations.

The Borrower. The borrower is Golden Seahorse LLC, a Delaware limited liability company and single purpose entity with two independent directors. Counsel to the borrower delivered a non-consolidation opinion in connection with origination.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Jubao Xie who is the managing member of Golden Seahorse LLC and has over 25 years of experience in commercial real estate investing and development. Mr. Xie founded Yiduo Group in 1992 which invests in real estate development, commercial spaces, property management and financial services. Mr. Xie still serves as the chairmen of Yiduo Group, which owns 16 subsidiaries. In 2009, Mr. Xie invested in and developed over 100 residential houses in Seattle.

The Property. The property is a 492-room, full service, Holiday Inn, hotel property located in the financial district of New York City. The property was constructed in 2014 and consists of a 50-story hotel building located on a 0.17 acre site. The unit mix at the property consists of 273 king rooms, 183 double/double rooms, 35 queen rooms, and one suite. Each room features a flat-panel television, a dresser, bedside tables, a desk and chair, wall sconces and floor lamps. Amenities at the property include a restaurant and lounge, a fitness center, a business center, on-site guest self-service laundry, and ice machines. The Holiday Inn FiDi also includes the St. George Tavern restaurant which seats approximately 120 people.

The property is located one block away from the Rector Street subway station where the 1, N, Q, R and W subway lines are located, 0.1 miles from Wall Street subway station where the 4 and 5 subway lines are located and 0.2 miles from the Broad Street subway station where the J and Z subway lines are located.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Mortgage Loan No. 9 — Holiday Inn FiDi

Historical Occupancy, ADR, RevPAR(1)

	Competitive Set			Holiday Inn FiDi Hotel(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	85.5%	$202.42	$173.01	73.1%	$193.44	$141.45	85.6%	95.6%	81.8%
2016	90.3%	$193.70	$174.87	82.2%	$182.89	$150.39	91.1%	94.4%	86.0%
2017	91.8%	$186.50	$171.17	89.0%	$175.79	$156.41	96.9%	94.3%	91.4%
TTM(3)	92.8%	$188.92	$175.26	92.5%	$177.63	$164.36	99.7%	94.0%	93.8%

(1)	Source: Third Party Data Provider unless otherwise indicated. The competitive set includes: Holiday Inn Manhattan Financial District, The Watson Hotel, Edison Hotel, The Gallivant Times Square, Doubletree New York City Financial District, and Four Points by Sheraton New York Downtown.

(2)	Source: Borrower financials.

(3)	Representing the trailing-twelve month period ending June 30, 2018.

The Market. The property is located in New York, New York in the Financial District submarket of Manhattan. The property is located on the northeast corner of Rector and Washington Streets, adjacent to the 9/11 Memorial Museum and 0.2 miles from the 9/11 Memorial Plaza. It is estimated that during 2017 the 9/11 Memorial Plaza had approximately 33 million visitors and the 9/11 Memorial Museum had approximately five million visitors. The property is located 0.3 miles from the World Trade Center Transportation Hub, known as Oculus, which is estimated to serve approximately 250,000 PATH daily commuters and millions of annual visitors.

According to the appraisal, the estimated 2018 population within a one-, three-, and five-mile radius of the property is expected to be 86,914, 874,796, and 2,272,525, respectively; the estimated 2018 average household income within the same one-, three-, and five-mile radii is expected to be $154,407, $129,878, and $113,998, respectively. A third party hospitality research report identified six other hotels within the property’s competitive set. Occupancy for the competitive set has increased from 91.8% during 2017 to 92.8% during the trailing 12 month period ending with June 2018. Occupancy at the property for these same periods has increased from 89.1% to 91.8%. The average daily rate (“ADR”) for the competitive set has increased from $186.50 during 2017 to $188.92 during the trailing 12 month period ending with June 2018. ADR for the property was $175.62 in 2017 and $179.02 during the trailing 12 month period ending with June 2018. As a result of the increased occupancy and ADR at the property, revenue per room (“RevPAR”) has increased from $156.42 in 2017 to $164.37 in the trailing 12-month period ending with June 2018.

The appraiser identified six comparable hotel properties, ranging from 81 rooms to 569 rooms that were constructed between 1991 and 2016. The competitive set reported a weighted average occupancy of approximately 89% for 2017, with average daily rates ranging from $194 to $269 per room. The properties in the appraisal’s competitive set (shown below) are all located in the financial district within approximately 0.4 miles of the property and are shown in the below table.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Mortgage Loan No. 9 — Holiday Inn FiDi

Competitive Hotels Profile(1)

				Estimated Market Mix				2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Extended- Stay	Occupancy	ADR	RevPAR
Holiday Inn FiDi	492	2014	N/A	38%	15%	41%	6%	89%	$175.79	$156.41
Doubletree New York City Financial District	399	2010	234	38%	15%	41%	6%	89%	$209.00	$186.01
Hampton Inn Manhattan Downtown Financial District	81	2014	N/A	37%	2%	56%	5%	92%	$200.00	$184.00
Marriott New York Downtown	513	1991	11,970	30%	33%	32%	5%	85%	$269.00	$228.65
Hilton Millennium New York Downtown	569	1992	3,550	36%	20%	38%	6%	90%	$265.00	$238.50
Four Points by Sheraton New York Downtown	261	2016	1,444	41%	10%	44%	5%	90%	$204.00	$183.60
Holiday Inn New York City Wall Street	113	2008	N/A	38%	15%	41%	6%	94%	$194.00	$182.36
Total(2)	1,936

(1)	Source: Appraisal.

(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow

	2015	2016(1)	2017(1)	TTM(1)(2)	Underwritten	Per Room	%(3)
Occupancy	73.1%	82.2%	89.0%	92.5%	92.5%
ADR	$193.44	$182.89	$175.79	$177.63	$177.63
RevPAR	$141.45	$150.39	$156.41	$164.36	$164.36
Room Revenue	$25,401,384	$27,081,477	$28,088,962	$29,515,174	$29,515,174	$59,990	98.2%
Food and Beverage Revenue(4)	0	0	0	300,000	300,000	$610	1.0%
Other Departmental Revenues	237,262	244,141	196,454	295,395	232,033	$472	0.8%
Total Revenue	$25,638,646	$27,325,618	$28,285,416	$30,110,569	$30,047,207	$61,072	100.0%
Room Expense	5,263,368	5,428,644	5,874,610	6,501,344	6,501,344	$13,214	22.0%
Food and Beverage Expense	0	0	0	0	0	$0	0%
Other Departmental Expenses	18,650	21,647	25,016	32,486	25,518	$52	11.0%
Departmental Expenses	$5,282,018	$5,450,291	$5,899,626	$6,533,830	$6,526,862	$13,266	21.7%
Departmental Profit	$20,356,628	$21,875,327	$22,385,790	$23,576,739	$23,520,345	$47,806	78.3%
Operating Expenses	$6,124,746	$6,304,755	$6,356,901	$6,606,266	$6,855,809	$13,935	22.8%
Gross Operating Profit	$14,231,882	$15,570,572	$16,028,889	$16,970,473	$16,664,537	$33,871	55.5%
Fixed Expenses	3,299,628	4,973,356	4,557,799	4,286,683	4,313,531	$8,767	14.4%
Net Operating Income	$10,932,254	$10,597,216	$11,471,090	$12,683,790	$12,351,006	$25,104	41.1%
FF&E	0	0	0	0	1,201,888	$2,443	4.0%
Net Cash Flow	$10,932,254	$10,597,216	$11,471,090	$12,683,790	$11,149,117	$22,661	37.1%

(1)	Net Operating Income has increased from 2016 to TTM June 30, 2018 due to an increase in occupancy from 82.2% to 92.5%. The building was developed in 2014 and has had increasing occupancy each year since.

(2)	TTM represent the trailing twelve month period ending June 30, 2018.

(3)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense and Other Department Expenses, which is based on their corresponding revenue line items.

(4)	Food and Beverage revenue comes from a NNN restaurant lease which is personally guaranteed by the sponsor for a term of 15 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Mortgage Loan No. 9 — Holiday Inn FiDi

Property Management. The property is managed by Crescent Hotels and Resorts, LLC.

Franchise Agreement. The property operates as a Holiday Inn hotel under a franchise agreement with the owner that expires on October 15, 2034. The Holiday Inn Brand is the largest hotel brand in the world with 1,173 hotels worldwide.

Escrows and Reserves. At origination, the borrower deposited $1,617,071 into the tax reserve, $1,300,000 for the seasonality reserve and $189,683 into the insurance reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments which currently equates to $323,414.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments which currently equates to $31,614.

FF&E Reserve – On a monthly basis, the borrower is required to escrow an amount equal to the greater of (A) (x) commencing in November 2018, 1/12th of 2%, (y) commencing in November 2019, 1/12th of 3%, and (z) commencing on November 2020 and thereafter, an amount equal to 1/12th of 4%, in each case of the greater of (i) the gross revenue generated during the 12-month period ending on the last day of the most recent calendar quarter for which the borrower has furnished financial statements, and (ii) the gross revenue projected in the then-effective approved annual budget for the 12-month period to which such approved annual budget relates, or (B) the amount required to be reserved under the franchise agreement or the management agreement. The monthly FF&E reserve deposit currently equates to $50,079.

Seasonality Reserve – If the seasonality reserve falls below the cap of $1.3 million, then all excess cash flow is required to be deposited into the seasonality reserve until the cap is achieved. If on the December payment date of each calendar year, the seasonality reserve balance is less than $1.3 million, the borrower will be required to deposit into the seasonality reserve account an amount such that the amounts on deposit therein shall be equal to $1.3 million.

Lockbox / Cash Management. The loan is structured with a hard lockbox with in place cash management. The borrower and the property manager are required to cause all rents and other gross revenue from the property to be delivered directly into a lender-controlled clearing account. Credit card direction letters and tenant direction letters were delivered at closing to cause credit card payments and rents to be deposited directly into the clearing account. To the extent the borrower or the property manager receives any gross revenue from the operation of the property, the borrower and the property manager are required within one business day of such receipt to deposit such amounts into the clearing account. Amounts on deposit in the clearing account are swept daily to a lender-controlled cash management account. On each monthly payment date, amounts on deposit in the cash management account are applied to pay debt service, to make deposits into the reserve funds and pay operating expenses in accordance with the then current approved annual budget. If no Cash Sweep Event Period (defined below) is continuing, all excess cash will be disbursed to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Mortgage Loan No. 9 — Holiday Inn FiDi

A “Cash Sweep Event Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default under the Whole Loan documents; (ii) the occurrence and continuance of any event of default under the related management agreement; (iii) the date that the debt service coverage ratio is less than 1.20x through the B Note (equivalent to 1.95x through the A Notes); or (iv) the delivery of notice by the related franchisor of any breach or default by the borrower under the related franchise agreement that, with the passage of time and/or delivery of notice, permits the related franchisor to terminate or cancel the related franchise agreement. A Cash Sweep Event Period will end, with regard to clause (i) above, upon the lender’s acceptance in its sole discretion of a cure of such event of default; with regard to clause (ii) above, on the date on which (a) the event of default under the related management agreement has been cured to the lender’s satisfaction, or (b) the borrower has entered into a replacement management agreement with a qualified manager in accordance with the terms of the loan documents; with regard to clause (iii) above, upon the net cash flow debt service coverage ratio being at least 1.40x through the B Note (equivalent to 2.26x through the A Notes) for two consecutive calendar quarters; or with regard to clause (iv) above, on the date on which the borrower has delivered evidence reasonably satisfactory to the lender, which may include a “good standing” or similar letter from the related franchisor, indicating that the related franchise agreement is in full force and effect with no default thereunder.

Additional Debt. The B Note has a Cut-off Date balance of $50.0 million and is coterminous with the A Notes. The B Note requires interest-only payments through maturity. The B Note accrues interest at an interest rate of 5.500% per annum on an Actual/360 basis. The B Note was sold to IGIS US Private Placement Real Estate Investment Trust No. 228. The Cut-off Date Loan / Room, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire Whole Loan are $278,506, 58.8%, 1.69x, 1.53x, 9.0%, and 8.1% respectively. See “Description of the Mortgage Pool– The Whole Loans–The Non-Serviced AB Whole Loans—The Holiday Inn FiDi Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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123

Mortgage Loan No. 10 — Westin & Element - Huntsville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Mortgage Loan No. 10 — Westin & Element - Huntsville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Mortgage Loan No. 10 — Westin & Element - Huntsville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Mortgage Loan No. 10 — Westin & Element - Huntsville

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Portfolio of 2 assets
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type - Subtype:	Hotel – Various
% of Pool by IPB:	3.2%	Net Rentable Area (Rooms)(1):	382
Loan Purpose:	Refinance	Location:	Huntsville, AL
Borrower:	Citrus North Hospitality, LLC	Year Built / Renovated:	Various / Various
Sponsor:	John Moller	Occupancy / ADR / RevPAR:	70.9% / $134.98 / $95.76
Interest Rate:	4.7450%	Occupancy / ADR / RevPAR Date:	6/30/2018
Note Date:	9/28/2018	Number of Tenants:	NAP
Maturity Date:	10/6/2028	2015 NOI(2):	N/A
Interest-only Period:	120 months	2016 NOI(1)(3):	$2,055,917
Original Term:	120 months	2017 NOI(1)(4):	$2,579,460
Original Amortization:	None	TTM NOI(1)(5):	$3,832,877
Amortization Type:	Interest Only	UW Occupancy / ADR / RevPAR:	71.0% / $135.21 / $95.93
Call Protection:	L(25), Def(91), O(4)	UW Revenues:	$17,260,507
Lockbox(6):	Hard	UW Expenses:	$13,196,676
Additional Debt:	No	UW NOI(1):	$4,063,831
Additional Debt Balance:	N/A	UW NCF:	$3,373,411
Additional Debt Type:	N/A	Appraised Value / Per Room(7):	$58,300,000 / $152,618
Additional Future Debt Permitted:	No	Appraisal Date:	8/14/2018

Escrows and Reserves(8)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$65,445
Taxes:	$473,696	$43,063	N/A	Maturity Date Loan / Room:	$65,445
Insurance:	$49,048	$8,175	N/A	Cut-off Date LTV:	42.9%
FF&E Reserve:	$0	$57,535	N/A	Maturity Date LTV:	42.9%
PIP Reserve:	Springing	$0	N/A	UW NOI / UW NCF DSCR:	3.38x / 2.80x
				UW NOI / UW NCF Debt Yield:	16.3% / 13.5%

Sources and Uses(9)

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$25,000,000	100.0%	Payoff Existing Debt:	$16,169,968	64.7%
			Return of Equity:	8,008,592	32.0
			Upfront Reserves:	522,744	2.1
			Closing Costs:	298,696	1.2
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

(1)	Represents the combined room count for both Westin Huntsville (as defined below) and Element Huntsville (as defined below). The Westin Huntsville has 232 rooms and the Element Huntsville has 150 rooms. The sponsor renovated the Westin Huntsville from 2016 to 2018, increasing room count from 210 rooms in 2016 to 211 rooms in 2017, 221 rooms in trailing twelve months ending June 30, 2018, and 232 rooms in 2018.

(2)	2015 NOI is not available as the sponsor acquired the property in 2015.

(3)	Represents the 2016 financials for the Westin Huntsville only. The Element Huntsville opened in April 2017, therefore, historical financials are not available.

(4)	Represents the combined financials for full year 2017 for the Westin Huntsville and an eight month period beginning in May for the Element Huntsville.

(5)	Represents trailing twelve months ending June 30, 2018.

(6)	For more description of the lockbox, please refer to “Lockbox / Cash Management” section below.

(7)	The appraiser provided an “As-Completed” value of $61.3 million as of April 1, 2019 which assumes that the meeting space is completed which results in a Cut-off Date LTV Ratio of 40.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 10 — Westin & Element - Huntsville

(8)	For a more detailed description of Escrows and Reserves, refer to the “Escrows and Reserves” section below.

(9)	The sponsor purchased the property in 2015 for approximately $22.0 million and invested approximately $28.0 million ($73,404 per room) in capital expenditure. The sponsor’s total basis in the property is approximately $50.0 million.

The Loan. The Westin & Element - Huntsville loan is a $25.0 million first mortgage loan secured by the fee interest in a dual branded hotel, totaling 382 rooms, located in Huntsville, Alabama. The loan has a 10-year term and is interest-only for the term of the loan. There are no partial release provisions and thus the loan amount was not allocated in the loan documents.

The Borrower. The borrowing entity for the loan is Citrus North Hospitality, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is owned by Thyra Moller (2003) Trust (98.01%) and Moller Investment Group, Inc. (1.99%).

The Sponsor. The loan’s sponsor is John Moller, the chairman and sole shareholder of Moller Investment Group, Inc. Moller Investment Group, Inc. originally specialized in the energy sector but has now expanded and owns a large portfolio of real estate assets. The portfolio is comprised of hotel, office, industrial and multifamily assets located across California and Alabama as well as a few parcels of land, which collectively are valued at approximately $478 million. See also “Description of the Mortgage Pool— Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The following table represents each property comprising Westin & Element – Huntsville.

Property	Property Sub-Type	Year Built	Renovated	Rooms	Occupancy(1)	UW NOI	% of UW NOI
Westin Huntsville	Full Service	2008	2016-2018	232	71.3%	$2,552,221	62.8%
Element Huntsville	Select Service	2017	N/A	150	70.4%	1,511,610	37.2
Total/Wtd. Avg:				382	70.9%	$4,063,831	100.0%

(1)	Based on the trailing twelve months ending June 30, 2018.

The Westin & Element - Huntsville property is located on a 3.4-acre site within the Bridge Street Towne Center of Huntsville, Alabama. The property is comprised of an 11-story building, featuring a combined 382 guestrooms (“Westin Huntsville” – 232-room, full service hotel and “Element Huntsville” – 150-room, select service hotel). The property was originally constructed to have both a hotel and residential condominium component. The Westin Huntsville portion of the property was completed and opened in 2008 as a 210-room, full service hotel located on floors 1 through 6, but the residential units, located on floors 7-11, were not sold and remained finished in shell condition. The sponsor purchased the property in 2015 and invested approximately $28.0 million ($73,404 per room) to renovate Westin Huntsville as a part of a change of ownership PIP, increased the number of rooms at Westin Huntsville from 210 to 232, and converted the top five undeveloped floors into a 150-room, select service, Element Huntsville hotel. The additional 22 rooms at the Westin Huntsville were completed in January 2018 and the Element Huntsville opened in April 2017.

The property is now a dual-branded hotel with shared amenities which include the Sage Grille restaurant and lounge, fitness center, indoor/outdoor heated pool, indoor whirlpool, business center, and meeting rooms. The property’s meeting space is currently undergoing expansion from 12,750 SF to 18,352 SF, with 2,975 SF attributed to new meeting space and 2,627 SF of pre-function space. The expansion is expected to be completed by April 2019 at a total remaining cost of $1.5 million. The first floor of the property has one entrance for Westin Huntsville guests and a separate entrance, lobby, check-in desk and elevators for the Element Huntsville guests. The property also shares parking within the Bridge Street Town Centre.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 10 — Westin & Element - Huntsville

Historical Occupancy, ADR, RevPAR

Westin Huntsville

	Competitive Set(1)			Westin Huntsville (2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	69.3%	$105.10	$72.84	75.7%	$137.70	$104.25	109.2%	131.0%	143.1%
2017	70.1%	$106.23	$74.48	69.2%	$140.39	$97.13	98.7%	132.2%	130.4%
TTM (3)	70.8%	$106.67	$75.56	71.3%	$142.79	$101.86	100.7%	133.9%	134.8%

Element Huntsville

	Competitive Set(4)			Element Huntsville (2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2017	74.3%	$98.21	$72.98	64.0%	$122.40	$78.30	86.1%	124.6%	107.3%
TTM (3)	74.1%	$99.34	$73.56	70.4%	$123.32	$86.77	95.0%	124.1%	118.0%

(1)	Source: Third party research report. Westin Huntsville property’s competitive set consists of Four Points by Sheraton Huntsville Airport, Holiday Inn Huntsville Research Park, Marriott Huntsville @ The Space & Rocket Center, Embassy Suites Huntsville Hotel & Spa, and Hampton Inn & Suites Huntsville Research Park Area.

(2)	Source: Borrower’s Financials.

(3)	Reflects the trailing twelve months ending June 30, 2018.

(4)	Source: Third party research report. Element Huntsville property’s competitive set consists of Candlewood Suites Huntsville Research Park, Fairfield Inn Huntsville, Residence Inn Huntsville, Homewood Suites Huntsville Village of Providence, TownePlace Suites Huntsville, Springhill Suites Huntsville West Research Park, and Hampton Inn & Suites Huntsville Research Park Area.

The Market. The property is located in Huntsville, Alabama, approximately 7.1 miles southwest from downtown Huntsville, and 9.0 miles northeast from the Huntsville International Airport. Huntsville is the fourth largest city in Alabama. Technology, space, and defense industries have a major presence in the city of Huntsville, and it is home to numerous Fortune 500 companies offering a broad base of manufacturing, retail and service industries.

The property is located within Bridge Street Town Centre which is a mixed-use regional fashion center with 825,402 SF of high quality shopping and dining space, 56,613 SF of office space and a 14-screen Monaco Pictures theater. According to the appraisal, Bridge Street Towne Centre averages more than 18,000 visitors a day and over 6.5 million visitors annually. Bridge Street Town Centre is located within Cummings Research Park, a 3,800-acre science and technology park that is home to more than 300 companies employing 30,000 workers. According to the appraisal, Cummings Research Park is the second largest research park in the country and the fourth largest in the world.

The Westin & Element – Huntsville property is also located adjacent to the Redstone Arsenal Military Base, which houses the United States Army Materiel Command, Army’s Aviation and Missile Command, the Missile Defense Agency of the Department of Defense, and NASA’s Marshall Space Flight Center. The base averages 36,000-40,000 personnel daily. Other demand generators include Huntsville Botanical Garden and University of Alabama Huntsville, which are both approximately 3.3 miles away.

Furthermore, there are various construction projects and enhancements underway in downtown Huntsville including MidCity, a $350 million urban center with a mix of residences, offices, incubator space, retail, dining, entertainment, parks and recreation and the City Centre at Big Spring, a $100 million mixed use project including retail and restaurant spaces. According to the appraisal, Huntsville is in a growth stage with new commercial, industrial, particularly that associated with the aerospace industry, and office development occurring in outlying areas of the city, with redevelopment also occurring in the downtown core.

According to the appraisal, the 2017 market segmentation for Westin Huntsville was approximately 53% corporate demand, 27% leisure and 20% meeting and group. According to the appraisal, the 2017 market segmentation for Element Huntsville was approximately 50% corporate demand, 30% leisure and 20% meeting. As of TTM June 2018, the combined top 15 accounts at both hotels generated approximately $1.64 million in room revenue (12.6% of total room revenue). Top corporate accounts for the Westin & Element – Huntsville property include Adtran, Aviagen, Radiance Technologies, and Cerner which are some technology and science companies who are located nearby.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 10 — Westin & Element - Huntsville

According to an industry report, there are 78 hotels with approximately 7,629 rooms within the Huntsville hotel market. The Huntsville Hotel Market has a 64.1% occupancy rate, ADR of $83.45, and a resulting RevPAR of $53.46 for 2017, which reflect an increase of 1.4%, 3.1%, and 2.7%, respectively, over 2016. According to the appraisal, the market expects to have minimal new competitive supply added through 2021. A 131-room Hyatt Place is under construction at the northwest corner of the Bridge Street Town Centre. The Hyatt Place is expected to open in the 2nd quarter of 2019. According to the appraisal, the Hyatt Place is only 25% competitive to Westin Huntsville, and 50% competitive to Element Huntsville.

The appraiser identified five comparable rental properties for Westin Huntsville, ranging from 98 rooms to 295 rooms that were constructed between 1983 and 2013. The properties in the appraisal’s competitive set are all located in Huntsville, Alabama, within approximately 7.6 miles of the property and are shown in the below table.

Competitive Hotels Profile

Westin Huntsville(1)

				2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Occupancy	ADR	RevPAR
Westin Huntsville	232	2008	12,750	69.6%	$140.24	$98
Hampton Inn & Suites Research Park Area	98	2013	1,224	68% - 74%	$105 - $112	$71 - $83
Four Points by Sheraton Huntsville Airport	148	1991	6,000	68% - 72%	$85- $95	$58 - $68
Marriott Huntsville	292	1986	15,888	68% - 72%	$100 - $110	$68 - $79
Embassy Suites Huntsville Hotel and Spa	295	2006	7,814	68% - 72%	$105 - $115	$71 - $83
Holiday Inn Huntsville Research Park	200	1983	5,240	68% - 72%	$85 - $95	$58 - $68
Total(2)	1,033

The appraiser identified seven comparable rental properties for Element Huntsville, ranging from 78 units to 123 units that were constructed between 1998 and 2013. The properties in the appraisal’s competitive set are all located in Huntsville, Alabama, within approximately 2.7 miles of the property and are shown in the below table.

Element Huntsville(1)

				2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Occupancy	ADR	RevPAR
Element Huntsville	150	2017	12,750	64.0%	$122.40	$78
TownePlace Suites Huntsville	86	2007	NAV	68% - 75%	$75 - $85	$51 - $64
Springhill Suites West Research Park	88	2012	325	68% - 75%	$92 - $100	$63 - $75
Hampton Inn and Suites Research Park	98	2013	1,224	68% - 74%	$105 - $112	$71 - $83
Candlewood Suites Research Park	123	1998	NAV	65% - 72%	$70 - $75	$46 - $54
Fairfield Inn Huntsville	79	1999	NAV	68% - 74%	$85 - $95	$58 - $70
Homewood Suites Village of Providence	107	2006	665	68% - 72%	$98 - $108	$67 - $78
Residence Inn Huntsville	78	2002	NAV	68% - 72%	$90 - $95	$61 - $68
Total(2)	659

(1)	Source: Appraisal.

(2)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 10 — Westin & Element - Huntsville

Combined Operating History and Underwritten Net Cash Flow

	2015(1)	2016(2)	2017(3)(5)	TTM(4)(5)	Underwritten(5)	Per Room(6)	%(7)
Occupancy	N/A	75.7%	67.4%	70.9%	71.0%
ADR	N/A	$137.70	$134.58	$134.98	$135.21
RevPAR	N/A	$104.25	$ 90.73	$95.76	$ 95.93
Room Revenue	N/A	$8,012,834	$10,603,649	$12,963,644	$13,375,956	$35,016	77.5%
Food and Beverage	N/A	3,081,087	3,276,673	3,367,442	3,536,499	$9,258	20.5%
Other Departmental Revenues	N/A	192,517	225,837	335,512	348,052	$911	2.0%
Total Revenue	N/A	$11,286,438	$14,106,159	$16,666,599	$17,260,507	$45,185	100.0%
Room Expense	N/A	1,839,695	2,910,879	3,453,798	3,557,901	$9,314	26.6%
Food and Beverage Expense	N/A	2,459,839	2,531,932	2,529,524	2,656,515	$6,954	75.1%
Other Departmental Expenses	N/A	108,517	123,136	113,987	117,575	$308	33.80%
Departmental Expenses	N/A	$4,408,051	$5,565,947	$6,097,308	$6,331,990	$16,576	36.7%
Departmental Profit	N/A	$6,878,387	$8,540,212	$10,569,291	$10,928,517	$28,609	63.3%
Operating Expenses	N/A	$4,158,122	$5,121,773	$5,810235	$6,195,928	$16,220	35.9%
Gross Operating Profit	N/A	$2,720,265	$3,418,439	$4,759,055	$4,732,589	$12,389	27.4%
Fixed Expenses(8)	N/A	664,348	838,979	926,178	668,758	$1,751	3.9%
Net Operating Income	N/A	$2,055,917	$2,579,460	$3,832,877	$4,063,831	$10,638	23.5%
FF&E	N/A	0	0	0	690,420	$1,807	4.0%
Net Cash Flow	N/A	$2,055,917	$2,579,460	$3,832,877	$3,373,411	$8,831	19.5%

(1)	2015 financials are not available as the sponsor acquired the property in 2015.

(2)	Represents the 2016 financials for Westin Huntsville only. Element Huntsville opened in April 2017, therefore, historical financials for such period are not available.

(3)	Represents the combined financials for full year 2017 for Westin Huntsville and an 8 month period from 5/1/2017 to 12/31/2017 for Element Huntsville, as Element Huntsville opened in April 2017.

(4)	Represents trailing twelve months ending June 30, 2018.

(5)	The increase in 2017 NOI to Underwritten NOI is due to the opening of the 150-room Element Huntsville in April 2017 and 22 additional rooms which came online between 2016 and January 2018 at Westin Huntsville.

(6)	Per room values are based on total room count of 382 rooms.

(7)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage Expense, and Other Departmental Expenses, which are based on their corresponding revenue line items.

(8)	The decrease in Fixed Expenses from TTM to Underwritten is due to the elimination of approximately $276,108 in lease expenses paid to a third party for the usage of approximately 6,715 SF of meeting space within the Bridge Street Town Centre. The lease expires on December 1, 2018 and is not expected to be renewed by the sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 10 — Westin & Element - Huntsville

Westin Huntsville

	2015(1)	2016	2017	TTM(2)	Underwritten	Per Room(3)	%(4)
Occupancy	N/A	75.7%	69.2%	71.3%	71.3%
ADR	N/A	$137.70	$140.39	$142.79	$142.79
RevPAR	N/A	$104.25	$97.13	$101.86	$101.86
Room Revenue	N/A	$8,012,834	$7,491,136	$8,212,833	$8,625,145	$37,177	69.4%
Food and Beverage	N/A	3,081,087	3,276,673	3,367,442	3,536,499	$15,244	28.5%
Other Departmental Revenues	N/A	192,517	169,718	249,773	262,313	$1,131	2.1%
Total Revenue	N/A	$11,286,438	$10,937,527	$11,830,048	$12,423,956	$53,552	100.0%
Departmental Expenses	N/A	$4,408,051	$4,546,538	$4,674,628	$4,909,311	$21,161	39.5%
Departmental Profit	N/A	$6,878,387	$6,390,989	$7,155,419	$7,514,646	$32,391	60.5%
Operating Expenses	N/A	$4,158,122	$4,054,782	$4,206,029	$4,541,405	$19,575	36.6%
Gross Operating Profit	N/A	$2,720,265	$2,336,207	$2,949,390	$2,973,241	$12,816	23.9%
Net Operating Income	N/A	$2,055,917	$1,638,644	$2,230,509	$2,552,221	$11,001	20.5%
Net Cash Flow	N/A	$2,055,917	$1,638,644	$2,230,509	$2,055,263	$8,859	16.5%

(1)	2015 financials are not available as the sponsor acquired the property in 2015.

(2)	The TTM column represent the trailing twelve month period ending June 30, 2018.

(3)	Per room values are based on 232 rooms. The sponsor renovated the Westin Huntsville from 2016 to 2018, increasing room count from 210 rooms in 2016 to 211 rooms in 2017, 221 rooms in TTM June 30, 2018, and 232 rooms in 2018.

(4)	% column represents percent of Total Revenue.

Element Huntsville

	2015(1)	2016(1)	2017(2)	TTM(3)	Underwritten	Per Room(4)	%(5)
Occupancy	N/A	N/A	64.0%	70.4%	70.4%
ADR	N/A	N/A	$122.40	$123.32	$123.32
RevPAR	N/A	N/A	$78.30	$86.77	$86.77
Room Revenue	N/A	N/A	$3,112,513	$4,750,812	$4,750,812	$31,672	98.2%
Other Revenues	N/A	N/A	56,119	85,739	85,739	$572	1.8%
Total Revenue	N/A	N/A	$3,168,632	$4,836,551	$4,836,551	$32,244	100.0%
Departmental Expenses	N/A	N/A	$1,019,409	$1,422,680	$1,422,680	$9,485	29.4%
Departmental Profit	N/A	N/A	$2,149,223	$3,413,871	$3,413,871	$22,759	70.6%
Operating Expenses	N/A	N/A	$1,066,991	$1,604,206	$1,654,523	$11,030	34.2%
Gross Operating Profit	N/A	N/A	$1,082,232	$1,809,665	$1,759,348	$11,729	36.40%
Net Operating Income	N/A	N/A	$940,816	$1,602,368	$1,511,610	$10,077	31.3%
Net Cash Flow	N/A	N/A	$940,816	$1,602,368	$ 1,318,148	$8,788	27.3%

(1)	2015 and 2016 financials are not available as the Element Huntsville opened in 2017.

(2)	2017 financial information based on the eight month period beginning May 2017 as the Element Huntsville opened in April 2017.

(3)	Represent the trailing twelve month period ending June 30, 2018.

(4)	Per room values are based on 150 rooms.

(5)	% column represents percent of Total Revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 10 — Westin & Element - Huntsville

Property Management. The property is managed by Crescent Hotels & Resorts, LLC. Crescent Hotels & Resorts, LLC is a hotel management company that manages a portfolio of hotels throughout the United States and Canada. The portfolio includes approximately 108 hotels ranging from luxury independent hotels to brands under the Marriott, Hilton, Intercontinental, Hyatt, Wyndham, and Radisson flags.

Franchise Agreement. The property operates as a dual-branded Westin & Element hotel subject to two separate franchise agreements with Westin Hotel Management, L.P., both expiring in 2035. Under the franchise agreement, Westin Huntsville is subject to a food and beverage fee of 2.0%, program fee of 1.32% and royalty fee of 6.0%. Under the franchise agreement, Element Huntsville is subject to a program fee of 4.0% and royalty fee of 5.5%.

Escrows and Reserves. At origination, the borrower deposited into escrow $473,696 for real estate taxes and $49,048 for insurance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equals $43,063.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equals $8,175.

FF&E Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the greater of (i) 4.0% of total gross revenues, which currently equals $57,535 or (ii) the amount required to be reserved pursuant to the franchise agreement.

PIP Reserve – If at any time the franchisor or any new replacement franchisor or licensee requires a PIP to be instituted for the property in conjunction with the existing franchise agreement or any replacement franchise or license agreement, the borrower is required to deposit with the lender 110% of the estimated cost of any PIP required by the franchisor or the franchise agreement within 30 days after final determination of such future PIP.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents including, without limitation, all credit card company payments to be transmitted directly into the applicable lockbox account. During the continuance of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents.

A “Cash Management Period” will commence upon: (i) an event of default under the loan documents; (ii) if the DSCR is less than 1.50x; (iii) the date that is 24 months prior to the expiration of the franchise agreement unless the borrower has satisfied new license conditions; (iv) the loss, termination, cancellation or expiration of the franchise agreement; or (v) a future PIP is required by the franchise agreement and/or by the franchisor and the borrower fails to deposit with the lender the PIP deposit amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Mortgage Loan No. 11 — 2020 Fifth Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$24,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$24,000,000	Property Type - Subtype:	Other - Data Center
% of Pool by IPB:	3.1%	Net Rentable Area (SF)(3):	126,000
Loan Purpose:	Refinance	Location:	Seattle, WA
Borrower:	2020 Fifth Holdings LLC	Year Built / Renovated:	1974 / 2012-2013
Sponsors:	Clise Properties, Inc.; Digital Realty Trust, L.P.	Occupancy:	100.0%
Interest Rate:	4.2620%	Occupancy Date:	8/14/2018
Note Date:	8/22/2018	Number of Tenants:	1
Maturity Date:	9/6/2028	2015 NOI:	$6,433,926
Interest-only Period:	120 months	2016 NOI:	$6,791,059
Original Term:	120 months	2017 NOI:	$6,974,115
Original Amortization:	None	TTM NOI(4):	$7,053,988
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection(2):	L(26), Def(88), O(6)	UW Revenues:	$8,886,775
Lockbox:	Hard	UW Expenses:	$2,053,983
Additional Debt(1):	Yes	UW NOI:	$6,832,791
Additional Debt Balance(1):	$24,000,000	UW NCF:	$6,636,883
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(5):	$103,400,000 / $821
Additional Future Debt Permitted:	No	Appraisal Date:	7/23/2018

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$381
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$381
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	46.4%
Replacement Reserves:	$0	Springing	$50,400	Maturity Date LTV:	46.4%
TI/LC:	$0	Springing	$378,000	UW NOI / UW NCF DSCR:	3.29x / 3.20x
				UW NOI / UW NCF Debt Yield:	14.2% / 13.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$48,000,000	100.0%	Payoff Existing Debt:	$47,067,290	98.1%
			Return of Equity:	627,279	1.3
			Closing Costs:	305,431	0.6
Total Sources:	$48,000,000	100.0%	Total Uses:	$48,000,000	100.0%

(1)	The 2020 Fifth Avenue loan is part of a larger split whole loan evidenced by two pari passu notes with an aggregate Cut-off Date balance of approximately $48.0 million (collectively, the “Whole Loan”) co-originated by Column and Wells Fargo Bank, National Association. The financial information presented in the chart above and herein reflects the balance of the Whole Loan.

(2)	At any time after the earlier to occur of (i) October 6, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Whole Loan to be securitized, the borrower has the right to defease the Whole Loan.

(3)	The property contains 126,000 SF of gross building area with 89,250 SF of data center space and 36,750 SF of garage space. The total data center represents (i) 51,633 SF across four floors of data center space and 633 SF of storage, (ii) 25,500 SF of lower and upper roof and (iii) 12,117 SF of basement space.

(4)	Represents trailing twelve months ending June 30, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Mortgage Loan No. 11 — 2020 Fifth Avenue

(5)	The appraiser concluded a hypothetical “go dark” value of $84.8 million resulting in a Cut-off Date LTV of 56.6%.

(6)	Tax, Insurance, TI/LC ($1.50 PSF) and Replacement Reserves ($0.20 PSF) will only be required during a trigger period (which commences upon the debt yield being less than 10.0% and upon the occurrence of other trigger events as described in the Whole Loan documents).

The Loan. The 2020 Fifth Avenue Whole Loan is a first mortgage loan secured by the fee interest in a 126,000 SF LEED Gold Certified building with 89,250 SF of data center space located in Seattle, WA. The loan has a 10-year term and is interest-only for the entire term of the loan

The Whole Loan has a Cut-off Date balance of $48.0 million, which is evidenced by two pari passu notes. The controlling Note A-1 is being contributed to the CSAIL 2018-C14 Commercial Mortgage Trust. The Whole Loan is expected to be serviced under the CSAIL 2018-C14 pooling and servicing agreement. As the holder of Note A-1 (the “Controlling Noteholder”), the trustee of the CSAIL 2018-C14 Commercial Mortgage Trust is entitled to exercise all of the rights of the Controlling Noteholder with respect to the Whole Loan; however, the holders of the remaining notes are entitled, under certain circumstances, to consult with respect to certain major decisions.

Whole Loan Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan (Y/N)	Controlling Piece (Y/N)
Note A-1	$24,000,000	$24,000,000	CSAIL 2018-C14	Y	Y
Note A-2	24,000,000	24,000,000	BANK 2018-BNK15(1)	N	N
Total	$48,000,000	$48,000,000

(1)	The BANK 2018-BNK15 transaction is expected to close on November 29, 2018.

The Borrower. The borrowing entity for the loan is 2020 Fifth Holdings LLC, a Delaware limited liability company structured to be bankruptcy remote with one independent director. The borrowing entity is indirectly owned 50% by Digital Realty Trust, L.P. (“Digital”), the operating entity of Digital Realty Trust, Inc. and 50% by Clise Properties, Inc. (“Clise”) and certain affiliates of Clise.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Digital Realty Trust, L.P., the operating entity of Digital Realty Trust, Inc. (NYSE: DLR, S&P: BBB) and Clise Properties, Inc. Digital Realty, an S&P 500 company, owns, acquires, develops and operates data centers globally. Digital Realty is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industries. As of December 31, 2017, Digital Realty’s 205 data centers (including 18 data centers held as investments in unconsolidated joint ventures) contained applications used in the day-to-day operations of the technology industry and corporate enterprise data center customers. Digital Realty’s portfolio comprises approximately 27.7 million SF of data center space located throughout North America, Europe, Asia and Australia.

Clise is a multi-generational commercial property developer and owner founded in 1889 by J.W. Clise and based in Seattle, WA. Clise develops, owns, manages, and leases commercial assets including office properties, hotels, medical office buildings, and parking facilities. Clise owns over 2.3 million SF of commercial assets in the Puget Sound region, including, the Securities Building, Westin Building Exchange, Denny Building, Sixth & Lenora Building, 1700 Seventh Avenue Building, Bothell Highlands Corporate Center and the Sunrise Medical Campus, mostly in downtown Seattle.

The Property. The 126,000 SF property is a state-of-the art, recently re-developed data center with 89,250 SF of data center space, a power capacity of 12.0 MW and 135 Watts/SF, redundant electrical and mechanical systems and 73 parking spaces located in Seattle, WA. The 89,250 SF total data center represents (i) 51,633 SF across four floors of data center space and 633 SF of storage, (ii) 25,500 SF of lower and upper roof and (iii) 12,117 SF of basement space. The property was originally developed in 1974 as a parking garage and in 1982 Clise acquired the property for $1.55 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Mortgage Loan No. 11 — 2020 Fifth Avenue

According to the sponsors, in 2009, Equinix, Inc. (“Equinix”) indicated they wanted to increase its space at Westin Building Exchange (“WBX”), one of the largest carrier hotels in North America, also owned by the sponsors, Digital and Clise. At that time the property was still a parking garage, used primarily by tenants of Sixth and Lenora, a 156,737 SF, 11-story office building owned by Clise located directly north of the property. In 2011, Clise contributed the parking garage (valued at $21.9 million) and Digital contributed $21.9 million (effectively the cost to provide a powered shell for Equinix) into the partnership. During the build-out of the shell, Digital contributed an additional $4.8 million and collectively the sponsors have a total cost basis of $48.6 million. Over the course of the next two years, Equinix spent $57.6 million to build out the tenant space ($645 PSF on the 89,250 SF of data center space). The property received the NAIOP Redevelopment of the Year award in 2013 and the AGC Grand Award for Construction in 2014 for the data center conversion.

The property is connected via skybridge and has direct fiber connections to the adjacent 34-story WBX, where Equinix has been a tenant since 1998 and leases 35,000 SF through 2024. WBX is a premier telecommunications hub in the Pacific Northwest, which connects North America with Asia, with access to most carrier and network providers in the northwest region. WBX is one of the largest carrier hotels in North America and is physically located between submarine and terrestrial routes from Asia to Chicago and New York. WBX has a concentration of exchanges with more than 40,000 interconnections.

The property totals 126,000 SF including a basement and two roof levels. The first 2.5 floors include a 36,750 SF above grade area for parking with 73 spaces. The total data center represents 89,250 SF (70.8% of total GBA): (i) 51,633 SF across four floors of data center space and 633 SF of storage; (ii) 25,500 SF of lower and upper roof and; and (iii) 12,117 SF of basement space. The property contains two transformer vaults in the basement which are operated by Seattle City Light, the current utility provider, which can produce a total of 12.0 MW of power or 6.0 MW from each vault. Equinix can draw up to 9 MW in total (4.5 MW per vault) per the terms of the lease, and WBX has an exclusive right to use the excess electrical capacity from the two vaults, 2.9 MW in total, plus certain electrical equipment, conduits, and cables at the property under a separate 25-year lease agreement which expires in November 2038.

The Tenant. Equinix has occupied 100.0% of the property since re-development in 2013. Equinix invested $57.6 million ($645 PSF on the 89,250 SF data center space) to retrofit the building for data center and colocation use. Equnix has a 15 year lease through January 2028 with three, five-year renewal options and no termination options. Equinix currently pays $80.21 PSF triple net ($7.2 million) and has 2.75% annual escalations. As part of the build out, the sponsors installed a building-to-building skybridge connecting levels three and four of the property to suite 350 at WBX. Equinix then installed building-to-building conduits which connect the fifth floor of the property to suites 500 and 1100 at WBX (which are occupied by Equinix). Equinix has the exclusive right to use the conduits without any charge or additional cost. The cross connects are utilized to connect their customers to one another at the property and to the meet-me-room at WBX.

The lease is guaranteed by Equinix Operating Co., Inc., now Equinix LLC, a wholly owned subsidiary of Equinix. Equinix is rated Ba3/BB+/BB by Moody’s, S&P and Fitch, respectively. Equinix (NADAQ: EQIX) was founded in 1998, is based in Redwood City, CA, and is the world’s largest international business exchange data center and colocation provider. As of 1Q2018 Equinix operated 200 data centers, in 52 metros, on 5 continents, with 9,800+ customers. The company has 283,000 cross-connects, the most networks, clouds, and IT services companies on one platform and the world’s largest Internet Exchange footprint. The company had 7,273 employees as of YE 2017. Equinix, Inc. incorporated June 22, 1998 and has been operating as a REIT since January 1, 2015. On May 1, 2017 the company completed the acquisition of 29 Verizon data centers in the U.S., Brazil, and Columbia for $3.6 billion. Equinix, Inc. is a Fortune 500 company.

The Market. The property is located at 2020 Fifth Avenue, Seattle, King County, Washington, in the Denny Regrade / Belltown area of Seattle’s central business district, just north of the Financial District and Retail Core. The property is situated between Lenora and Virginia Streets, with garage access from Fifth Avenue. The central business district is situated on the eastern shoreline of the Puget Sound and is the commercial and financial center of western Washington state. The property is located in the Seattle-Tacoma-Bellevue core-based statistical area which is the 15th largest in the United States, with an estimated population of almost 3.9 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Mortgage Loan No. 11 — 2020 Fifth Avenue

Seattle is the largest data center market in the Pacific Northwest with 58 active data centers totaling 981,800 SF and 33 data center providers. Fueled by tech companies, data center demand for wholesale and colocation space is strong with five of the top ten American data center providers located in Seattle. The Pacific Northwest has good connectivity to trans-Pacific data cables that connect Washington and Oregon to Asia. According to the appraisal, the Seattle data center market is growing with connecting subsea cable connectivity and fiber to Asia, a cool climate, and relatively inexpensive renewable energy sources. The power cost of 4 cents per kilowatt hour in Seattle is among the lowest in the nation due to abundant hydroelectric production compared with 10 cents nationally. Microsoft and Amazon are headquartered in Seattle and are the world’s largest cloud computing firms, branding the city a global location for software development.

The major downtown and Seattle market data centers include WBX which provides wholesale, retail colocation, and interconnection services; Komo Plaza which provides wholesale and interconnection services; H5 Data Centers which owns its wholesale facility at 100 Denny Way, and ByteGrid which provides wholesale services in Lynwood, north of downtown. According to a market data provider, WBX and KOMO Plaza stand as the foremost carrier hotels in the Pacific Northwest, with access to most carrier and network providers in the northwest region. KOMO Plaza was purchased in 2016 by GI Partners for $276.0 million ($928 PSF) and is managed by Hines Global REIT. These two assets offer diverse connectivity through Meet-Me-Rooms, and interconnection to other networks via the Seattle Internet Exchange and the Pacific Northwest Gigapop. There is a significant amount of interconnection in WBX, particularly between U.S. and Canadian carriers, and some content providers. WBX is one of the largest carrier hotels in North America, and is physically located between submarine and terrestrial routes from Asia to Chicago and New York. For carrier hotel needs, WBX has a concentration of exchanges with more than 40,000 interconnections.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
100.0%	100.0%	100.0%	100.0%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the August 14, 2018 underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2015	2016	2017	TTM(1)	Underwritten(2)	PSF	%(3)
Data Center Base Rent	$6,484,024	$6,829,394	$6,984,100	$7,079,307	$7,343,040	$58.28	80.0%
Equipment Income	4,440	4,440	17,100	23,430	17,100	$0.14	0.2%
Gross Potential Rent	$6,488,464	$6,833,834	$7,001,200	$7,102,737	$7,360,140	$58.41	80.2%
Total Recoveries	1,008,929	1,352,364	1,572,032	1,706,872	1,813,530	$14.39	19.8%
Net Rental Income	$7,497,393	$8,186,198	$8,573,232	$8,809,609	$9,173,670	$72.81	100.0%
(Vacancy/Collection Loss)	0	0	0	0	(458,684)	($3.64)	(5.2%)
Other Income	135,509	169,018	183,126	171,788	171,788	$1.36	1.9%
Effective Gross Income	$7,632,902	$8,355,216	$8,756,358	$8,981,397	$8,886,775	$70.53	100.0%
Total Expenses	$1,198,976	$1,564,157	$1,782,243	$1,927,409	$2,053,983	$16.30	23.1%
Net Operating Income	$6,433,926	$6,791,059	$6,974,115	$7,053,988	$6,832,791	$54.23	76.9%
Total TI/LC, Capex/RR	0	0	0	0	195,908	$1.55	2.2%
Net Cash Flow	$6,433,926	$6,791,059	$6,974,115	$7,053,988	$6,636,883	$52.67	74.7%

(1)	TTM represents the trailing twelve month period ending June 30, 2018.

(2)	Includes rent increases occurring through February 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines above Net Rental Income and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Mortgage Loan No. 12 — Crystal Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,737,500	Title:	Fee
Cut-off Date Principal Balance:	$20,737,500	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	214,062
Loan Purpose:	Acquisition	Location:	Crystal, MN
Borrower:	MN-Crystal Center-HA, LLC	Year Built / Renovated:	1954 / 2004
Sponsors:	Stanley Werb; Jonathan Gaines	Occupancy:	94.8%
Interest Rate:	4.9000%	Occupancy Date:	7/1/2018
Note Date:	7/30/2018	Number of Tenants:	35
Maturity Date:	8/6/2028	2015 NOI:	$1,292,588
Interest-only Period:	36 months	2016 NOI(1):	$1,174,146
Original Term:	120 months	2017 NOI(1):	$2,318,765
Original Amortization:	360 months	TTM NOI(2):	$2,519,176
Amortization Type:	IO-Balloon	UW Economic Occupancy:	91.9%
Call Protection:	L(27), Def (88), O(5)	UW Revenues:	$4,049,137
Lockbox:	Springing	UW Expenses:	$1,585,781
Additional Debt:	No	UW NOI:	$2,463,356
Additional Debt Balance:	N/A	UW NCF:	$2,206,482
Additional Debt Type:	N/A	Appraised Value / Per SF:	$28,500,000 / $133
Additional Future Debt Permitted:	No	Appraisal Date:	6/29/2018

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$97
Taxes:	$420,340	$70,057	N/A	Maturity Date Loan / SF:	$86
Insurance:	$0	Springing(3)	N/A	Cut-off Date LTV:	72.8%
Replacement Reserves:	$0	$3,568	N/A	Maturity Date LTV:	64.3%
TI/LC Reserve:	$0	$17,839(4)	$428,124	UW NOI / NCF Amortizing DSCR:	1.87x / 1.67x
				UW NOI / NCF IO DSCR:	2.39x / 2.14x
				UW NOI / NCF Debt Yield:	11.9% / 10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$20,737,500	73.1%	Purchase Price:	$27,650,000	97.4%
Sponsor Equity:	7,640,971	26.9	Upfront Reserves:	420,340	1.5
			Closing Costs:	308,132	1.1
Total Sources:	$28,378,471	100.0%	Total Uses:	$28,378,471	100.0%

(1)	The increase from 2016 NOI to 2017 NOI is attributable to an increase in occupancy from 67.8% to 95.5%.

(2)	Represents the trailing twelve month period ending on May 31, 2018.

(3)	Monthly deposits are required during a trigger period unless a blanket or umbrella insurance policy is in place.

(4)	Monthly deposits in the TI/LC Reserve beyond the cap are required during a trigger period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Mortgage Loan No. 12 — Crystal Center

The Loan. The Crystal Center loan is an approximately $20.7 first mortgage loan secured by the fee interest in a 214,062 SF anchored retail center located in Crystal, Minnesota. The loan has a 10-year term and will amortize on a 30-year schedule following a 36-month interest-only period.

The Borrower. The borrowing entity for the loan is MN-Crystal Center-HA, LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is controlled by Jonathan Gaines (0.0%) and Stanley Werb (20.089%).

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Jonathan Gaines and Stanley Werb. The sponsors are the principals of Rivercrest Realty Investors. Founded in 1969 and based in Raleigh, North Carolina, Rivercrest Realty Investors is a privately owned and operated commercial real estate company specializing in the acquisition, long-term ownership and management of shopping centers, office buildings, and apartments throughout the eastern United States. Since the company’s inception, Rivercrest Realty Investors has assembled a portfolio of assets from New York to Florida. Jonathan Gaines has a Net Worth of $26.9 million and liquidity of $449,223, while Stanley Werb has a Net Worth of $55.2 million and liquidity of $3.8 million. See also “Description of the Mortgage Pool— Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The property is a 214,062 SF anchored retail center, located in Crystal, Minnesota. The property was constructed in 1954, is situated on approximately 21.0 acres, is located approximately 7.8 miles northwest of Minneapolis, Minnesota and benefits from its location along Bass Lake Road which, provides good frontage. The property is anchored by Robbinsdale Area School District, Marshall’s and Planet Fitness and is also shadow-anchored by a recently remodeled Target. There are 1,008 surface parking spaces at the property that are included in the collateral, resulting in a parking ratio of 4.71 spaces per 1,000 square feet of net rentable area. The property underwent a renovation in 2004, which involved modernizing the facades of the building and creating Marshall’s new suite.

As of July 1, 2018, the property was approximately 94.8% leased by 35 tenants. The property’s tenancy caters to mid-price point customers with both national and local tenants that include Marshall’s, Planet Fitness, Dollar Tree, Pet Supplies Plus, Sprint, Domino’s Pizza, Gamestop, Little Caesars Pizza, T-Mobile, H&R Block, Bank of America and Subway. The largest tenant at the property, Robbinsdale Area School District, leases 43,379 SF (20.3% of NRA) through September 2031. Robbinsdale Area School District is a school district serving 100,000 residents in seven communities within the northwest suburbs of Minneapolis, Minnesota. Robbinsdale Area School District is rated A1/NR/NR by Moody’s, S&P and Fitch, respectively. The second largest tenant at the property, Marshall’s, leases 33,026 SF (15.4% of NRA) through January 2023. Marshall’s is an off-price retailer that sells brand name and designer fashions that are 20%-60% less than department and specialty store regular prices. Marshall’s product lines include clothing for men, women, and children as well as beauty products, accessories, shoes, home décor, children’s toys, and luggage. Marshall’s is rated A2/A+/NR by Moody’s, S&P and Fitch, respectively. The third largest tenant at the property, Planet Fitness, leases 23,885 SF (11.2% of NRA) through December 2026. Planet Fitness is an American franchise of fitness centers based in Newington, New Hampshire. Each fitness center features exercise equipment and personal trainers to assist its members. Planet Fitness has more than 10 million members and more than 1,500 locations in all 50 U.S. states, Canada, and Latin America.

The Market. The property is located in the north of Crystal, Minnesota, approximately 7.8 miles from Minneapolis. The property is located in the Minneapolis-St. Paul-Bloomington market that contains approximately 3.64 million people, with a median household income of $75,900 as of 2018, according to the appraisal. The appraisal concluded per square foot market rents of $15.00 for in-line space, $10.75 for anchor space, $23.00 for end cap (primary) space, $13.00 for large in-line space, $13.50 for junior anchors and $22.00 for end cap (secondary) space. According to the appraisal, the Minneapolis-St. Paul-Bloomington market reported an overall vacancy rate of 7.2% as of the first quarter of 2018. According to the appraisal, the property’s competitive set consists of the five properties detailed in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Mortgage Loan No. 12 — Crystal Center

Competitive Set Summary(1)

Property	Year Built / Renovated	Total NRA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Crystal Center	1954/2004	214,062(2)	$8.00-$35.61(2)	95%(2)	N/A	Robbinsdale Area School District, Marshall’s, Planet Fitness(2)
Shingle Creek Crossing	2012/NAP	173,028	$19.00-$30.00	83%	2.0	TJ Maxx, Michaels, LA Fitness
The Grove Village	2007/2008	61,773	$22.00-$30.00	75%	8.0	Shadow anchored by Super Target and Home Depot
Crystal Town Center	1982/1997	55,532	$10.00-$20.00	80%	0.2	Aldi
Winnetka Commons	1990/NAP	42,415	$11.00-$14.00	95%	2.0	Formerly anchored by Walgreen’s
Brookdale Corner	2000/NAP	115,357	$18.00-$23.00	92%	2.0	Cub Foods

(1)	Source: Appraisal.

(2)	Based on the July 1, 2018 underwritten rent roll.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
80.2%	67.8%	95.5%	94.8%

(1)	Source: Historical Occupancy is provided by the sponsors. Occupancies are as of December 31 of each respective year.

(2)	Based on the July 1, 2018 underwritten rent roll.

Top 10 Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rents	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Robbinsdale Area School District	A1 / NR / NR	43,379	20.3%	$15.33	24.2%	NAV	NAV	9/30/2031
Marshall’s	A2 / A+ / NR	33,026	15.4	$10.75	12.9	$191	9.3%	1/31/2023(4)
Planet Fitness	NR / NR / NR	23,885	11.2	$8.00	7.0	NAV	NAV	12/31/2026
Dollar Tree	Baa3 / BBB- / NR	9,851	4.6	$9.75	3.5	NAV	NAV	5/31/2026
Pet Supplies Plus	NR / NR / NR	8,400	3.9	$11.00	3.4	NAV	NAV	11/30/2025
Rainbow Apparel	NR / NR / NR	8,400	3.9	$10.00	3.1	$148	11.6%	1/31/2020
Panaderia Lomabonita	NR / NR / NR	7,523	3.5	$11.14	3.1	NAV	NAV	3/31/2022
Payless Shoes	NR / NR / NR	7,182	3.4	$12.75	3.3	$106	18.4%	7/31/2020
Famous Footwear	NR / NR / NR	6,554	3.1	$13.00	3.1	$195	10.1%	4/30/2020
Phoenix Salon Suites	NR / NR / NR	5,400	2.5	$17.00	3.3	NAV	NAV	9/30/2025
Total:		153,600	71.8%		66.9%

(1)	Based on the underwritten rent roll dated July 1, 2018, including rent increases occurring through June 2019 and straight line rent for Robbinsdale Area School District.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Sales PSF and Occupancy Costs represent tenants with 12 months reported sales and occupancy costs for the twelve-month period ending on February 28, 2018 and the twelve-month period ending on January 31, 2018 for Rainbow Apparel.

(4)	Marshall’s has the right to terminate its lease if at any time during the lease term 40% or more of the shopping center is operated for other than retail and service purposes and must provide written notice to the landlord 90 days prior.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140

Mortgage Loan No. 12 — Crystal Center

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	7	11,127	5.2	216,705	7.9	11,127	5.2%	$216,705	7.9%
2020	9	35,244	16.5	441,449	16.1	46,371	21.7%	$658,154	24.0%
2021	3	5,037	2.4	78,234	2.9	51,408	24.0%	$736,388	26.8%
2022	4	18,179	8.5	303,613	11.1	69,587	32.5%	$1,040,001	37.9%
2023	3	37,521	17.5	465,376	17.0	107,108	50.0%	$1,505,377	54.9%
2024	0	0	0.0	0	0.0	107,108	50.0%	$1,505,377	54.9%
2025	2	13,800	6.4	184,200	6.7	120,908	56.5%	$1,689,577	61.6%
2026	2	33,736	15.8	287,127	10.5	154,644	72.2%	$1,976,705	72.1%
2027	2	2,724	1.3	51,273	1.9	157,368	73.5%	$2,027,978	73.9%
2028	2	2,248	1.1	50,236	1.8	159,616	74.6%	$2,078,214	75.8%
2029 & Beyond	1	43,379	20.3	664,869	24.2	202,995	94.8%	$2,743,082	100.0%
Vacant	NAP	11,067	5.2	NAP	NAP	214,062	100.0%	NAP	NAP
Total	35	214,062	100.0%	$2,743,082	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2018. Rent includes base rent and rent increases occurring through June 2019 and straight line rent for Robbinsdale Area School District.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow

	2015	2016(1)	2017(1)	TTM(2)	Underwritten(3)	PSF	%(4)
Base Rent	$1,863,452	$1,730,668	$2,571,111	$2,731,452	$2,743,082	$12.81	62.3%
Recovery Income	941,846	796,922	1,199,676	1,270,361	1,453,592	$6.79	33.0%
Vacant Space	0	0	0	0	207,285	$0.97	4.7%
Gross Potential Income	$2,805,298	$2,527,590	$3,770,787	$4,001,813	$4,403,959	$20.57	100.0%
Vacancy	0	0	0	0	(358,537)	($1.67)	(8.9%)
Other Income	0	(919)	3,476	3,715	3,715	$0.02	0.1%
Effective Gross Income	$2,805,298	$2,526,672	$3,774,263	$4,005,528	$4,049,137	$18.92	100.0%
Total Expenses	$1,512,710	$1,352,526	$1,455,498	$1,486,352	$1,585,781	$7.41	39.2%
Net Operating Income	$1,292,588	$1,174,146	$2,318,765	$2,519,176	$2,463,356	$11.51	60.8%
Total TI/LC, Capex/RR	0	0	0	0	256,874	$1.20	6.3%
Net Cash Flow	$1,292,588	$1,174,146	$2,318,765	$2,519,176	$2,206,482	$10.31	54.5%

(1)	The increase from 2016 NOI to 2017 NOI is attributable to an increase in occupancy from 67.8% to 95.5%.

(2)	Represents trailing twelve months ending May 31, 2018.

(3)	Rent includes Base Rent, Rent Increases occurring through June 2019 and straight line rent for Robbinsdale Area School District.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141

Mortgage Loan No. 13 — Albuquerque Hotel Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RREF	Single Asset / Portfolio:	Portfolio of 2 assets
Original Principal Balance:	$19,250,000	Title:	Fee
Cut-off Date Principal Balance:	$19,250,000	Property Type - Subtype:	Hotel – Various
% of Pool by IPB:	2.5%	Net Rentable Area (Rooms):	200
Loan Purpose:	Acquisition	Location:	Albuquerque, NM
Borrowers:	Waramaug Albuquerque G LLC; Waramaug Albuquerque W LLC	Year Built / Renovated:	Various / Various
Sponsors:	Paul A. Nussbaum; Leslie Ng	Occupancy / ADR / RevPAR:	82.2% / $106.44 / $87.46
Interest Rate:	5.1500%	Occupancy / ADR / RevPAR Date:	6/30/2018
Note Date:	8/21/2018	Number of Tenants:	NAP
Maturity Date:	9/6/2028	2015 NOI:	$2,574,949
Interest-only Period:	12 months	2016 NOI:	$2,261,845
Original Term:	120 months	2017 NOI:	$2,284,919
Original Amortization:	360 months	TTM NOI(2):	$2,414,457
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	82.2% / $106.44 / $87.46
Call Protection(1):	L(26), Def (90), O(4)	UW Revenues:	$7,032,215
Lockbox:	Hard	UW Expenses:	$4,600,788
Additional Debt:	No	UW NOI:	$2,431,427
Additional Debt Balance:	N/A	UW NCF:	$2,150,138
Additional Debt Type:	N/A	Appraised Value / Per Room(3):	$24,000,000 / $120,000
Additional Future Debt Permitted:	No	Appraisal Date:	6/27/2018

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$96,250
Taxes:	$46,076	$11,519	N/A	Maturity Date Loan / Room:	$81,619
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	80.2%
Replacement Reserves(4):	$0	Springing	N/A	Maturity Date LTV(3):	68.0%
Seasonality Reserve(5):	$60,000	Springing	$80,000	UW NOI / UW NCF Amortizing DSCR:	1.93x / 1.70x
PIP Reserve(3):	$3,696,859	$0	N/A	UW NOI / UW NCF IO DSCR:	2.42x / 2.14x
First Payment Reserve:	$104,134	$0	N/A	UW NOI / UW NCF Debt Yield:	12.6% / 11.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$19,250,000	68.8%	Purchase Price:	$23,000,000	82.2%
Sponsor Equity:	8,717,824	31.2	Upfront Reserves:	3,907,069	14.0
			Closing Costs:	1,060,755	3.8
Total Sources:	$27,967,824	100.0%	Total Uses:	$27,967,824	100.0%

(1)	The borrower is permitted to release an individual property two years following securitization if, among other things, (i) it defeases an amount equal to the greater of the (1) net sales proceeds of the individual property and (2) 125% of the allocated loan amount, (ii) the DSCR for the remaining property is no less than the greater of (1) 1.67x and (2) the DSCR immediately prior to the release and (iii) the LTV for the remaining property is no greater than the lesser of (1) 67.5% and (2) the LTV immediately prior to the release.

(2)	Represents the trailing twelve month period ending June 30, 2018.

(3)	The appraiser concluded an “as-complete” value of $28.5 million as of July 1, 2019 resulting in a Value Per Room of $142,500 and a Cut-off Date LTV and Maturity Date LTV of 67.5% and 57.3%, respectively. At origination approximately $3.7 million was reserved for the full balance of the cost of the property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Mortgage Loan No. 13 — Albuquerque Hotel Portfolio

improvement plans, which are required to be completed by October 21, 2019. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Redevelopment, Renovation and Expansion” in the preliminary prospectus.

(4)	Replacement reserves will begin collection at 4% of total revenue in October 2020.

(5)	Seasonality reserves will only be collected between the months of April and November.

The Loan. The Albuquerque Hotel Portfolio loan is a $19.25 million first mortgage loan secured by the fee interest in one select service and one extended stay hotel, comprising a total of 200-rooms, located in Albuquerque, New Mexico. The loan has a 10-year term and will amortize on a 30-year schedule following a 12-month interest only period.

The Borrowers. The borrowing entities for the loan are Waramaug Albuquerque G LLC and Waramaug Albuquerque W LLC, each a bankruptcy remote, Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and guarantors are Leslie Ng and Paul A. Nussbaum of Waramaug Hospitality. Waramaug Hospitality is a hotel focused real estate company with a current hotel portfolio of over 30 properties, the majority of which are limited/select-service properties.

The Properties. The following table represents each property comprising the Albuquerque Hotel Portfolio.

Property	Property Sub-Type	Year Built	Rooms	Occupancy(1)	UW NOI	% of UW NOI	Allocated Loan Amount
Hilton Garden Inn Albuquerque Airport	Select Service	2002	107	79.8%	$1,335,263	54.9%	$10,469,000
Homewood Suites Albuquerque Airport	Extended Stay	2006	93	84.9%	1,095,125	45.1	8,781,000
Total/Wtd. Avg.:			200	82.2%	$2,430,388	100.0%	$19,250,000

(1)	Based on trailing twelve months ending June 30, 2018.

Hilton Garden Inn Albuquerque Airport

The 107-key Hilton Garden Inn opened in 2002 and is located in Albuquerque, New Mexico. Amenities at the property include daily complimentary breakfast and coffee, fitness center, indoor heated pool and hot tub, bar and lounge, meeting and banquet space, complimentary airport shuttle, and business center. Guestrooms offer complimentary Wi-Fi, two phones (each with two lines), data port/voicemail, refrigerator, microwave, coffeemaker and iron/ironing board. The property previously had an approximately $9.8 million loan securitized in MLMT 2007-C1 (crossed with a $9.0 million loan on the Homewood Suites) that performed as expected with no issues.

Homewood Suites Albuquerque Airport

The 93-key Homewood Suites opened in 2006 and is located in Albuquerque, NM. Amenities at the property include daily complimentary hot breakfast and evening reception buffet, fitness center, outdoor pool and hot tub, meeting rooms, basketball court, BBQ grills, complimentary airport shuttle, and business center. All guest suites offer complimentary Wi-Fi and full kitchens, which include an apartment-sized refrigerator, electric range, dishwasher, sink with disposal, wood cabinets, microwave and coffee maker. The property previously had a $9.0 million loan securitized in MLMT 2007-C1 (crossed with an approximately $9.8 million loan on the Hilton Garden Inn) that performed as expected with no issues.

The sponsors will invest approximately $3.7 million ($18,484 per room) into the portfolio as part of planned PIPs. Each property will receive upgrades to their respective common areas, front desk, lobby, exterior, meeting rooms, food and beverage areas, recreational areas and guest rooms. All PIP work must be completed by October 21, 2019 and the sponsors will provide a completion guaranty.

Each property operates as a Hilton brand hotel under a franchise agreement with the related borrower that expires on August 31, 2033. As of year-end 2017 Hilton brands comprised 5,284 properties worldwide in 105 countries and territories. The portfolio will be managed by non-sponsor affiliate, Terrapin Management Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 13 — Albuquerque Hotel Portfolio

Historical Occupancy, ADR, RevPAR

Hilton Garden Inn Albuquerque Airport

	Competitive Set(1)			Hilton Garden Inn Albuquerque Airport (3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	75.4%	$88.97	$67.06	79.1%	$109.03	$86.26	105.0%	122.5%	128.6%
2016	75.5%	$91.00	$68.74	78.3%	$108.80	$85.15	103.6%	119.6%	123.9%
2017	78.0%	$92.50	$72.13	79.0%	$107.61	$84.99	101.3%	116.3%	117.8%
TTM(4)	78.3%	$93.97	$73.54	79.8%	$108.73	$86.73	101.9%	115.7%	117.9%

Homewood Suites Albuquerque Airport

	Competitive Set(2)			Homewood Suites Albuquerque Airport (3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	77.4%	$87.41	$67.68	81.7%	$102.94	$84.10	105.5%	117.8%	124.3%
2016	73.1%	$90.06	$65.86	81.9%	$100.93	$82.63	112.0%	112.1%	125.5%
2017	78.3%	$92.94	$72.81	84.0%	$102.14	$85.82	107.3%	109.9%	117.9%
TTM(4)	78.7%	$93.06	$73.27	84.9%	$103.96	$88.30	107.9%	111.7%	120.5%

(1)	Source: Third Party Data Provider. The competitive set consists of the following hotels: Courtyard Albuquerque Airport, Hyatt Place Albuquerque Airport, Holiday Inn & Suites Albuquerque Airport University Area, Holiday Inn Express & Suites Albuquerque Airport, and Hampton Inn & Suites Albuquerque Airport.

(2)	Source: Third Party Data Provider. The competitive set consists of the following hotels: Hyatt Place Albuquerque Airport, TownePlace Suites Albuquerque Airport, Residence Inn Albuquerque Airport, and Staybridge Suites Albuquerque Airport.

(3)	Source: Borrower provided financials.

(4)	Represents the trailing twelve-month period ending June 30, 2018.

The Market. The properties are located adjacent to Albuquerque International Sunport (“ABQ”), which serviced approximately 5 million passengers in 2017. ABQ is served by eight major commercial carriers: Alaska, Allegiant, American, Delta, Frontier, JetBlue, Southwest and United and also receives regular service from commuter airline Boutique Air. Air Cargo service is provided by FedEx and UPS. Through April 2018, year-to-date airport traffic was up 13.2% year-over-year.

The hotels are both located less than 3 miles from the University of New Mexico, which has a total enrollment of over 23,000, and Kirtland Air Force Base, which spans over 50,000 acres and employs approximately 10,000 people full-time. Both Hotels are easily accessible from Interstate 25 via the Sunport Boulevard exit. The Properties are strategically located next to the entrance to the airport, providing great access and visibility.

With approximately 900,000 residents, the Albuquerque area is home to headquarters and regional offices of various national and international companies such as Fidelity Investments, Facebook, T-Mobile, Kirtland Air Force Base, Presbyterian Healthcare, Lovelace Health Systems and University of New Mexico Hospital. Albuquerque is a registered U.S. Port of Entry with its own customs facility, enabling freight cargo to be shipped directly and duty paid locally. In addition, Albuquerque has a designated Foreign Trade Zone, allowing goods to be stored or manufactured in the zone by foreign or domestic business without the imposition of U.S. customs duties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Mortgage Loan No. 13 — Albuquerque Hotel Portfolio

Competitive Hotels Profile(1)

Hilton Garden Inn Albuquerque Airport

				Estimated Market Mix			2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Hilton Garden Inn Albuquerque Airport	107	2002	1,488	65%	10%	25%	79.0%(2)	$107.61(2)	$84.99(2)
Courtyard Albuquerque Airport	150	1989	2,500	65%	10%	25%	75% - 80%	$105 - $110	$80 - $85
Hyatt Place Albuquerque Airport	127	1998	960	60%	15%	25%	75% - 80%	$95 - $100	$70 - $75
Holiday Inn & Suites Albuquerque Airport University Area	121	2005	3,000	50%	20%	30%	75% - 80%	$85 - $90	$60 - $65
Holiday Inn Express & Suites Albuquerque Airport	100	2009	1,500	50%	20%	30%	80% - 85%	$80 - $85	$60 - $65
Hampton Inn & Suites Albuquerque Airport	91	2016	912	60%	15%	25%	85% - 90%	$90 - $95	$75 - $80
Total(3)	589

Homewood Suites Albuquerque Airport

				Estimated Market Mix			2017 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Homewood Suites Albuquerque Airport	93	2006	2,025	65%	10%	25%	84.0%(2)	$102.14(2)	$85.82(2)
Hyatt Place Albuquerque Airport	127	1998	960	60%	15%	25%	75% - 80%	$95 - $100	$70 - $75
TownePlace Suites Albuquerque Airport	107	2003	N/A	65%	10%	25%	75% - 80%	$85 - $90	$60 - $65
Residence Inn Albuquerque Airport	110	2008	619	65%	10%	25%	85% - 90%	$105 - $110	$85 - $90
Staybridge Suites Albuquerque Airport	100	2008	500	65%	10%	25%	75% - 80%	$80 - $85	$60 - $65
Total(3)	444

(1)	Source: Appraisal.

(2)	Source: Borrower provided financials.

(3)	Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Mortgage Loan No. 13 — Albuquerque Hotel Portfolio

Portfolio Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)	Underwritten	Per Room	%(2)
Occupancy	80.3%	79.9%	81.3%	82.2%	82.2%
ADR	$106.15	$105.05	$104.98	$106.44	$106.44
RevPAR	$85.26	$83.98	$85.38	$87.46	$87.46
Room Revenue	$6,223,791	$6,130,558	$6,232,450	$6,384,588	$6,384,588	$31,923	90.79%
Food and Beverage	475,926	464,516	492,260	516,591	516,591	$2,583	7.35%
Other Departmental Revenues	303,214	126,225	122,905	131,036	131,036	$655	1.86%
Total Revenue	$7,002,931	$6,721,299	$6,847,615	$7,032,215	$7,032,215	$35,161	100%
Room Expense	1,709,503	1,725,169	1,784,845	1,805,648	1,805,648	$9,028	28.3%
Food and Beverage Expense	325,068	311,406	331,517	336,247	336,247	$1,681	65.1%
Other Departmental Expenses	38,969	36,380	32,211	27,055	27,055	$135	20.6%
Departmental Expenses	$2,073,540	$2,072,955	$2,148,573	$2,168,950	$2,168,950	$10,845	30.8%
Departmental Profit	$4,929,391	$4,648,344	$4,699,042	$4,863,265	$4,863,265	$24,316	69.2%
Operating Expenses	$2,172,874	$2,152,170	$2,204,382	$2,248,889	$2,232,958	$11,165	31.8%
Gross Operating Profit	$2,756,517	$2,496,174	$2,494,660	$2,614,376	$2,630,307	$13,152	37.4%
Fixed Expenses	181,568	234,329	209,741	199,919	198,880	$994	2.8%
Net Operating Income	$2,574,949	$2,261,845	$2,284,919	$2,414,457	$2,431,427	$12,157	34.6%
FF&E	280,117	268,852	273,905	281,289	281,289	$1,406	4.0%
Net Cash Flow	$2,294,832	$1,992,993	$2,011,014	$2,133,168	$2,150,138	$10,751	30.6%

(1)	TTM represents the trailing twelve-month period ending June 30, 2018.

(2)	% column represents percent of Total Revenue except for Room Expense, Food and Beverage and Other Department Expenses, which is based on their corresponding revenue line items.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

Mortgage Loan No. 14 — Harlingen Corners

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,945,000	Title:	Fee
Cut-off Date Principal Balance:	$17,945,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	228,208
Loan Purpose:	Acquisition	Location:	Harlingen, TX
Borrower:	Y&O Harlingen Corners LLC	Year Built / Renovated:	2008 / 2012
Sponsor:	Y&O Investments Inc.	Occupancy:	96.7%
Interest Rate:	4.9470%	Occupancy Date:	8/1/2018
Note Date:	10/18/2018	Number of Tenants:	21
Maturity Date:	11/6/2028	2015 NOI(1):	N/A
Interest-only Period:	60 months	2016 NOI:	$2,108,136
Original Term:	120 months	2017 NOI:	$2,259,578
Original Amortization:	360 months	TTM NOI(2):	$2,376,911
Amortization Type:	IO-Balloon	UW Economic Occupancy:	91.7%
Call Protection:	L(24), Def(93),O (3)	UW Revenues:	$3,317,027
Lockbox:	Springing	UW Expenses:	$898,605
Additional Debt:	No	UW NOI:	$2,418,421
Additional Debt Balance:	N/A	UW NCF:	$2,155,982
Additional Debt Type:	N/A	Appraised Value / Per SF:	$33,100,000 / $145
Additional Future Debt Permitted:	No	Appraisal Date:	8/24/2018

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$79
Taxes:	$257,303	$30,271	N/A	Maturity Date Loan / SF:	$72
Insurance:	$17,361	$2,170	N/A	Cut-off Date LTV:	54.2%
Replacement Reserves:	$0	$2,853	N/A	Maturity Date LTV:	50.0%
TI/LC(3):	$500,000	$19,017	$750,000	UW NOI / UW NCF Amortizing DSCR:	2.10x / 1.88x
Deferred Maintenance:	$375,000	$0	N/A	UW NOI / UW NCF IO DSCR:	2.69x / 2.40x
				UW NOI / UW NCF Debt Yield:	13.5% / 12.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$17,945,000	64.8%	Purchase Price:	$26,620,000	96.1%
Sponsor Equity:	9,764,930	35.2	Upfront Reserves:	649,665	2.3
			Closing Costs:	440,265	1.6
Total Sources:	$27,709,930	100.0%	Total Uses:	$27,709,930	100.0%

(1)	The sponsor acquired the property in October 2018; as such, certain historical financials are not available.

(2)	Represents the trailing twelve month period ending June 30, 2018.

(3)	The borrower has delivered a $500,000 letter of credit in lieu of an upfront deposit. To the extent that the rollover reserve subaccount cap reduction conditions are satisfied the TI/LC cap shall be $500,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

148

Mortgage Loan No. 14 — Harlingen Corners

The Loan. The Harlingen Corners loan is an approximately $17.9 million first mortgage loan secured by the fee interest in a 228,208 SF anchored retail center located in Harlingen, Texas. The loan has a 10-year term and will amortize on a 30-year schedule following a 60-month interest-only period.

The Borrower. The borrowing entity for the loan is Y&O Harlingen Corners LLC, a Delaware limited liability company and special purpose entity. The borrowing entity is 95% owned by Y&O Investments Inc. and is 5% owned by Turnaround Trading & Advisory, LLC.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Y&O Investments Inc. Y&O Investment Inc. is the real estate holding company for Yoav Rubinstein. As of origination, Y&O Investments Inc. has a portfolio of 34 properties, of which 28 are commercial assets totaling over 750,000 SF. The commercial properties contain single and multi-tenant retail, office and industrial properties. The remaining six assets are a mix of multi-family and land for future development.

The Property. The property is a 228,208 SF anchored retail center located in Harlingen, Texas. The property was constructed in 2008, expanded by 70,000 sf in 2012 and is situated on approximately 35.8 acres. The property has 121,633 SF of anchor tenants, 85,575 SF of in-line and junior tenants and 21,000 SF of outparcel tenants. Additionally, there are 1,906 surface parking spaces at the property resulting in a parking ratio of 8.4 spaces per 1,000 SF of net rentable area.

As of August 1, 2018, the property was approximately 96.7% leased by 21 tenants. The property’s tenancy caters to mid-price point customers with mainly national tenants that include Burlington Coat Factory, Marshall’s, Bed Bath & Beyond, Chuck E. Cheese’s, Kirkland’s, Mattress Firm, The Children’s Place, Supercuts and Verizon Wireless. The property is also shadow anchored by Kohl’s which shares a parking with the property.

The largest tenant at the property, Burlington Coat Factory, leases 70,000 SF (30.7% of NRA) through February 2024. Burlington Coat Factory is rated NR/BB/BB+ by Moody’s, S&P and Fitch, respectively. The tenant is a national off-price department store retailer with over 631 stores in 45 states and Puerto Rico. Burlington Coat Factory has been in occupancy since September 2013 and has four, 5-year extension options remaining.

The second largest tenant at the property, Marshall’s, leases 30,000 SF (13.1% of NRA) through February 2024. Marshall’s is rated A2/A+/NR by Moody’s, S&P and Fitch, respectively. The tenant is a retailer of apparel and home goods in the US. Marshall’s has been in occupancy since February 2009, has recently exercised a five year renewal and has four, 5-year extension options remaining.

The third largest tenant at the property, Bed Bath & Beyond, leases 21,633 SF (9.5% of NRA) through January 2020. Bed Bath & Beyond is rated Baa3/BB+/NR by Moody’s, S&P and Fitch, respectively. Bed Bath & Beyond is a chain of domestic merchandise retail stores that sells goods for the bedroom, bathroom, kitchen and dining room. As of March 3, 2018, Bed Bath & Beyond had 1,552 stores in the US, Puerto Rico, Canada and Mexico. Bed Bath & Beyond has been in occupancy since February 2009 and has five, 5-year renewal options remaining.

The borrower may release one or more of the property’s two outparcels, Chuck E. Cheese’s and Logan’s Road house, six months after the closing date; provided that (i) no event of default has occurred, (ii) the remaining property, in each case after giving effect to the applicable permitted outparcel release, is required to have loan-to-value less than 66%, a debt service coverage ratio greater than 1.85x and a debt yield greater than 12.0%.

The Market. The property is located in Harlingen, Cameron County, Texas at a major retail corridor at the southwest intersection of US-77 and US-83. The property is located next to a Kohl’s, and near several national retailers and restaurant chains, including Target and a Walmart Supercenter. The retail corridor, which consists of a one mile radius from the intersection of US-77 and US-83, consists of 2.63 million SF of retail space with a vacancy rate of 2.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149

Mortgage Loan No. 14 — Harlingen Corners

According to the appraisal, the 2018 estimated population within a one-, three-, and five-mile radius of the property is 3,935, 50,231 and 93,603, respectively. The 2018 estimated average household income within the same radii is $50,475, $59,168 and $61,630, respectively. The appraisal concluded PSF market rents of $20.00 for in-line space, $16.00 for Mid Size/Jr Anchor space, $9.50 for Anchor space and $25.00 for space fronting US-83. According to a third party research report, the property is located in the Brownsville-Harlingen retail market. As of Q2 2018, the submarket had an inventory of approximately 19.0 million SF, with an average rental rate of $14.13 PSF and an average vacancy rate of 4.7%. The Greater Harlingen submarket had an inventory of approximately 5.5 million SF, with an average rental rate of $14.83 and an average vacancy rate of 4.9%.

According to the appraisal, the property’s competitive set consists of the 11 properties detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA (SF)	Est. Rent PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Harlingen Corners	2008 / 2012	228,208(2)	Anchor: $9.60(2) Jr Anchor: $14.81(2) Inline: $16.37(2)	97%(2)	N/A	Burlington Coat Factory, Marshall’s, Bed Bath & Beyond(2)
Harlingen Heights Plaza	2018 / NAP	14,300	Inline: $24.00 - 27.96/SF	91%	0.8	Verizon Wireless, Just-a-Cat, Red Mango, Valley Dentistry, My Dental Cleaning
Central Park Shopping Center	1990 / NAP	79,811	Anchor: $10.00/SF Jr. Anchor: $12.00/SF Inline: $20.00/SF	95%	0.7	HEB, Office Depot
Dixieland Plaza	1985 / NAP	20,552	Anchor: $5.00/SF Inline: $10.00 - $12.00	38%	0.2	Tuesday Morning
Pharr Town Center	2017 / NAP	470,000	Inline: $34.00/SF	89%	29.5	Main Event, Academy, TJ Maxx
Treasure Hills Plaza	1979 / NAP	95,720	Anchor/ Anchor Jr.: $10.20/SF	69%	2.6	N/A
Sun Valley Mall	1993 / NAP	303,018	Jr. Anchor: $12.00/SF Inline: $14.00/SF	92%	2.8	Multiple
2307 W Expressway 83	2016 / NAP	9,501	Inline: $18.00/SF	71%	17.9	Weslaco Family Dentistry, Kahn’s Grill
1919 W Expressway 83	2015 / NAP	8,808	Inline & Endcap: $30.00 - $35.00/SF	100%	17.6	Chipotle, Verizon
1600 North Westgate Drive	2008 / NAP	40,782	Inline: $13.00/SF	32%	17.4	Buffalo Wings and Things, Subway, Farmers
2436 Pablo Kisel Blvd	2000 / NAP	24,136	Inline & Endcap: $15.00/SF	60%	20.8	Staples
1500 West Harrison Avenue	2000 / NAP	3,500	Endcap/Restaurant: $16.00/SF	40%	1.0	All Star Dry Cleaning

(1)	Source: Appraisal.

(2)	Based on the August 1, 2018 underwritten rent roll.

Historical and Current Occupancy(1)

2015(2)	2016(2)	2017	Current(3)
NAV	NAV	97.1%	96.7%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	The sponsor acquired the property in October 2018; as such, certain historical occupancy is not available.

(3)	Based on the August 1, 2018 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150

Mortgage Loan No. 14 — Harlingen Corners

Top Ten Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	NRA (SF)	% of Total NRA(3)	UW Base Rent PSF	% of Total UW Base Rents	Sales PSF(4)	Occupancy Costs(4)	Lease Expiration Date
Burlington Coat Factory	NR / BB / BB+	70,000	30.7%	$9.75	24.8%	$119	10.8%	2/1/2024
Marshall’s	A2 / A+ / NR	30,000	13.1	$10.75	11.7	$333	4.1%	2/29/2024
Bed Bath & Beyond	Baa3 / BB+ / NR	21,633	9.5	$7.54	5.9	$300	3.0%	1/1/2020
Chuck E. Cheese’s(5)	NR / NR / NR	13,800	6.0	$7.97	4.0	NAV	NAV	9/1/2022
Ulta	NR / NR / NR	10,083	4.4	$20.53	7.5	NAV	NAV	8/1/2024
Five Below	NR / NR / NR	10,000	4.4	$14.50	5.3	NAV	NAV	1/1/2027
Melrose	NR / NR / NR	10,000	4.4	$10.00	3.6	NAV	NAV	12/1/2019
Shoe Carnival	NR / NR / NR	8,000	3.5	$14.00	4.1	$201	8.6%	3/1/2019
Logan’s Roadhouse(5)	NR / NR / NR	7,200	3.2	$18.07	4.7	NAV	NAV	3/1/2028
Kirkland’s	NR / NR / NR	7,000	3.1	$14.00	3.6	$156	11.2%	1/1/2025
Total:		187,716	82.3%		75.3%

(1)	Based on the underwritten rent roll, including rent increases occurring through September 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	% of Total NRA is based off SF including ground leased units.

(4)	Sales PSF and Occupancy Costs represent comparable tenant sales (tenants with 12 months reported sales) and occupancy costs for the twelve-month period ending on August 31, 2018 as provided by the sponsor.

(5)	Chuck E. Cheese’s and Logan’s Roadhouse owns its improvements subject to a ground lease. Net Rentable Area presented are based on the improvements. Ground lease base rent and lease expiration provisions are presented.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	NRA Expiring(2)	% of NRA Expiring(2)	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative NRA Expiring(2)	Cumulative % of NRA Expiring(2)	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0%
2019	5	26,178	11.5	350,391	12.7	26,178	11.5%	$350,391	12.7%
2020	5	29,533	12.9	313,300	11.4	55,711	24.4%	$663,690	24.1%
2021	2	10,698	4.7	258,963	9.4	66,409	29.1%	$922,654	33.6%
2022	2	17,009	7.5	170,971	6.2	83,418	36.6%	$1,093,625	39.8%
2023	0	0	0.0	0	0.0	83,418	36.6%	$1,093,625	39.8%
2024	3	110,083	48.2	1,212,004	44.1	193,501	84.8%	$2,305,629	83.8%
2025	1	7,000	3.1	98,000	3.6	200,501	87.9%	$2,403,629	87.4%
2026	1	2,960	1.3	71,040	2.6	203,461	89.2%	$2,474,669	90.0%
2027	1	10,000	4.4	145,000	5.3	213,461	93.5%	$2,619,669	95.3%
2028	1	7,200	3.2	130,075	4.7	220,661	96.7%	$2,749,744	100.0%
2029 & Beyond	0	0	0.0	0	0.0	220,661	96.7%	$2,749,744	100.0%
Vacant	NAP	7,547	3.3	NAP	NAP	228,208	100.0%	NAP	NAP
Total	21	228,208	100.0%	$2,749,744	100.0%

(1)	Based on the underwritten rent roll. Base Rent includes base rent and rent increases occurring through September 2019.

(2)	Including improvements SF for ground lease tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151

Mortgage Loan No. 14 — Harlingen Corners

Operating History and Underwritten Net Cash Flow

	2015(1)	2016	2017	TTM(2)	Underwritten(3)	PSF(4)	%(5)
Base Rent	N/A	$2,358,098	$2,579,340	$2,635,660	$2,749,744	$12.05	76.1%
Recovery Income	N/A	594,141	664,447	665,642	731,955	$3.21	20.2%
Percentage Rent in Lieu	N/A	49,596	58,471	36,747	0	$0.00	0.0%
Vacant Space	N/A	0	0	0	133,972	$0.59	3.7%
Gross Potential Income	N/A	$3,001,835	$3,302,258	$3,338,049	$3,615,670	$15.84	100.0%
Vacancy - Stabilized/In-Place	N/A	0	0	0	(298,644)	($1.31)	(9.0%)
Effective Gross Income	N/A	$3,001,835	$3,302,258	$3,338,049	$3,317,027	$14.54	100.0%
Total Expenses	N/A	$893,699	$1,042,680	$961,138	$898,605	$3.94	27.1%
Net Operating Income	N/A	$2,108,136	$2,259,578	$2,376,911	$2,418,421	$10.60	72.9%
Total TI/LC, Capex/RR	N/A	0	0	0	262,439	$1.15	7.9%
Net Cash Flow	N/A	$2,108,136	$2,259,578	$2,376,911	$2,155,982	$9.45	65.0%

(1)	The sponsor acquired the property in October 2018; as such, certain historical financials are not available.

(2)	TTM represents the trailing twelve month period ending June 30, 2018.

(3)	Base Rent includes contractual rent Increases occurring through September 2019.

(4)	PSF based off total SF including ground lease tenant improvements.

(5)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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153

Mortgage Loan No. 15 — Pinnacle Lakes

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,950,000	Title:	Fee
Cut-off Date Principal Balance:	$16,950,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.2%	Net Rentable Area (Units):	226
Loan Purpose:	Acquisition	Location:	Miami, FL
Borrowers:	Trisun 57th Avenue LLC; TT Family Pinnacle LLC	Year Built / Renovated:	1971 / 2002
Sponsors:	Azi Mandel; Adam Mermelstein	Occupancy:	97.8%
Interest Rate:	5.2070%	Occupancy Date:	8/1/2018
Note Date:	9/13/2018	Number of Tenants:	NAP
Maturity Date:	10/6/2028	2015 NOI:	$1,130,840
Interest-only Period:	60 months	2016 NOI:	$1,140,747
Original Term:	120 months	2017 NOI:	$1,244,517
Original Amortization:	360 months	TTM NOI(1)(2):	$1,357,203
Amortization Type:	IO-Balloon	UW Economic Occupancy:	97.6%
Call Protection:	L(25), Def(91), O(4)	UW Revenues:	$2,705,060
Lockbox:	Soft	UW Expenses:	$1,269,951
Additional Debt:	No	UW NOI(2):	$1,435,109
Additional Debt Balance:	N/A	UW NCF:	$1,377,479
Additional Debt Type:	N/A	Appraised Value / Per Unit(3):	$25,200,000 / $111,504
Additional Future Debt Permitted:	No	Appraisal Date:	7/20/2018

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$75,000
Taxes:	$90,744	$10,591	N/A	Maturity Date Loan / Unit:	$69,394
Insurance:	$155,621	$14,147	N/A	Cut-off Date LTV:	67.3%
Replacement Reserves:	$0	$4,803	N/A	Maturity Date LTV:	62.2%
Deferred Maintenance	$264,552	$0	N/A	UW NOI / UW NCF Amortizing DSCR:	1.28x / 1.23x
				UW NOI / UW NCF IO DSCR:	1.60x / 1.54x
				UW NOI / UW NCF Debt Yield:	8.5% / 8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$16,950,000	66.3%	Purchase Price:	$24,500,000	95.9%
Sponsor Equity:	8,599,631	33.7	Closing Costs:	538,714	2.1
			Upfront Reserves:	510,916	2.0
Total Sources:	$25,549,631	100.0%	Total Uses:	$25,549,631	100.0%

(1)	Represents trailing twelve month period ending June 30, 2018.

(2)	Based on borrower provided operating statement for the annualized trailing three months ending August 31, 2018, effective gross income was approximately $2.75 million which represents a 4.8% increase from the trailing twelve months ending June 30, 2018. The increase was primarily due to increase in AMI and corresponding increase in the maximum allowable LIHTC rents on all newly signed leases.

(3)	The appraised value is the “As-Is with Restrictions & Tax Abatement” value which reflects the current rent restrictions and real estate tax abatements at the property including a land use restriction agreement expiring in 2031. The hypothetical “As-Is Without Restrictions” which reflects no rent restrictions and real estate tax abatement is $34.4 million which would result in a Cut-off Date and Maturity Date LTV Ratio of 49.3% and 45.6%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154

Mortgage Loan No. 15 — Pinnacle Lakes

The Loan. The Pinnacle Lakes loan is a $16.95 million first mortgage loan secured by the fee interest in a 226-unit garden style multifamily property located in Miami, FL. The loan has a 10-year term and will amortize on a 360-month schedule after a initial 60-month interest-only period.

The Borrowers. The borrowing entities for the loan are Trisun 57th Avenue LLC and TT Family Pinnacle LLC, each a limited liability company and special purpose entity. The borrowing entities are 88.13% owned by Zell C. Hurwitz 1984 Trust and Lee R. Hurwitz 1984 Trust and 11.87% by Azi Mandel and Adam Mermelstein.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Azi Mandel and Adam Mermelstein. Azi Mandel and Adam Mermelstein are the co-founders and Managing Partners of Treetop Development, LLC. Treetop Development, LLC owns 68 properties and approximately 7,956 residential units throughout the country, 79% of which are part of government or municipal supervised projects.

The Property. The property is a 226-unit garden style multifamily property located in Miami, Florida that was built in 1971 and renovated in 2002. The property consists of seven, three-story apartment buildings located on approximately 14.5 acres. The property contains 38 one-bedroom units (16.8%), 142 two-bedroom units (62.8%), 39 three-bedroom units (17.3%) and 7-four bedroom units (3.1%). As of August 1, 2018, the property was 97.8% leased. The property features lakeside apartments, a swimming pool, a clubhouse/leasing office, a business center, a fitness center, a playground, a volleyball court and on-site laundry facilities. Unit amenities include full appliance packages, including a microwave and disposal, and balconies or patios. Each unit is individually metered for electrical and natural gas usage. The landlord is responsible for water, sewer and trash costs to the individual units with the tenants paying all other utility costs. Management is responsible for utility costs for vacant units and common areas. Furthermore, the property provides a total of 396 parking spaces, or 1.75 parking spaces per unit.

The property is subject to three land use restriction agreements which together provide that 100.0% of the tenants must meet income eligibility requirements and are subject to restricted rental rates. As a result, the project received low-income housing tax credits (“LIHTC”) over a ten year period in return for restricting occupancy to residents who earn no more than 60% of the area median income (“AMI”). As of 2018, Pinnacle Lakes qualifies for a 50% real estate tax abatement. Florida state law allows LIHTC properties to benefit from the abatement after 15 years of service as a rent restricted property. The existing rent and income restrictions as well as the real estate tax abatement expire in 2031 at which time the property may be converted to a market rate apartment complex and full real estate taxes will take effect. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Prospectus.

The property is situated approximately 11.9 miles north of Downtown Miami. Most new developments in the area are infill/redevelopment in the northeastern area of Miami Gardens surrounding Hard Rock Stadium, home of the Miami Dolphins. The stadium, located 2.9 miles from the property, recently underwent a $400 million-dollar renovation that was completed in the Fall of 2016. Additionally, within 4 miles radius of the property, a new Walmart center was recently completed, the City of Miami Gardens Municipal Complex, a 183,000 SF development which includes the Police Department Headquarters and Miami Gardens City Hall, and a 32.8 acre site was purchased with plans to redevelop the former flee market and shopping center with a new retail center over the next two years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

155

Mortgage Loan No. 15 — Pinnacle Lakes

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
One Bedroom, One Bath	38	16.8%	36	94.7%	582	$818	$1.41	$1,000	$1.72
Two Bedroom, Two Bath	142	62.8	140	98.6%	861	$989	$1.15	$1,300	$1.51
Three Bedroom, Two Bath	39	17.3	38	97.4%	1,171	$1,141	$0.97	$1,550	$1.32
Four Bedroom, Two Bath	7	3.1	7	100.0%	1,388	$1,278	$0.92	$1,650	$1.19
Total/Wtd. Avg.	226	100.0%	221	97.8%	884	$996	$1.13	$1,305	$1.48

(1)	Based on the underwritten rent roll dated August 1, 2018.

(2)	Source: Appraisal.

The Market. The property is located in Miami, Florida in the North Dade submarket. As of Q2 2018, The North Dade submarket reported an average vacancy rate of 3.7% with an average asking rent of $1,692 per unit, approximately 1.9% higher than that of Q1 2018. According to the appraisal, the 2018 population within a one-, three- and five-mile radius was 21,835, 197,174 and 553,783, respectively, with 2018 average household income within the same radii of $53,641, $60,336, and $64,329, respectively.

The appraiser identified eight comparable rental properties, ranging from 175 units to 468 units that were constructed between 1969 and 2002. The competitive set reported a weighted average occupancy of approximately 97%, with average rents ranging from $847 to $1,411 per unit. Average rents at the property are in-line with the competitive set. The properties in the appraisal’s competitive set are all located in Greater Miami Area within approximately 4.0 miles of the property and are shown in the below table.

Competitive Set Summary(1)

Property	Year Built	No. of Units	Avg. Unit Size (SF)	Avg. $ / Unit	Occupancy	Distance from Property
Pinnacle Lakes	1971	226(2)	884(2)	$996(2)	98%(2)	N/A
Vista Palms	1986	314	903	$1,410	98%	0.2 miles
Cottage Cove	1969	468	707	$1,142	94%	0.5 miles
Park Plaza	1972	234	737	$1,314	96%	1.3 miles
Horizons North	1988	276	1,002	$1,411	98%	1.0 miles
Crossing At University (LIHTC)	2000	210	793	$847	98%	3.0 miles
Walden Pond (LIHTC)	1994	290	822	$916	100%	2.0 miles
Douglas Pointe Apartments (LIHTC)	2000	175	897	$1,146	100%	4.0 miles
Cedar Grove Apartments (LIHTC)	2002	288	1,083	$1,060	95%	3.0 miles
Total/Wtd. Avg.(3)		2,255

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August, 1 2018.

(3)	Excludes the subject property.

Historical and Current Occupancy(1)

2015	2016	2017	Current(2)
99.1%	98.1%	98.1%	97.8%

(1)	Source: Historical Occupancy is provided by the sponsor. Occupancies are as of December 31 of each respective year.

(2)	Based on the August, 1 2018 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan No. 15 — Pinnacle Lakes

Operating History and Underwritten Net Cash Flow

	2015	2016	2017	TTM(1)(2)	Underwritten(2)	Per Unit	%(3)
Rents in Place	$2,368,478	$2,378,203	$2,478,723	$2,553,968	$2,639,368	$11,679	97.8%
Vacant Income	21,826	7,651	20,060	29,302	60,236	$267	2.2%
Gross Potential Rent	$2,390,304	$2,385,854	$2,498,783	$2,583,270	$2,699,604	$11,945	100.0%
Total Reimbursements	0	0	0	0	0	$0	0.0%
Net Rental Income	$2,390,304	$2,385,854	$2,498,783	$2,583,270	$2,699,604	$11,945	100.0%
(Vacancy/Collection Loss)	(31,217)	(9,394)	(25,230)	(32,603)	(63,537)	($281)	(2.3%)
Other Income	72,155	80,086	69,866	68,993	68,993	$305	2.6%
Effective Gross Income	$2,431,242	$2,456,546	$2,543,419	$2,619,660	$2,705,060	$11,969	100.0%
Total Expenses	$1,300,402	$1,315,799	$1,298,902	$1,262,457	$1,269,951	$5,619	46.9%
Net Operating Income	$1,130,840	$1,140,747	$1,244,517	$1,357,203	$1,435,109	$6,350	53.1%
Total TI/LC, Capex/RR	0	0	0	0	57,630	$255	2.1%
Net Cash Flow	$1,130,840	$1,140,747	$1,244,517	$1,357,203	$1,377,479	$6,095	50.9%

(1)	Represents the trailing twelve months ending June 30, 2018.

(2)	Based on borrower provided operating statement for the annualized trailing three months ending August 31, 2018, effective gross income was approximately $2.75 million which represents a 4.8% increase from the trailing twelve months ending June 30, 2018. The increase was primarily due to increase in AMI and corresponding increase in the maximum allowable LIHTC rents on all newly signed leases.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

157